EX-99.(17)(d)

Goldman Sachs Funds

Semi-Annual Report	April 30, 2015

Fundamental International Equity Funds
Focused International Equity
International Small Cap
Strategic International Equity

Goldman Sachs Fundamental International

Equity Funds

■	FOCUSED INTERNATIONAL EQUITY

■	INTERNATIONAL SMALL CAP

■	STRATEGIC INTERNATIONAL EQUITY

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Principal Investment Strategies and Risks

This is not a complete list of risks that may affect the Funds. For additional information concerning the risks applicable to the Funds, please see the Funds’ Prospectus.

The Goldman Sachs Focused International Equity Fund invests primarily in a diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. Because the Fund may invest in a relatively small number of issuers, the Fund is subject to greater risk of loss.

The Goldman Sachs International Small Cap Fund invests primarily in a diversified portfolio of equity investments in non-U.S. small-capitalization companies. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. The securities of mid- and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements.

The Goldman Sachs Strategic International Equity Fund invests primarily in a diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States. The Fund’s equity investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

What Differentiates Goldman Sachs’ Fundamental International Equity Investment Process?

Goldman Sachs’ Fundamental International Equity investment process is based on the belief that strong, consistent results are best achieved through expert stock selection, performed by research teams working together on a global scale. Our deep, diverse and experienced team of research analysts and portfolio managers combines local insights with global, industry-specific expertise to identify its high conviction investment ideas.

■	Fundamental research teams based in the United States, United Kingdom, Japan, China, Korea, Singapore, Brazil and India and focusing on long-term business and management quality

■	Analysts collaborate regularly to leverage regional and industry-specific research and insights

■	Global perspective is informed by local market expertise

■	A common valuation framework, focusing on long-term earnings power, ensures consistency when valuing and comparing a company to its peers globally

■	Team of experienced Research Analysts is regionally aligned and has sector expertise

■	Team leverages the research of the approximately 80+ regional investment professionals

■	Decision-making process is informed by active participation in the global research process

■	Security selections are aligned with level of investment conviction

■	Risk monitoring considers whether investment and other risks to the Funds are intended and justified

■	Dedicated portfolio construction team assists in ongoing monitoring and adjustment of the Funds

International equity portfolios that strive to offer:

■	Access to markets across the world

■	Disciplined approach to stock selection

■	Optimal risk/return profiles

MARKET REVIEW

Goldman Sachs Fundamental Equity International Funds

Market Review

International equities gained solid ground during the six-month period ended April 30, 2015 (the “Reporting Period”). The MSCI® Europe, Australasia, Far East (EAFE) Index (net, unhedged) (the “MSCI® EAFE Index”) posted a return of 6.81%.* Central bank policy, currency movements and the sharp decline in oil prices were some of the biggest themes dominating the international equities markets during the Reporting Period.

Both the European Central Bank (“ECB”) and the Bank of Japan (“BoJ”) employed easy monetary policy in an effort to stimulate economic growth. With interest rates near zero in both regions, both the euro and the yen fell against the U.S. dollar, which helped increase exports, an important source of revenue to companies in Europe and Japan. The euro sank to a 12-year low against the U.S. dollar in March 2015 before rebounding slightly in April 2015, and the impact of depreciation was already noticeable in many European corporate earnings reports, many of which were better than expected. Japanese companies also began to benefit from the weak yen. Strong equity markets in both regions reflected optimism that the monetary stimulus would stave off deflation and promote economic growth. While progress was slow, a number of economic indicators in both regions appeared to be improving toward the end of the Reporting Period.

As for oil prices, the international Brent crude oil benchmark price fell rather steadily from a high of $115 per barrel in June 2014 to a low of $47 per barrel in January 2015 before rebounding to almost $70 per barrel by the end of April 2015. The low price of crude oil forced many energy companies to lower their earnings projections. As a result, the energy sector, and those countries’ equity markets most closely tied to the commodities markets, declined most during the Reporting Period. The utilities sector also posted a negative return during the Reporting Period.

However, market participants perceived the combination of lower energy prices, aggressive monetary stimulus and improving economies as beneficial for consumers in Europe and Japan. As consumer confidence and consumer spending slowly improved during the Reporting Period, the stocks of many consumer-oriented companies rose in anticipation of increased consumption. The consumer discretionary sector was the best performing sector in the MSCI® EAFE Index during the Reporting Period. The information technology, health care and industrials sectors also outperformed the MSCI® EAFE Index amidst robust global merger and acquisition activity.

From a country and region perspective, Denmark, Ireland, Hong Kong and Japan were the best performing individual country constituents of the MSCI® EAFE Index for the Reporting Period overall, while China, Norway, Australia and Spain were weakest.

Looking Ahead

As the equity bull market enters its seventh year, we believe the global economy may be nearing several inflection points and new equity market leaders may well emerge. For example, the U.S. economy has strengthened to the point where the Federal Reserve (the “Fed”) is preparing to raise interest rates for the first time since June 2006. The euro has depreciated to match the ECB’s near zero interest rate Policy, and European banks are lending again after years of deleveraging. In Japan, inflation is taking hold, wages are rising and

*All	index returns are expressed in U.S. dollar terms.

MARKET REVIEW

consumption may be about to pick up. It is widely anticipated that India’s re-accelerating Gross Domestic Product (“GDP”) growth will likely eclipse China’s slowing economic growth rate this year. In our view, the macroeconomic themes behind many of these changes — diverging monetary policies, currency movements, low oil prices and structural reforms — affect nearly every company’s earnings and stock price in a different way.

Naturally, we believe new equity market leaders are likely to emerge from the changing economic landscape. But the best performing stocks and stock markets may not necessarily be in the countries or industries with the highest economic growth, and yesterday’s laggards are not always ready to be tomorrow’s leaders. Furthermore, earnings multiples have crept up, leaving few bargains, in our opinion. Indeed, because earnings multiples have already expanded, we believe earnings growth will become an increasingly important driver of stock performance in the months ahead. The sometimes offsetting or contradicting effects of macroeconomic conditions are likely to make top-down calls more difficult, but we believe the true impact may be revealed in corporate earnings. In our view, more expensive equities, lower return expectations and offsetting macroeconomic influences create a stock-picker’s market and one in which portfolios that outperform may look different from the broader market. Even when sector and country weightings are similar, a closer look may reveal differentiation through concentration, market capitalization, quality or other characteristics. The past year or so was challenging for most active managers, but we think that is about to change.

In all, we think global equity returns for calendar year 2015 may be slightly below their long-term average, but still are likely to compare favorably with other asset classes. As always, we maintain our focus on seeking companies that we believe will generate long-term growth in today’s ever-changing market conditions.

PORTFOLIO RESULTS

Goldman Sachs Focused International Equity Fund

Investment Objective

The Fund seeks long-term capital appreciation.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Global Equity Team discusses the Goldman Sachs Focused International Equity Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service and IR Shares generated cumulative total returns, without sales charges, of 5.64%, 5.26%, 5.85%, 5.58% and 5.74%, respectively. These returns compare to the 6.81% cumulative total return of the Fund’s benchmark, the MSCI® Europe, Australasia, Far East (EAFE) Index (Net, USD, Unhedged) (the “MSCI® Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid absolute gains, but its underperformance to the MSCI® Index during the Reporting Period can be primarily attributed to individual stock selection. Sector and country allocation also detracted.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	The biggest detractors from Fund performance relative to the MSCI® Index during the Reporting Period were Aurizon Holdings, Hana Financial Group and Mediatek.

Aurizon Holdings, an Australian railroad operator to the mining industry, performed poorly, as the slowing Chinese economy raised concerns that commodities freight volumes may come under pressure despite the long-term nature of the company’s contracts with its mining customers. We sold the Fund’s position in Aurizon Holdings by the end of the Reporting Period.

Hana Financial Group detracted from the Fund’s relative returns during the Reporting Period. The South Korean banking group performed poorly due to earnings downgrades driven by the slowdown in the South Korean economy. The economic slowdown led to rate cuts by the nation’s central bank, which, in turn, pressured banks’ margins and also increased their competition.

Mediatek is a Taiwanese semiconductor company focusing on low-end handsets for emerging markets. Its shares came under pressure as the growth in mobile phone sales in Mediatek’s key Asian markets slowed due to sluggish economies as well as due to a move to fourth generation devices, a market that Mediatek is expected to only start supplying later in 2015.

Q	What were some of the Fund’s best-performing individual stocks?

A	The greatest contributors to Fund performance relative to the MSCI® Index during the Reporting Period were Mitsubishi UFJ Financial Group, Novo-Nordisk and BG Group.

Japanese banking group Mitsubishi UFJ Financial Group was the top positive contributor to the Fund’s relative results during the Reporting Period. It performed well on the back of strong results, driven by a gradual recovery in its Japanese business and robust growth in its international businesses, especially in Asia and the U.S. Additionally, Mitsubishi UFJ Financial Group announced increased shareholder distributions via a higher dividend and share buy-backs.

PORTFOLIO RESULTS

Danish multinational pharmaceuticals company Novo-Nordisk was a strong positive contributor during the Reporting Period. In January 2015, Novo-Nordisk announced that its sales volumes were up 8% in local currency in the fourth quarter of 2014, with the majority of growth coming from North America. Its stock also responded well to positive Phase II results for its oral diabetes drug GLP-1 in February 2015 and its currently ongoing talks with regulators about potentially initiating Phase III. If realized, many believe Phase III trials would be a major opportunity for Novo-Nordisk, as the oral administration of the drug should appeal to more patients than the use of injections, allowing the company to take market share. (Phase II is when a drug or treatment is given to a larger group of people to see if it is effective and to further evaluate its safety. Phase III is when a drug or treatment is given to large groups of people to confirm its effectiveness, monitor side effects, compare it to commonly used treatments and collect information that will allow the drug or treatment to be used safely.) At the end of March 2015, the company also announced its decision to resubmit new applications for its drugs Tresiba and Ryzodeg for U.S. Food and Drug Administration (“FDA”) approval. The market saw this as positive, as approval would remove the overhang on the company’s stock stemming from the growth uncertainty of the company’s insulin drug portfolio.

Shares of BG Group, a U.K.-listed oil and gas exploration company, rose upon its acceptance of a takeover offer from its larger rival Royal Dutch Shell at a 55% premium. Royal Dutch Shell is particularly interested in BG Group’s oil assets in the promising pre-salt basin off the coast of Brazil as well as its leading franchise in global liquid natural gas production and trading.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	The sectors that detracted most from the Fund’s relative results during the Reporting Period were consumer discretionary, information technology and consumer staples, where stock selection in each weighed most negatively on performance. Having a slightly underweighted allocation to the strongly performing consumer discretionary sector also dampened relative results.

The sectors that contributed most positively to the Fund’s performance relative to the MSCI® Index during the Reporting Period were financials, health care and energy, each due primarily to effective stock selection.

Q	Which countries most affected the Fund’s performance during the Reporting Period?

A	Typically, the Fund’s individual stock holdings will significantly influence the Fund’s performance within a particular country or region relative to the MSCI® Index. This effect may be even more pronounced in a concentrated portfolio or in countries that represent only a modest proportion of the MSCI® Index.

That said, the countries that detracted most from the Fund’s performance during the Reporting Period were Japan, South Korea and Germany, where stock selection and country allocation overall hurt. Effective stock selection in France, Switzerland and the U.K. boosted the Fund’s relative returns most. Having a modestly overweighted allocation to Switzerland also helped, as its equity market outpaced the MSCI® Index during the Reporting Period.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives to hedge positions or as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We established new Fund positions during the Reporting Period in French global advertising company Publicis Groupe, French banking group Societe Generale and Japanese diversified financing services company ORIX.

We initiated a Fund position in Publicis Groupe during the fourth quarter of 2014. Its stock had been weak earlier in 2014 given concerns around the European economy and the company’s acquisition of U.S. technology company Sapient, which was initially poorly received by the market. We saw it as an opportunity to buy into what we perceived as a steadily growing company with strong cash generation.

We established a Fund position in Societe Generale in the first quarter of 2015. Its stock had been a significant laggard compared to other European banks for more than a year, and its relative valuation appeared attractive to us at 0.8x price/ tangible book value vs. 1.1x for the sector. We believed that concerns around weakness in the bank’s Russian business and continued re-regulation of banks were well priced in already. At the time of purchase, we believed the gradual recovery of the European economy should lead to upgrades to the growth outlook for the bank.

PORTFOLIO RESULTS

We purchased a Fund position in ORIX, which provides and operates corporate financing, leasing, real estate related business, principal investment and retail business. We expect return on equity to improve as ORIX rebalances its business portfolio and focuses more on return on net assets. Also, we believe capital gain is likely to be maintained at current levels for the next several years. In addition, we believed at the time of purchase that ORIX had an attractive valuation, which looked undervalued considering anticipated net income growth going forward.

In addition to the sale of Aurizon, already mentioned, we sold the Fund’s positions in Intesa Sanpaolo and Credit Suisse during the Reporting Period.

We exited the Fund’s position in Intesa Sanpaolo, one of the leading banks in Italy, taking profits. While we still like the trends in peripheral European nation banks, such as rising net interest margins on the back of lower funding costs and loss provisions, we thought valuations were getting stretched. Performance of Intesa Sanpaolo was strong in the first quarter of 2015, and we considered it appropriate to sell out and redeploy capital into what we considered to be more attractive investment opportunities elsewhere.

We eliminated the Fund’s position in Swiss bank Credit Suisse toward the end of 2014, as we saw what we believed to be better opportunities elsewhere. We had turned more cautious around new money inflows into Credit Suisse’s private bank, as we believed weakness in emerging markets economies could slow wealth creation.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In this Fund, both sector weightings and country allocations are largely the result of our bottom-up stock selection process rather than any top-down macroeconomic views or regional, country, sector or industry bets. We seek to outpace the MSCI® Index by overweighting stocks that we expect to outperform and underweighting those we think may lag. Consequently, changes in its sector or country weightings are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to information technology, health care, consumer staples, materials and consumer discretionary increased relative to the MSCI®
Index during the Reporting Period, while its relative exposure to financials, industrials, energy and telecommunication services decreased. From a country perspective, several changes were made. Among them, the Fund’s exposure to Japan, France and Spain increased relative to the MSCI® Index during the Reporting Period, while its relative exposure to the U.K., Switzerland, Italy and Sweden decreased.

Q	Were there any changes to the Fund’s portfolio management team during the Reporting Period?

A	There were no material changes to the Fund’s portfolio management team during the Reporting Period.

Q	How was the Fund positioned relative to the MSCI® Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had more exposure to South Korea, France, Spain, Taiwan, Japan and Ireland and less exposure to the U.K., Germany, Australia, Switzerland and Sweden relative to the MSCI® Index. At the end of the Reporting Period, the Fund held neutral positions relative to the MSCI® Index in several countries and had no position at all in several other countries and regions, most notably China, Hong Kong, Italy, the Netherlands and Singapore.

From a sector allocation perspective, the Fund had overweight positions relative to the MSCI® Index in information technology and industrials at the end of the Reporting Period. On the same date, the Fund had underweighted positions compared to the MSCI® Index in financials, telecommunication services and consumer staples and was rather neutrally weighted compared to the MSCI® Index in materials, energy, utilities, consumer discretionary and health care.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

Focused International Equity Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	MSCI® EAFE Index (Net, USD, Unhedged)[2]
Class A	5.64%	6.81%
Class C	5.26	6.81
Institutional	5.85	6.81
Service	5.58	6.81
Class IR	5.74	6.81

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI® EAFE Index (Net, USD, Unhedged) is a market capitalization-weighted composite of securities in 22 developed markets. The Index approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction for withholding tax, applying the rate to non- resident individuals who do not benefit from double taxation treaties. MSCI® Barra uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. The Index is unmanaged and the figures for the Index do not include any deduction for fees or expenses. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-11.97%	3.53%	2.27%	4.42%	12/01/92
Class C	-8.49	3.92	2.09	1.73	8/15/97
Institutional	-6.50	5.13	3.26	4.21	2/07/96
Service	-6.95	4.60	2.74	4.68	3/06/96
Class IR	-6.61	N/A	N/A	7.28	8/31/10

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.32%	1.63%
Class C	2.07	2.38
Institutional	0.92	1.23
Service	1.42	1.73
Class IR	1.07	1.38

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Net Assets	Line of Business	Country
Computershare Ltd.	4.0%	Software & Services	Australia
Bayer AG (Registered)	4.0	Pharmaceuticals, Biotechnology & Life Sciences	Germany
Banco Popular Espanol SA	3.6	Banks	Spain
Sanofi	3.2	Pharmaceuticals, Biotechnology & Life Sciences	France
Publicis Groupe SA	3.2	Media	France
Reckitt Benckiser Group PLC	3.2	Household & Personal Products	United Kingdom
Societe Generale SA	3.1	Banks	France
ORIX Corp.	3.1	Diversified Financials	Japan
Iberdrola SA	3.1	Utilities	Spain
BG Group PLC	3.0	Energy	United Kingdom

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs International Small Cap Fund

Investment Objective

The Fund seeks long-term capital appreciation.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Global Equity Team discusses the Goldman Sachs International Small Cap Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service and IR Shares generated cumulative total returns, without sales charges, of 7.96%, 7.59%, 8.19%, 7.95% and 8.13%, respectively. These returns compare to the 9.60% cumulative total return of the Fund’s benchmark, the Standard and Poor’s (S&P) Developed Ex-U.S. Small Cap Index (Net, USD, Unhedged) (the “S&P Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid absolute gains, but its underperformance to the S&P Index during the Reporting Period can be primarily attributed to individual stock selection. Sector and country allocation also detracted.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	The biggest detractors from Fund performance relative to the S&P Index during the Reporting Period were Brocolli, Aryzta and En-Japan.

Brocolli, a Japanese manufacturer of character-themed goods, such as trading card games, books, CDs and stationery items, detracted most from the Fund’s relative results during the Reporting Period. Its stock underperformed the S&P Index due mainly to a connection issue on a new network game that was launched in December 2014. Investors had expected the launch of the new smartphone game to be a catalyst for rapid earnings growth in the next fiscal year. However, given the technical glitch, the number of downloads was not increasing. We decided to sell the Fund’s position in Brocolli by the end of the Reporting Period.

Aryzta, a Swiss-based global specialty bakery supplier, also detracted from the Fund’s relative performance during the Reporting Period. The company reported a disappointing set of fourth quarter 2014 results, highlighting an unexpected drop in performance in the U.S. Furthermore, the stock suffered when the company announced a poorly-received acquisition at the end of March 2015.

En-Japan is a Japan-based Internet-based recruiting solutions provider. Its underperformance to the S&P Index during the Reporting Period can be attributed back to the first quarter of 2014 when the company formally announced a downward revision of its earnings forecast for its fiscal year 2014 due to a 360 million Japanese yen charge for the planned closure of its existing new graduate recruitment website and planned migration into a new service. The company saw a period of better performance between May and September 2014, but its stock underperformed again in the last quarter of 2014 due to profit taking sell offs after its outperformance since May 2014. We sold the Fund’s position in En-Japan by the end of the Reporting Period.

Q	What were some of the Fund’s best-performing individual stocks?

A	The greatest contributors to Fund performance relative to the S&P Index during the Reporting Period were Gategroup Holding, OCI Materials and Disco.

Gategroup Holding, a Swiss-based global airline catering company, was the greatest positive contributor to the Fund’s relative performance during the Reporting Period. The company benefited from lower oil prices, which, in turn, stimulated airline volumes. Additionally, activist shareholders began to try to increase the company’s focus on cost control and the emerging market growth opportunity, which may provide an added catalyst in the future. At the end of the Reporting Period, we continued to like the stock and believe the company has room for improved top-line, or

PORTFOLIO RESULTS

revenue, growth as airlines become less focused on reducing food content as part of their service.

South Korean-based materials manufacturer OCI Materials was also a strong contributor to the Fund’s relative results. OCI Materials’ products are used in the manufacturing process of semiconductors, thin film transistor liquid crystal displays (“TFT-LCD”) and solar cells and film deposition. With approximately 50% exposure each to the semiconductor and LCD industries, as measured by client mix, both businesses have been showing strong order flows — increasingly so from the semiconductor industry. In our view, incremental volume increases may come from potential capacity expansion within OCI Materials, which we believe likely, as talks with major clients indicate there may be an industry-wide supply shortage in the next six to 12 months without any immediate capital expenditure decisions.

Disco is a Japanese manufacturer of abrasive and precision industrial machinery for cutting and grinding. Its stock price rose, as analysts revised their forecasts up incorporating potential margin improvement with a favorable currency effect. In addition, new orders for dicing machines were expected to bottom out from the first calendar quarter, led by strong high-end smartphone demand.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	The biggest detractors from the Fund’s relative results during the Reporting Period were financials, consumer discretionary and utilities, where stock selection overall hurt relative performance. The sectors that contributed most to the Fund’s performance relative to the S&P Index were industrials, information technology and energy, due primarily to effective stock selection in each.

Q	Which countries most affected the Fund’s performance during the Reporting Period?

A	Typically, the Fund’s individual stock holdings will significantly influence the Fund’s performance within a particular country or region relative to the S&P Index. This effect may be even more pronounced in countries that represent only a modest proportion of the S&P Index.

That said, the Fund’s stock selection in South Korea and China detracted most from the Fund’s performance during the Reporting Period. Both stock selection and having an underweighted allocation to the strongly performing Hong Kong equity market also hurt performance. Conversely, the countries that contributed most positively to the Fund’s performance during the Reporting Period were Japan, Australia and Switzerland, where stock selection proved particularly effective.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives to hedge positions or as part of an active management strategy, but we used index futures on an opportunistic basis to ensure the portfolio remained almost fully exposed to equities following cash inflows or stock sales.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We established Fund positions in Otsuka, GMO Internet and PSP Swiss Property during the Reporting Period.

We initiated a Fund position in Otsuka, a Japan-based large information technology service company that sells software and hardware to mid- and small-sized companies. We believe Otsuka should continue to be stable in the system integration business segment because the industry has a high barrier to entry. Without selling larger numbers of software packages, the system integration business has faced challenges. First, its pricing has been declining due to severe deflation in Japan. Second, its results are related to capital expenditure of its customers, so there is still a cyclicality, though less than that for large companies. Also, we expect Otsuka’s core businesses, such as hardware supply and service, to continue to grow going forward.

We established a Fund position in GMO Internet, a Japanese company that provides whole Internet-related services to customers. The company offers domain, server, Internet security and settlement services through its web infrastructure and e-commerce business segments. We expect to see earnings recover in its fiscal year 2015 based on an increase of commercial transactions via the Internet. GMO Internet’s share price had underperformed in 2014, and in our view, its valuation was attractive at the time of purchase.

We bought shares of PSP Swiss Property, a real estate company that owns commercial buildings in Switzerland, primarily in Zurich and Geneva, and generates revenue by collecting rent on these buildings. Its stock, in our view, has an attractive dividend yield of almost 4%, especially compared to the Swiss 10-year bond at a yield of less than 0.2%. With European quantitative easing getting underway

PORTFOLIO RESULTS

and the very low interest rate environment that persists, we believe PSP Swiss Property is well positioned to benefit from investor demand for yield. We also believe it offers attractive upside potential.

In addition to those sales mentioned earlier, we eliminated the Fund’s positions in M3, Unite Group and Seiko Holdings during the Reporting Period.

We eliminated the Fund’s position in M3, a Japanese supplier of medical information services for doctors through the Internet. In addition to top-line growth, growth expectations for both new business in Japan and overseas sales pushed its share price higher. Indeed, its share price doubled since December 2013 and thus we decided to sell out of the position, taking profits.

We sold the Fund’s position in Unite Group, the largest student housing operator in the U.K. We had bought its stock, as the student housing sector was undersupplied, which was leading to high rental growth. The thesis subsequently played out, and the stock performed well. At the time of sale, we felt the supply in the student housing sector had picked up, and while we believed Unite Group is still a good business, we felt such sentiment was being reflected in its then-current stock price and thus the upside potential in its stock price may be limited.

Seiko Holdings designs, manufactures and sells electronic devices, watches and clocks in Japan and overseas. Its stock price rose on investors’ expectations for the company to benefit from increasing consumption of inbound tourism as well as on its attractive valuation. In addition, the company has grown sales of watches in both domestic and overseas markets as a result of its efforts to reinforce its brand power, which led to improving profitability. We sold the Fund’s position in Seiko Holdings, taking profits.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In this Fund, both sector weightings and country allocations are largely the result of our bottom-up stock selection process rather than any top-down macroeconomic views or industry bets. We seek to outpace the S&P Index by overweighting stocks that we expect to outperform and underweighting those we think may lag. Consequently, changes in its sector or country weightings are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to industrials, consumer discretionary and information technology increased relative to the S&P Index during the Reporting Period, while its relative exposure to financials, materials, health care and telecommunication services decreased. From a country perspective, among the changes made during the Reporting Period were the Fund’s increased exposure to France relative to the S&P Index during the Reporting Period and its decreased relative exposure to the U.K. and Sweden.

Q	Were there any changes to the Fund’s portfolio management team during the Reporting Period?

A	During the Reporting Period, Aidan Farrell, managing director and lead portfolio manager of the Fund left the firm. Gaurav Rege, former co-lead portfolio manager, was named lead portfolio manager of the Fund.

Q	How was the Fund positioned relative to the S&P Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had more exposure to the U.K., China, Taiwan, Portugal and Italy and less exposure to Sweden, Germany, Spain and France relative to the S&P Index. At the end of the Reporting Period, the Fund held neutral positions relative to the S&P Index in several countries, most notably Japan and Canada, and had no position at all in several other countries and regions, most notably Hong Kong.

From a sector allocation perspective, the Fund had an overweighted position relative to the S&P Index in information technology at the end of the Reporting Period. On the same date, the Fund had underweighted positions compared to the S&P Index in financials and consumer staples and was rather neutrally weighted relative to the S&P Index in health care, energy, utilities, materials, industrials and consumer discretionary. The Fund had no exposure to the telecommunication services sector at the end of the Reporting Period.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

International Small Cap Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	S&P Developed Ex-U.S. Small Cap Index (Net, USD, Unhedged)[2]
Class A	7.96%	9.60%
Class C	7.59	9.60
Institutional	8.19	9.60
Service	7.95	9.60
Class IR	8.13	9.60

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The S&P Developed Ex-U.S. Small Cap Index (Net, USD, Unhedged) is the small capitalization stock component of the S&P Developed Broad Market Index (BMI). The BMI is a float-weighted index that spans 22 countries (inclusive of the US) and includes the listed shares of all companies with an available market capitalization (float) of at least $100 million at the annual rebalance. At rebalance, companies are deleted from the index if their float falls below $75 million. The Small Cap Ex-U.S. is defined as those stocks falling in the bottom 15% of the cumulative available capital in each country. The Index reflects returns net of withholding taxes applied to foreign investors, calculated daily based on tax rates that would be applied to a Luxembourg-based investor. The Index is unmanaged and the figures for the Index do not include any deduction for fees or expenses. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-7.77%	8.31%	4.13%	5.64%	5/01/98
Class C	-4.11	8.72	3.95	5.31	5/01/98
Institutional	-2.03	10.01	5.17	6.52	5/01/98
Service	-2.50	9.44	4.62	5.97	5/01/98
Class IR	-2.20	N/A	N/A	11.88	8/31/10

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.38%	1.77%
Class C	2.12	2.52
Institutional	0.97	1.37
Service	1.47	1.86
Class IR	1.09	1.52

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Net Assets	Line of Business	Country
Inchcape PLC	1.4%	Retailing	United Kingdom
Actelion Ltd. (Registered)	1.3	Pharmaceuticals, Biotechnology & Life Sciences	Switzerland
Julius Baer Group Ltd.	1.3	Diversified Financials	Switzerland
Brenntag AG	1.2	Capital Goods	Germany
Regus PLC	1.2	Commercial & Professional Services	Luxembourg
Persimmon PLC	1.2	Consumer Durables & Apparel	United Kingdom
Gategroup Holding AG	1.1	Commercial & Professional Services	Switzerland
Big Yellow Group PLC	1.1	Real Estate Investment Trust	United Kingdom
GEA Group AG	1.1	Capital Goods	Germany
CTT-Correios de Portugal SA	1.1	Transportation	Portugal

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

PORTFOLIO RESULTS

Goldman Sachs Strategic International Equity Fund

Investment Objective

The Fund seeks long-term growth of capital.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Global Equity Team discusses the Goldman Sachs Strategic International Equity Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR and R Shares generated cumulative total returns, without sales charges, of 5.26%, 4.87%, 5.52%, 5.44% and 5.11%, respectively. These returns compare to the 6.81% cumulative total return of the Fund’s benchmark, the MSCI® Europe, Australasia, Far East (EAFE) Index (Net, USD, Unhedged) (the “MSCI® Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund generated solid absolute gains, but its underperformance to the MSCI® Index during the Reporting Period can be primarily attributed to individual stock selection. Sector and country allocation also detracted.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among the biggest detractors from Fund performance relative to the MSCI® Index during the Reporting Period were Drax Group, Magnit and Total.

Drax Group, a British utilities company, detracted most from the Fund’s relative returns during the Reporting Period. The company’s poor performance can be attributed largely to the negative impact of falling oil prices on the U.K. power price. We sold the Fund’s position in the stock by the end of the Reporting Period.

Magnit, the largest food retailer in Russia, detracted from the Fund’s relative returns during the Reporting Period. The European and U.S. sanctions on Russia — as well as the drop in oil prices — pushed the Russian economy into recession.

The company reported solid results for the fourth quarter of 2014 but was dragged lower by these geopolitical factors and by the sharp fall in the ruble. Still, as the dominant player within the food retail industry in Russia, we believe Magnit can benefit from current weakness by gaining market share using its scale to source cheaper products and by continuing to grow its store footprint.

French integrated oil company Total detracted from the Fund’s relative performance. Total’s share price decline can be tied to oil prices, which fell dramatically during the Reporting Period. At the end of the Reporting Period, Total remained our top pick amongst large global integrated oil companies given what we consider to be its attractive valuation, near-years production growth, falling capital expenditure profile and cost cutting measures — along with low expectations for the company seemingly embedded in consensus estimates.

Q	What were some of the Fund’s best-performing individual stocks?

A	The greatest contributors to Fund performance relative to the MSCI® Index during the Reporting Period were Mitsubishi UFJ Financial Group, Pola Orbis Holding and Just Eat.

Japanese banking group Mitsubishi UFJ Financial Group was the top positive contributor to the Fund’s relative results during the Reporting Period. It performed strongly on the back of strong results, driven by a gradual recovery in its Japanese business and strong growth in its international businesses, especially in Asia and the U.S. Additionally, Mitsubishi UFJ Financial Group announced increased

PORTFOLIO RESULTS

shareholder distributions via a higher dividend and share buy-backs.

Japanese consumer goods company Pola Orbis Holding was another top contributor to the Fund’s relative results during the Reporting Period. Pola Orbis Holding reported strong fourth quarter 2014 domestic sales and showed resilient sales in China, its other key market. The market also seemed to like the company’s focus on shareholder returns with a high dividend pay-out ratio and a return on equity target that is gradually rising towards 8%.

Just Eat, a U.K.-based online marketplace for restaurant delivery and a new purchase for the Fund during the Reporting Period, was a strong positive contributor during the Reporting Period. The company continued to take market share in its biggest market, i.e. the U.K., and also grew in smaller markets, such as Canada, France, Spain and Italy. Additionally, the company announced good fourth quarter 2014 results with growth ahead of consensus expectations. At the end of the Reporting Period, we continued to like the growth potential and strong positioning of Just Eat. We took advantage of a recent placing by private equity to increase the Fund’s position in the stock.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	The biggest detractors from the Fund’s results during the Reporting Period were consumer discretionary, information technology and utilities, where weak stock selection hurt most. Having an underweighted allocation to consumer discretionary, which outpaced the MSCI® Index during the Reporting Period, also dampened results.

The sectors that contributed most to the Fund’s performance relative to the MSCI® Index were financials, health care and consumer staples. Stock selection in all three sectors proved effective during the Reporting Period.

Q	Which countries most affected the Fund’s performance during the Reporting Period?

A	Typically, the Fund’s individual stock holdings will significantly influence the Fund’s performance within a particular country or region relative to the MSCI® Index. This effect may be even more pronounced in countries that represent only a modest proportion of the MSCI® Index.

That said, the countries that detracted most from the Fund’s relative performance were Spain, Russia and South Korea. Stock selection overall in Spain proved disappointing. Having exposure to Russia and South Korea, each of which are not components of the MSCI® Index and each of which underperformed the MSCI® Index, also hurt. Conversely, effective individual stock selection in Switzerland and Italy contributed most positively to the Fund’s results relative to the MSCI® Index. Having an underweighted allocation to Australia, which underperformed the MSCI® Index, also boosted the Fund’s relative results.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives to hedge positions or as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	During the Reporting Period, we purchased Fund positions in French banking group Societe Generale, U.K. insurer Aviva and Irish specialty pharmaceuticals company Shire.

We established a Fund position in Societe Generale in the first quarter of 2015. Its stock had been a significant laggard compared to other European banks for more than a year, and its relative valuation appeared attractive to us at 0.8x price/ tangible book value vs. 1.1x for the sector. We believed that concerns around weakness in the bank’s Russian business and around continued re-regulation of banks were well priced in already. At the time of purchase, we believed the gradual recovery of the European economy would lead to upgrades to the growth outlook for the bank.

We initiated a Fund position in Aviva, as its share price weakened at the end of 2014 when the company announced its acquisition of Friends Life, one of its competitors. We think the market misjudged the deal. We believe the deal should allow Aviva to generate cost synergies and improve its cash flow going forward.

We purchased a Fund position in Shire during the Reporting Period, and the company proved to be a strong performer during the Reporting Period, as the stock recovered from a sharp decline in share price in October 2014 when pharmaceuticals company Abbvie decided to pull its offer to buy the company. We had taken advantage of the sell-off to re-initiate a position, as we believed the company had once again become undervalued. (We had sold the Fund’s position

PORTFOLIO RESULTS

in Shire in July 2014 after the agreed takeover offer by Abbvie.) Shire performed well during the Reporting Period, as it reported strong fourth quarter 2014 earnings, confirming the resilience of its existing business. Additionally, the company announced in January 2015 its acquisition of NPS Pharmaceutical, which added two assets that complemented Shire’s orphan drug business. (An orphan drug is a pharmaceutical agent that has been developed specifically to treat a rare medical condition, the condition itself being referred to as an orphan disease. The assignment of orphan status to a disease and to any drugs developed to treat it is a matter of public policy in many countries.

In addition to the sales already mentioned, we sold out of the Fund’s positions in Aurizon Holdings, LM Ericsson Telefon and Credit Saison during the Reporting Period.

Aurizon Holdings, an Australian railroad operator to the mining industry, performed poorly, as the slowing Chinese economy raised concerns that commodities freight volumes may come under pressure despite the long-term nature of the company’s contracts with its mining customers. We sold the Fund’s position in Aurizon Holdings by the end of the Reporting Period.

We sold the Fund’s position in LM Ericsson Telefon, a Swedish communication networks manufacturer, because we are concerned that the end of the mobile network fourth generation upgrade cycle in the U.S. may not be offset by the continuation of this upgrade cycle in Europe and emerging market nations, which are lower margin geographies than the U.S.

We eliminated the Fund’s position in Credit Saison, a Japanese consumer finance company, because we believe an increase in repayment of excessive interest charged in previous years and an increase in costs to upgrade its information technology systems will likely hurt its earnings in the next few quarters despite an acceleration of its top line, or revenue, growth.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	In this Fund, both sector weightings and country allocations are largely the result of our bottom-up stock selection process rather than any top-down macroeconomic views or regional, country, sector or industry bets. We seek to outpace the MSCI® Index by overweighting stocks that we expect to outperform and underweighting those we think may lag. Consequently, changes in its sector or country weightings are generally the direct result of individual stock selection or of stock appreciation or depreciation. That said, during the Reporting Period, the Fund’s exposure to consumer discretionary increased relative to the MSCI® Index during the Reporting Period, while its relative exposure to financials and materials decreased. From a country perspective, the Fund’s exposure to the U.K. increased relative to the MSCI® Index during the Reporting Period, while its relative exposure to Italy decreased.

Q	Were there any changes to the Fund’s portfolio management team during the Reporting Period?

A	There were no material changes to the Fund’s portfolio management team during the Reporting Period.

Q	How was the Fund positioned relative to the MSCI® Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had more exposure to Belgium, South Korea, Ireland, Switzerland, Taiwan and Sweden relative to the MSCI® Index and less exposure to the U.K., Australia, Italy and the Netherlands relative to the MSCI® Index. At the end of the Reporting Period, the Fund held neutral positions relative to the MSCI® Index in several countries, most notably Japan and France, and had no position at all in several other countries and regions, most notably Hong Kong.

From a sector allocation perspective, the Fund had overweight positions relative to the MSCI® Index in consumer staples and information technology at the end of the Reporting Period. On the same date, the Fund had underweighted positions compared to the MSCI® Index in consumer discretionary, financials, materials, industrials, utilities and health care and rather neutral positions relative to the MSCI® Index in energy and telecommunication services.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

Strategic International Equity Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	MSCI® EAFE Index (Net, USD, Unhedged)[2]
Class A	5.26%	6.81%
Class C	4.87	6.81
Institutional	5.52	6.81
Class IR	5.44	6.81
Class R	5.11	6.81

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.
[2]	The MSCI® EAFE Index (Net, USD, Unhedged) is a market capitalization-weighted composite of securities in 22 developed markets. The Index approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction for withholding tax, applying the rate to non- resident individuals who do not benefit from double taxation treaties. MSCI® Barra uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. The Index is unmanaged and the figures for the Index do not include any deduction for fees or expenses. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Since Inception	Inception Date
Class A	-7.46%	4.52%	-1.05%	6/25/07
Class C	-3.75	4.92	-1.07	6/25/07
Institutional	-1.71	6.11	0.05	6/25/07
Class IR	-1.87	6.06	-1.04	11/30/07
Class R	-2.37	5.44	-1.60	11/30/07

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class IR and Class R Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.35%	1.79%
Class C	2.10	2.54
Institutional	0.95	1.39
Class IR	1.09	1.54
Class R	1.60	2.04

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Net Assets	Line of Business	Country
iShares MSCI Japan Fund	4.8%	Exchange Traded Fund	United States
Novartis AG (Registered)	3.1	Pharmaceuticals, Biotechnology & Life Sciences	Switzerland
Anheuser-Busch InBev NV	2.8	Food, Beverage & Tobacco	Belgium
Vodafone Group PLC	2.8	Telecommunication Services	United Kingdom
Nidec Corp.	2.2	Capital Goods	Japan
Mitsubishi UFJ Financial Group, Inc.	2.2	Banks	Japan
Beiersdorf AG	2.2	Household & Personal Products	Germany
UBS Group AG	2.2	Diversified Financials	Switzerland
BG Group PLC	2.0	Energy	United Kingdom
Bayer AG (Registered)	2.0	Pharmaceuticals, Biotechnology & Life Sciences	Germany

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – 91.3%
Australia – 4.0%
935,489	Computershare Ltd. (Software & Services)	$9,074,616

Belgium – 2.1%
31,294	Solvay SA (Materials)	4,607,886

Denmark – 2.0%
79,772	Novo Nordisk A/S Class B (Pharmaceuticals, Biotechnology & Life Sciences)	4,478,454

France – 13.4%
84,501	Publicis Groupe SA (Media)	7,087,147
227,169	Rexel SA (Capital Goods)	4,281,375
62,412	Safran SA (Capital Goods)	4,560,280
70,048	Sanofi (Pharmaceuticals, Biotechnology & Life Sciences)	7,130,221
140,571	Societe Generale SA (Banks)	7,027,805

		30,086,828

Germany – 5.9%
62,015	Bayer AG (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	8,925,980
50,821	Beiersdorf AG (Household & Personal Products)	4,420,701

		13,346,681

Ireland – 3.4%
821,772	C&C Group PLC (Food, Beverage & Tobacco)	3,329,884
52,957	Shire PLC (Pharmaceuticals, Biotechnology & Life Sciences)	4,303,478

		7,633,362

Japan – 22.9%
94,900	Dentsu, Inc. (Media)	4,423,735
172,000	Hoya Corp. (Technology Hardware & Equipment)	6,629,034
475,400	Isuzu Motors Ltd. (Automobiles & Components)	6,300,864
294,000	Kubota Corp. (Capital Goods)	4,601,399
676,400	Mitsubishi UFJ Financial Group, Inc. (Banks)	4,805,382
64,000	Nidec Corp. (Capital Goods)	4,787,508
448,700	ORIX Corp. (Diversified Financials)	6,900,289
85,700	Pola Orbis Holdings, Inc. (Household & Personal Products)	4,446,657
1,193,000	Sumitomo Osaka Cement Co. Ltd. (Materials)	3,885,543
634,200	Tokyu Fudosan Holdings Corp. (Real Estate)	4,712,705

		51,493,116

Common Stocks – (continued)
Netherlands – 1.8%
127,779	Royal Dutch Shell PLC Class A (Energy)	$4,028,906

South Korea – 4.7%
145,128	Hana Financial Group, Inc. (Banks)	4,271,971
135,136	Kia Motors Corp. (Automobiles & Components)	6,227,312

		10,499,283

Spain – 6.6%
1,539,600	Banco Popular Espanol SA (Banks)	8,010,626
1,030,847	Iberdrola SA (Utilities)	6,899,758

		14,910,384

Sweden – 2.0%
326,312	Volvo AB Class B (Capital Goods)	4,508,067

Switzerland – 9.8%
19,551	Syngenta AG (Registered) (Materials)	6,542,347
9,831	The Swatch Group AG (Consumer Durables & Apparel)	4,395,001
223,163	UBS Group AG (Diversified Financials)*	4,458,202
110,641	Wolseley PLC (Capital Goods)	6,543,797

		21,939,347

Taiwan – 2.4%
414,000	MediaTek, Inc. (Semiconductors & Semiconductor Equipment)	5,321,634

United Kingdom – 10.3%
373,590	BG Group PLC (Energy)	6,767,042
1,122,838	Melrose Industries PLC (Capital Goods)	4,556,466
79,498	Reckitt Benckiser Group PLC (Household & Personal Products)	7,075,675
1,330,281	Vodafone Group PLC (Telecommunication Services)	4,686,858

		23,086,041

TOTAL COMMON STOCKS
(Cost $212,037,271)		$205,014,605

The accompanying notes are an integral part of these financial statements.	25

GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Exchange Traded Funds – 3.4%
United States – 3.4%
67,383	iShares MSCI EAFE Fund	$4,481,644
247,236	iShares MSCI Japan Fund	3,179,455

TOTAL EXCHANGE TRADED FUNDS
(Cost $7,532,113)		$7,661,099

TOTAL INVESTMENTS – 94.7%
(Cost $219,569,384)		$212,675,704

OTHER ASSETS IN EXCESS OF LIABILITIES – 5.3%		11,900,702

NET ASSETS – 100.0%		$224,576,406

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.

26	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – 94.9%
Australia – 5.0%
379,124	Aveo Group (Real Estate)	$826,932
25,876	Caltex Australia Ltd. (Energy)	721,678
156,296	Computershare Ltd. (Software & Services)	1,516,133
378,543	Echo Entertainment Group Ltd. (Consumer Services)	1,351,610
86,728	GrainCorp Ltd. Class A (Food, Beverage & Tobacco)	676,086
342,194	Macquarie Atlas Roads Group (Transportation)	877,291
141,185	Navitas Ltd. (Consumer Services)	513,836
57,298	Seek Ltd. (Commercial & Professional Services)	732,880
120,732	Super Retail Group Ltd. (Retailing)	939,830
165,941	Treasury Wine Estates Ltd. (Food, Beverage & Tobacco)	727,778
173,472	Veda Group Ltd. (Commercial & Professional Services)	313,046

		9,197,100

Belgium – 0.6%
31,563	bpost SA (Transportation)	905,180
929	Cie d’Entreprises CFE (Capital Goods)	100,517
40,230	Rezidor Hotel Group AB (Consumer Services)	171,379

		1,177,076

Canada – 7.7%
36,376	Aimia, Inc. (Media)	404,010
109,587	Alamos Gold, Inc. (Materials)	757,526
18,374	Algonquin Power & Utilities Corp. (Utilities)	149,703
11,838	Amaya, Inc. (Consumer Services)*	276,989
255,454	B2Gold Corp. (Materials)*	400,172
3,031	Boardwalk Real Estate Investment Trust (REIT)	152,643
17,730	Bonterra Energy Corp. (Energy)	566,802
16,964	Canadian Solar, Inc. (Semiconductors & Semiconductor Equipment)*	600,526
22,137	Canadian Western Bank (Banks)	575,580
5,510	CCL Industries, Inc. Class B (Materials)	633,479
70,271	Celestica, Inc. (Technology Hardware & Equipment)*	857,929
7,900	Cogeco Cable, Inc. (Media)	452,523
48,041	Element Financial Corp. (Diversified Financials)*	688,860
58,055	Enerflex Ltd. (Energy)	778,558
9,462	FirstService Corp. (Real Estate)	619,402
12,952	Home Capital Group, Inc. (Banks)	511,209
10,103	Laurentian Bank of Canada (Banks)	404,371
3,665	MacDonald Dettwiler & Associates Ltd. (Capital Goods)	290,952
10,655	Maple Leaf Foods, Inc. (Food, Beverage & Tobacco)	204,445
10,564	Methanex Corp. (Materials)	635,766
38,673	Mullen Group Ltd. (Energy)	670,567

Common Stocks – (continued)
Canada – (continued)
27,281	Northland Power, Inc. (Utilities)	$390,052
11,575	Parkland Fuel Corp. (Energy)	252,702
13,503	Progressive Waste Solutions Ltd. (Commercial & Professional Services)	390,261
9,921	ShawCor Ltd. (Energy)	335,908
24,434	Stantec, Inc. (Commercial & Professional Services)	660,012
98,749	Surge Energy, Inc. (Energy)	359,310
37,203	Veresen, Inc. (Energy)	559,356
16,992	WestJet Airlines Ltd. (Transportation)	384,063

		13,963,676

China – 2.4%
17,298	Ctrip.com International Ltd. ADR (Retailing)*	1,101,537
21,669	Hollysys Automation Technologies Ltd. (Technology Hardware & Equipment)	476,068
124,400	Livzon Pharmaceutical Group, Inc. Class H (Pharmaceuticals, Biotechnology & Life Sciences)	898,827
236,500	Shanghai Fosun Pharmaceutical Group Co. Ltd. Class H (Pharmaceuticals, Biotechnology & Life Sciences)	900,092
25,326	TAL Education Group ADR (Consumer Services)*	930,730

		4,307,254

Denmark – 0.9%
73,451	GN Store Nord A/S (Health Care Equipment & Services)	1,585,771

Finland – 0.8%
60,541	Amer Sports OYJ (Consumer Durables & Apparel)	1,515,100

France – 6.8%
18,496	Cap Gemini SA (Software & Services)	1,647,911
100,040	Coface SA (Diversified Financials)*	1,246,933
13,272	Eramet (Materials)*	1,091,765
15,432	Ingenico (Technology Hardware & Equipment)	1,936,294
20,088	Ipsen SA (Pharmaceuticals, Biotechnology & Life Sciences)	1,153,615
27,462	JCDecaux SA (Media)	1,084,860
31,397	Klepierre (REIT)	1,522,932
41,732	Nexity SA (Real Estate)	1,832,720
52,623	UBISOFT Entertainment (Software & Services)*	970,356

		12,487,386

Germany – 5.5%
37,393	Brenntag AG (Capital Goods)	2,243,605
41,307	GEA Group AG (Capital Goods)	1,983,807
32,186	Gerry Weber International AG (Consumer Durables & Apparel)	1,052,021
30,332	GfK SE (Media)	1,160,650

The accompanying notes are an integral part of these financial statements.	27

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
Germany – (continued)
44,655	Infineon Technologies AG (Semiconductors & Semiconductor Equipment)	$524,997
18,925	Leoni AG (Automobiles & Components)	1,211,971
34,260	Salzgitter AG (Materials)	1,168,635
11,059	Symrise AG (Materials)	670,545

		10,016,231

Hong Kong – 0.5%
1,194,000	China Traditional Chinese Medicine Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)*	929,738

Ireland – 1.0%
441,521	Beazley PLC (Insurance)	1,898,799

Italy – 3.2%
63,943	Buzzi Unicem SpA (Materials)	1,029,170
14,782	Ei Towers SpA (Technology Hardware & Equipment)*	897,950
73,377	MARR SpA (Food & Staples Retailing)	1,473,920
36,815	Moncler SpA (Consumer Durables & Apparel)	655,603
228,470	Unione di Banche Italiane SCpA (Banks)	1,813,453

		5,870,096

Japan – 20.3%
17,700	ABC-Mart, Inc. (Retailing)	1,007,112
26,400	Alps Electric Co. Ltd. (Technology Hardware & Equipment)	655,787
21,800	Asahi Intecc Co. Ltd. (Health Care Equipment & Services)	1,342,514
34,600	Asics Corp. (Consumer Durables & Apparel)	887,846
37,200	Azbil Corp. (Technology Hardware & Equipment)	979,926
34,400	Century Tokyo Leasing Corp. (Diversified Financials)	1,086,174
106,500	Daibiru Corp. (Real Estate)	1,045,739
102,500	Daifuku Co. Ltd. (Capital Goods)	1,365,512
341,000	Denki Kagaku Kogyo KK (Materials)	1,392,369
62,300	Eiken Chemical Co. Ltd. (Health Care Equipment & Services)	1,234,166
36,700	FP Corp. (Materials)	1,316,687
36,800	Fuji Seal International, Inc. (Materials)	1,104,039
135,400	GMO Internet, Inc. (Software & Services)	1,702,136
40,100	HIS Co. Ltd. (Consumer Services)	1,336,636
86,000	Iwatani Corp. (Capital Goods)	581,658
57,400	J. Front Retailing Co. Ltd. (Retailing)	956,497
102,000	Makino Milling Machine Co. Ltd. (Capital Goods)	931,630

Common Stocks – (continued)
Japan – (continued)
14,700	Matsumotokiyoshi Holdings Co. Ltd. (Food & Staples Retailing)	$535,242
28,700	MISUMI Group, Inc. (Capital Goods)	1,077,057
197,000	Nankai Electric Railway Co. Ltd. (Transportation)	941,753
15,000	Obic Co. Ltd. (Software & Services)	627,459
37,600	Otsuka Corp. (Software & Services)	1,731,818
91,400	Sac’s Bar Holdings, Inc. (Retailing)	1,632,545
40,500	Sakata Seed Corp. (Food, Beverage & Tobacco)	702,256
50,000	Shinmaywa Industries Ltd. (Capital Goods)	519,792
53,800	Ship Healthcare Holdings, Inc. (Health Care Equipment & Services)	1,314,881
63,100	Start Today Co. Ltd. (Retailing)	1,545,801
51,900	Sumco Corp. (Semiconductors & Semiconductor Equipment)	783,077
215,000	Takuma Co. Ltd. (Capital Goods)	1,651,765
127,000	The 77 Bank Ltd. (Banks)	732,941
274,000	The Hokkoku Bank Ltd. (Banks)	992,500
137,000	The Nishi-Nippon City Bank Ltd. (Banks)	436,543
22,900	Tokyo Ohka Kogyo Co. Ltd. (Materials)	712,767
171,700	Tosei Corp. (Real Estate)	1,240,680
37,000	Tv Tokyo Holdings Corp. (Media)	686,380
18,400	Yonex Co. Ltd. (Consumer Durables & Apparel)	274,463

		37,066,148

Luxembourg – 1.2%
558,230	Regus PLC (Commercial & Professional Services)	2,132,059

Netherlands – 1.5%
64,557	Delta Lloyd NV (Insurance)	1,220,846
110,466	USG People NV (Commercial & Professional Services)	1,500,132

		2,720,978

New Zealand – 0.4%
129,040	Fletcher Building Ltd. (Materials)	806,340

Portugal – 1.5%
173,439	CTT-Correios de Portugal SA (Transportation)	1,956,214
256,559	REN – Redes Energeticas Nacionais SGPS SA (Utilities)*	803,161

		2,759,375

Singapore – 0.4%
3,773,400	SIIC Environment Holdings Ltd. (Utilities)*	640,240

South Africa – 0.6%
57,803	Mondi PLC (Materials)	1,170,405

28	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Shares	Description	Value
Common Stocks – (continued)
South Korea – 4.1%
4,936	BGF Retail Co. Ltd. (Food & Staples Retailing)	$540,266
135,035	Byucksan Corp. (Capital Goods)	788,830
2,258	CJ CheilJedang Corp. (Food, Beverage & Tobacco)	878,130
73,989	Doosan Infracore Co. Ltd. (Capital Goods)*	817,718
13,433	Grand Korea Leisure Co. Ltd. (Consumer Services)	480,734
39,074	GS Engineering & Construction Corp. (Capital Goods)*	1,167,197
15,957	Korean Air Lines Co. Ltd. (Transportation)*	680,998
16,974	OCI Materials Co. Ltd. (Materials)	1,603,147
3,718	Spigen Korea Co. Ltd. (Technology Hardware & Equipment)	512,353

		7,469,373

Spain – 1.5%
37,665	Enagas SA (Utilities)	1,159,996
34,653	Tecnicas Reunidas SA (Energy)	1,611,835

		2,771,831

Sweden – 0.9%
32,736	Indutrade AB (Capital Goods)	1,599,216

Switzerland – 7.8%
17,702	Actelion Ltd. (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	2,329,245
20,459	Aryzta AG (Food, Beverage & Tobacco)*	1,380,515
927	Barry Callebaut AG (Registered) (Food, Beverage & Tobacco)*	1,124,562
59,676	Gategroup Holding AG (Commercial & Professional Services)*	2,091,650
4,668	Geberit AG (Registered) (Capital Goods)	1,653,282
24,256	Implenia AG (Registered) (Capital Goods)	1,660,837
44,006	Julius Baer Group Ltd. (Diversified Financials)*	2,303,308
18,289	PSP Swiss Property AG (Registered) (Real Estate)*	1,705,862

		14,249,261

Taiwan – 1.6%
507,000	Chipbond Technology Corp. (Semiconductors & Semiconductor Equipment)	1,095,623
53,120	Eclat Textile Co. Ltd. (Consumer Durables & Apparel)	711,188
120,000	momo.com, Inc. (Retailing)	1,174,388

		2,981,199

Common Stocks – (continued)
United Kingdom – 18.4%
171,686	Alent PLC (Materials)	$953,446
268,923	Ashmore Group PLC (Diversified Financials)	1,271,279
78,217	Ashtead Group PLC (Capital Goods)	1,341,233
38,513	Bellway PLC (Consumer Durables & Apparel)	1,170,881
194,288	Big Yellow Group PLC (REIT)	1,986,514
142,686	Bodycote PLC (Capital Goods)	1,502,717
141,899	BTG PLC (Pharmaceuticals, Biotechnology & Life Sciences)*	1,565,724
334,456	Cairn Energy PLC (Energy)*	911,211
38,773	Close Brothers Group PLC (Diversified Financials)	906,336
83,766	Drax Group PLC (Utilities)	511,794
311,656	Foxtons Group PLC (Real Estate)	1,050,281
142,120	Greene King PLC (Consumer Services)	1,806,897
157,292	Halma PLC (Technology Hardware & Equipment)	1,713,048
363,617	Hays PLC (Commercial & Professional Services)	854,629
149,301	Henderson Group PLC CDI (Diversified Financials)	628,962
195,535	Inchcape PLC (Retailing)	2,487,218
171,682	Jupiter Fund Management PLC (Diversified Financials)	1,130,395
740,006	Londonmetric Property PLC (REIT)	1,874,250
35,479	Melrose Industries PLC (Capital Goods)	143,974
81,035	Persimmon PLC (Consumer Durables & Apparel)*	2,104,021
623,451	SIG PLC (Capital Goods)	1,852,776
208,538	Smart Metering Systems PLC (Technology Hardware & Equipment)	1,137,576
324,250	Spire Healthcare Group PLC (Health Care Equipment & Services)*(a)	1,588,011
98,261	St. James’s Place PLC (Insurance)	1,340,350
56,525	Telecom Plus PLC (Utilities)	663,921
33,983	Victrex PLC (Materials)	1,028,551

		33,525,995

United States – 0.3%
41,154	Tahoe Resources, Inc. (Materials)	581,579

TOTAL COMMON STOCKS
(Cost $167,655,904)		$173,422,226

The accompanying notes are an integral part of these financial statements.	29

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Exchange Traded Fund – 0.7%
United States – 0.7%
23,261	iShares MSCI Israel Capped Fund	$1,201,663
(Cost $1,084,603)

TOTAL INVESTMENTS – 95.6%
(Cost $168,740,507)		$174,623,889

OTHER ASSETS IN EXCESS OF LIABILITIES – 4.4%		8,032,105

NET ASSETS – 100.0%		$182,655,994

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $1,588,011, which represents approximately 0.9% of net assets as of April 30, 2015.

Investment Abbreviations:
ADR	—American Depositary Receipt
CDI	—CHESS Depositary Interest
REIT	—Real Estate Investment Trust

30	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At April 30, 2015, the Fund had the following futures contracts:

Type	Number of Contracts Long (Short)	Expiration Date	Current Value	Unrealized Gain (Loss)
MSCI Singapore Index	31	May 2015	$1,846,131	$(10,040)

The accompanying notes are an integral part of these financial statements.	31

GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – 87.9%
Australia – 3.4%
40,969	Australia & New Zealand Banking Group Ltd. (Banks)	$1,096,243
133,478	Computershare Ltd. (Software & Services)	1,294,790

		2,391,033

Belgium – 4.1%
16,062	Anheuser-Busch InBev NV (Food, Beverage & Tobacco)	1,955,522
6,202	Solvay SA (Materials)	913,214

		2,868,736

China – 0.6%
89,000	China Mengniu Dairy Co. Ltd. (Food, Beverage & Tobacco)	450,710

Denmark – 1.5%
18,994	Novo Nordisk A/S Class B (Pharmaceuticals, Biotechnology & Life Sciences)	1,066,336

France – 9.4%
5,447	Air Liquide SA (Materials)	712,361
10,760	Klepierre (REIT)	521,921
26,157	Rexel SA (Capital Goods)	492,972
14,445	Safran SA (Capital Goods)	1,055,458
11,302	Sanofi (Pharmaceuticals, Biotechnology & Life Sciences)	1,150,436
26,712	Societe Generale SA (Banks)	1,335,459
24,723	Total SA (Energy)	1,338,749

		6,607,356

Germany – 6.8%
8,994	Adidas AG (Consumer Durables & Apparel)	736,932
9,720	Bayer AG (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	1,399,025
17,755	Beiersdorf AG (Household & Personal Products)	1,544,431
14,729	GEA Group AG (Capital Goods)	707,374
7,823	Rocket Internet SE (Software & Services)*(a)	388,826

		4,776,588

India – 1.0%
44,408	Thermax Ltd. (Capital Goods)	685,644

Ireland – 3.8%
1,317,504	Bank of Ireland (Banks)*	504,129
15,067	Kerry Group PLC Class A (Food, Beverage & Tobacco)	1,108,214
13,544	Shire PLC (Pharmaceuticals, Biotechnology & Life Sciences)	1,100,634

		2,712,977

Common Stocks – (continued)
Italy – 1.0%
213,378	Intesa Sanpaolo SpA (Banks)	$716,844

Japan – 17.3%
5,500	Disco Corp. (Semiconductors & Semiconductor Equipment)	500,869
20,100	Hoya Corp. (Technology Hardware & Equipment)	774,672
37,900	Japan Tobacco, Inc. (Food, Beverage & Tobacco)	1,323,501
34,700	KDDI Corp. (Telecommunication Services)	821,083
62,000	Kubota Corp. (Capital Goods)	970,363
217,900	Mitsubishi UFJ Financial Group, Inc. (Banks)	1,548,038
20,900	Nidec Corp. (Capital Goods)	1,563,420
68,900	ORIX Corp. (Diversified Financials)	1,059,572
22,000	Pola Orbis Holdings, Inc. (Household & Personal Products)	1,141,499
21,300	Start Today Co. Ltd. (Retailing)	521,800
131,800	Tokyu Fudosan Holdings Corp. (Real Estate)	979,398
37,500	Unicharm Corp. (Household & Personal Products)	943,881

		12,148,096

Netherlands – 3.2%
138,699	Aegon NV (Insurance)	1,094,322
36,273	Royal Dutch Shell PLC Class A (Energy)	1,143,697

		2,238,019

Russia – 0.8%
2,468	OJSC Magnit (Food & Staples Retailing)	539,849

Singapore – 0.9%
39,005	DBS Group Holdings Ltd. (Banks)	619,804

South Korea – 2.4%
19,644	Hana Financial Group, Inc. (Banks)	578,238
24,415	Kia Motors Corp. (Automobiles & Components)	1,125,088

		1,703,326

Spain – 4.3%
102,483	Banco Bilbao Vizcaya Argentaria SA (Banks)	1,029,758
157,141	Banco Popular Espanol SA (Banks)	817,614
180,138	Iberdrola SA (Utilities)	1,205,716

		3,053,088

Sweden – 4.0%
32,512	Hennes & Mauritz AB Class B (Retailing)	1,292,572
29,833	Svenska Cellulosa AB SCA Class B (Household & Personal Products)	754,625
56,285	Volvo AB Class B (Capital Goods)	777,589

		2,824,786

32	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)
Switzerland – 12.5%
48,460	Credit Suisse Group AG (Registered) (Diversified Financials)*	$1,282,594
10,276	Julius Baer Group Ltd. (Diversified Financials)*	537,854
21,094	Novartis AG (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)	2,153,111
3,280	Syngenta AG (Registered) (Materials)	1,097,586
2,411	The Swatch Group AG (Consumer Durables & Apparel)	1,077,850
76,354	UBS Group AG (Diversified Financials)*	1,525,349
19,228	Wolseley PLC (Capital Goods)	1,137,229

		8,811,573

Taiwan – 1.1%
59,000	MediaTek, Inc. (Semiconductors & Semiconductor Equipment)	758,397

United Kingdom – 9.8%
138,173	Aviva PLC (Insurance)	1,111,666
78,126	BG Group PLC (Energy)	1,415,139
165,891	ITV PLC (Media)	644,075
118,625	Just Eat PLC (Software & Services)*	831,854
20,507	Rio Tinto PLC (Materials)	917,711
552,668	Vodafone Group PLC (Telecommunication Services)	1,947,165

		6,867,610

TOTAL COMMON STOCKS
(Cost $58,861,216)		$61,840,772

Preferred Stock – 1.3%
Germany – 1.3%
3,599	Volkswagen AG (Automobiles & Components)
(Cost $846,001)		$926,547

Shares	Description	Value
Exchange Traded Funds – 5.8%
United States – 5.8%
10,214	iShares MSCI EAFE Fund	$679,333
261,137	iShares MSCI Japan Fund	3,358,222

TOTAL EXCHANGE TRADED FUNDS
(Cost $3,881,912)		$4,037,555

TOTAL INVESTMENTS – 95.0%
(Cost $63,589,129)		$66,804,874

OTHER ASSETS IN EXCESS OF LIABILITIES – 5.0%		3,526,612

NET ASSETS – 100.0%		$70,331,486

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
* (a)

Non-income producing security.

Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $388,826, which represents approximately 0.6% of net assets as of April 30, 2015.

Investment Abbreviation:
REIT	—Real Estate Investment Trust

The accompanying notes are an integral part of these financial statements.	33

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Statements of Assets and Liabilities

April 30, 2015 (Unaudited)

		Focused International Equity Fund	International Small Cap Fund	Strategic International Equity Fund
Assets:
	Investments, at value (cost $219,569,384, $168,740,507 and $63,589,129)	$212,675,704	$174,623,889	$66,804,874
	Cash	12,909,706	6,211,599	3,123,749
	Foreign currencies, at value (cost $92,474, $823,839 and $121,283)	92,148	824,612	117,040
	Due from custodian	—	1,207,551	—
	Receivables:
	Dividends	711,296	501,177	198,975
	Fund shares sold	534,641	201,274	167,081
	Foreign tax reclaims	391,894	193,480	187,134
	Reimbursement from investment adviser	43,731	56,904	71,007
	Investments sold	—	2,011,100	325,469
	Collateral on certain derivative contracts(a)	—	46,339	—
	Variation margin on certain derivative contracts	—	2,626	—
	Other assets	70,917	4,486	321
	Total assets	227,430,037	185,885,037	70,995,650

	Liabilities:
	Payables:
	Investments purchased	2,241,203	1,489,175	500,660
	Fund shares redeemed	342,672	1,494,666	22,466
	Management fees	155,605	135,372	48,274
	Distribution and Service fees and Transfer Agent fees	43,326	15,784	14,895
	Foreign capital gains taxes	—	—	20,657
	Accrued expenses	70,825	94,046	57,212
	Total liabilities	2,853,631	3,229,043	664,164

	Net Assets:
	Paid-in capital	441,928,140	177,770,774	110,159,975
	Undistributed net investment income	1,425,344	709,067	198,242
	Accumulated net realized loss	(211,869,056)	(1,672,183)	(43,217,798)
	Net unrealized gain (loss)	(6,908,022)	5,848,336	3,191,067
	NET ASSETS	$224,576,406	$182,655,994	$70,331,486
	Net Assets:
	Class A	$54,604,298	$15,534,545	$24,396,837
	Class C	18,901,740	3,804,393	4,946,961
	Institutional	149,071,418	156,524,448	40,845,404
	Service	38,781	1,297,454	—
	Class IR	1,960,169	5,495,154	124,767
	Class R	—	—	17,517
	Total Net Assets	$224,576,406	$182,655,994	$70,331,486
	Shares outstanding $0.001 par value (unlimited shares authorized):
	Class A	2,884,306	774,649	1,779,635
	Class C	1,072,999	197,300	400,508
	Institutional	7,735,766	7,587,871	2,850,494
	Service	2,039	65,574	—
	Class IR	102,140	267,191	9,097
	Class R	—	—	1,271
	Net asset value, offering and redemption price per share:(b)
	Class A	$18.93	$20.05	$13.71
	Class C	17.62	19.28	12.35
	Institutional	19.27	20.63	14.33
	Service	19.02	19.79	—
	Class IR	19.19	20.57	13.72
	Class R	—	—	13.78

(a)	Includes amount segregated for initial margin and/or collateral on futures of $46,339 for the International Small Cap Fund.
(b)	Maximum public offering price per share for Class A shares of the Focused International Equity, International Small Cap and Strategic International Equity Funds is $20.03, $21.22 and $14.51, respectively. At redemption, Class C Shares may be subject to a contingent deferred sales charge assessed on the amount equal to the lesser of the current net asset value (“NAV”) or the original purchase price of the shares.

34	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Statements of Operations

For the Six Months Ended April 30, 2015 (Unaudited)

	Focused International Equity Fund	International Small Cap Fund	Strategic International Equity Fund
Investment income:
Dividends (net of foreign taxes withheld of $245,424, $131,339 and $75,200)	$2,638,486	$2,136,038	$804,534

Expenses:
Management fees	1,108,327	1,046,141	279,540
Distribution and Service fees(a)	157,137	34,758	52,674
Transfer Agent fees(a)	99,560	55,053	34,024
Custody, accounting and administrative services	90,963	123,424	61,518
Professional fees	44,350	43,168	43,402
Registration fees	36,334	40,842	39,149
Printing and mailing costs	31,425	30,822	25,923
Trustee fees	10,939	10,368	10,581
Service share fees — Service Plan	170	1,424	—
Service share fees — Shareholder Administration Plan	170	1,424	—
Other	6,151	4,381	6,485
Total expenses	1,585,526	1,391,805	553,296
Less — expense reductions	(372,931)	(412,641)	(183,202)
Net expenses	1,212,595	979,164	370,094
NET INVESTMENT INCOME	1,425,891	1,156,874	434,440

Realized and unrealized gain (loss):
Net realized gain (loss) from:
Investments	(6,762,557)	7,159,882	534,168
Futures contracts	—	119,613	—
Forward foreign currency exchange contracts	—	(107,513)	—
Foreign currency transactions	(242,710)	(3,000)	(44,671)
Net change in unrealized gain (loss) on:
Investments (including the effects of the net change in the foreign capital gains tax liability of $6,862 for the Strategic International Equity Fund)	17,227,759	6,789,020	2,526,040
Futures contracts	—	(18,715)	—
Forward foreign currency exchange contracts	—	100,593	—
Foreign currency translation	13,583	(4,054)	(9,172)
Net realized and unrealized gain	10,236,075	14,035,826	3,006,365
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$11,661,966	$15,192,700	$3,440,805

(a)	Class specific Distribution and Service, and Transfer Agent fees were as follows:

	Distribution and Service Fees				Transfer Agent Fees
Fund	Class A	Class B(b)	Class C	Class R	Class A	Class B(b)	Class C	Institutional	Service	Class IR	Class R
Focused International Equity	$66,978	$115	$90,044	$—	$50,904	$22	$17,108	$29,579	$27	$1,920	$—
International Small Cap	18,063	100	16,595	—	13,728	19	3,153	33,278	228	4,647	—
Strategic International Equity	28,597	583	23,453	41	21,734	111	4,456	7,590	—	117	16

(b)	Class B Shares were converted into Class A Shares at the close of business on November 14, 2014.

The accompanying notes are an integral part of these financial statements.	35

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Statements of Changes in Net Assets

	Focused International Equity Fund
	For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014
From operations:
Net investment income	$1,425,891	$7,711,148
Net realized gain (loss)	(7,005,267)	9,955,040
Net change in unrealized gain (loss)	17,241,342	(37,422,124)
Net increase (decrease) in net assets resulting from operations	11,661,966	(19,755,936)

Distributions to shareholders:
From net investment income
Class A Shares	(1,737,059)	(228,497)
Class B Shares(a)	—	—
Class C Shares	(456,968)	—
Institutional Shares	(5,428,826)	(930,005)
Service Shares	(9,843)	(940)
Class IR Shares	(70,733)	(14,137)
Class R Shares	—	—
Total distributions to shareholders	(7,703,429)	(1,173,579)

From share transactions:
Proceeds from sales of shares	16,373,774	132,262,656
Reinvestment of distributions	7,537,145	1,140,136
Cost of shares redeemed	(53,713,567)	(56,445,399)
Net increase (decrease) in net assets resulting from share transactions	(29,802,648)	76,957,393
TOTAL INCREASE (DECREASE)	(25,844,111)	56,027,878

Net assets:
Beginning of period	250,420,517	194,392,639
End of period	$224,576,406	$250,420,517
Undistributed net investment income	$1,425,344	$7,702,882

(a)	Class B shares were converted into Class A Shares at the close of business on November 14, 2014.

36	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

International Small Cap Fund		Strategic International Equity Fund
For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014	For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014

$1,156,874	$2,631,047	$434,440	$2,551,063
7,168,982	18,506,583	489,497	6,105,483
6,866,844	(21,277,002)	2,516,868	(9,639,888)
15,192,700	(139,372)	3,440,805	(983,342)

(202,348)	(252,522)	(849,696)	(181,701)
—	(3,621)	—	(1,078)
(28,965)	(29,832)	(152,361)	(8,305)
(2,965,911)	(3,353,326)	(1,528,500)	(464,488)
(14,470)	(16,362)	—	—
(81,045)	(18,633)	(5,027)	(623)
—	—	(557)	(111)
(3,292,739)	(3,674,296)	(2,536,141)	(656,306)

29,766,337	63,131,042	13,312,291	14,098,789
3,164,213	3,530,834	2,501,121	650,708
(58,730,405)	(56,636,871)	(20,253,590)	(12,450,865)
(25,799,855)	10,025,005	(4,440,178)	2,298,632
(13,899,894)	6,211,337	(3,535,514)	658,984

196,555,888	190,344,551	73,867,000	73,208,016
$182,655,994	$196,555,888	$70,331,486	$73,867,000
$709,067	$2,844,932	$198,242	$2,299,943

The accompanying notes are an integral part of these financial statements.	37

GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income	Increase from regulatory settlements
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$18.49	$0.10		$0.90	$1.00	$(0.56)	$—
2015 - C	17.18	0.03		0.84	0.87	(0.43)	—
2015 - Institutional	18.86	0.13		0.93	1.06	(0.65)	—
2015 - Service	18.57	0.07		0.93	1.00	(0.55)	—
2015 - IR	18.76	0.12		0.91	1.03	(0.60)	—

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	20.00	0.55	(e)	(1.99)	(1.44)	(0.07)	—
2014 - C	18.65	0.36	(e)	(1.83)	(1.47)	—	—
2014 - Institutional	20.39	0.64	(e)	(2.02)	(1.38)	(0.15)	—
2014 - Service	20.08	0.52	(e)	(1.98)	(1.46)	(0.05)	—
2014 - IR	20.29	0.75	(e)	(2.14)	(1.39)	(0.14)	—
2013 - A	15.58	0.15		4.71	4.86	(0.44)	—
2013 - C	14.60	0.02		4.41	4.43	(0.38)	—
2013 - Institutional	15.92	0.23		4.79	5.02	(0.55)	—
2013 - Service	15.69	0.14		4.72	4.86	(0.47)	—
2013 - IR	15.87	0.16		4.82	4.98	(0.56)	—
2012 - A	14.74	0.28		0.93	1.21	(0.47)	0.10
2012 - C	13.82	0.16		0.87	1.03	(0.35)	0.10
2012 - Institutional	15.07	0.32		0.97	1.29	(0.54)	0.10
2012 - Service	14.85	0.26		0.94	1.20	(0.46)	0.10
2012 - IR	15.06	0.28		0.98	1.26	(0.55)	0.10
2011 - A	16.81	0.42	(g)	(2.22)	(1.80)	(0.27)	—
2011 - C	15.79	0.29	(g)	(2.09)	(1.80)	(0.17)	—
2011 - Institutional	17.18	0.50	(g)	(2.27)	(1.77)	(0.34)	—
2011 - Service	16.92	0.42	(g)	(2.24)	(1.82)	(0.25)	—
2011 - IR	17.22	0.63	(g)	(2.45)	(1.82)	(0.34)	—
2010 - A	15.22	0.10		1.79	1.89	(0.30)	—
2010 - C	14.35	(0.02)		1.69	1.67	(0.23)	—
2010 - Institutional	15.55	0.16		1.82	1.98	(0.35)	—
2010 - Service	15.32	0.08		1.80	1.88	(0.28)	—
2010 - IR (Commenced August 31, 2010)	15.13	0.02		2.07	2.09	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund's portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from a corporate action which amounted to $0.35 per share and 1.76% of average net assets.
(f)	Total returns reflects the impact of payments for regulatory settlements entitled to be received during the year and recorded as an increase to capital by the Fund. Excluding such payments, the total return would have been:

	Class A	Class C	Institutional	Service	Class IR
For the Fiscal Year Ended October 31, 2012	8.66%	7.81%	9.15%	8.57%	8.92%

(g)	Reflects income recognized from a corporate action which amounted to $0.26 per share and 1.55% of average net assets.

38	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FOCUSED INTERNATIONAL EQUITY FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$18.93	5.64%	$54,604	1.30	%(d)	1.64	%(d)	1.08	%(d)	48%
17.62	5.26	18,902	2.05	(d)	2.39	(d)	0.37	(d)	48
19.27	5.85	149,071	0.90	(d)	1.24	(d)	1.47	(d)	48
19.02	5.58	39	1.40	(d)	1.73	(d)	0.74	(d)	48
19.19	5.74	1,960	1.05	(d)	1.39	(d)	1.31	(d)	48

18.49	(7.16)	58,368	1.33		1.63		2.78	(e)	121
17.18	(7.83)	18,247	2.08		2.38		1.97	(e)	121
18.86	(6.79)	170,954	0.93		1.23		3.17	(e)	121
18.57	(7.28)	332	1.43		1.73		2.62	(e)	121
18.76	(6.90)	2,253	1.07		1.38		3.73	(e)	121
20.00	31.94	61,224	1.46		1.69		0.89		189
18.65	30.97	17,910	2.20		2.44		0.15		189
20.39	32.50	112,707	1.06		1.29		1.29		189
20.08	31.86	364	1.56		1.79		0.80		189
20.29	32.36	1,609	1.20		1.44		0.89		189
15.58	9.36 (f)	52,564	1.48		1.72		1.95		144
14.60	8.55 (f)	14,039	2.23		2.47		1.14		144
15.92	9.84 (f)	61,874	1.08		1.31		2.11		144
15.69	9.26 (f)	299	1.58		1.82		1.77		144
15.87	9.61 (f)	30	1.23		1.46		1.87		144
14.74	(10.89)	118,977	1.53		1.67		2.55	(g)	135
13.82	(11.55)	15,883	2.28		2.42		1.86	(g)	135
15.07	(10.53)	28,105	1.13		1.27		2.94	(g)	135
14.85	(10.96)	300	1.63		1.77		2.51	(g)	135
15.06	(10.80)	3	1.28		1.42		3.87	(g)	135
16.81	12.48	162,231	1.54		1.61		0.66		182
15.79	11.72	20,031	2.29		2.36		(0.11)		182
17.18	12.95	36,693	1.14		1.21		1.05		182
16.92	12.37	354	1.64		1.71		0.54		182
17.22	13.81	1	1.29	(d)	1.36	(d)	0.08	(d)	182

The accompanying notes are an integral part of these financial statements.	39

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$18.84	$0.09		$1.39	$1.48	$(0.27)
2015 - C	18.08	0.02		1.34	1.36	(0.16)
2015 - Institutional	19.42	0.12		1.44	1.56	(0.35)
2015 - Service	18.59	0.08		1.38	1.46	(0.26)
2015 - IR	19.36	0.12		1.42	1.54	(0.33)

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	19.26	0.19		(0.28)	(0.09)	(0.33)
2014 - C	18.52	0.03		(0.25)	(0.22)	(0.22)
2014 - Institutional	19.82	0.27		(0.29)	(0.02)	(0.38)
2014 - Service	19.00	0.16		(0.27)	(0.11)	(0.30)
2014 - IR	19.77	0.23		(0.28)	(0.05)	(0.36)
2013 - A	15.18	0.16	(e)	4.04	4.20	(0.12)
2013 - C	14.65	0.04	(e)	3.88	3.92	(0.05)
2013 - Institutional	15.67	0.25	(e)	4.14	4.39	(0.24)
2013 - Service	15.04	0.14	(e)	3.99	4.13	(0.17)
2013 - IR	15.65	0.25	(e)	4.10	4.35	(0.23)
2012 - A	14.06	0.11		1.26	1.37	(0.25)
2012 - C	13.54	—	(f)	1.24	1.24	(0.13)
2012 - Institutional	14.53	0.17		1.29	1.46	(0.32)
2012 - Service	13.98	0.09		1.25	1.34	(0.28)
2012 - IR	14.50	0.14		1.30	1.44	(0.29)
2011 - A	14.62	0.08	(g)	(0.39)	(0.31)	(0.25)
2011 - C	14.10	(0.03	)(g)	(0.38)	(0.41)	(0.15)
2011 - Institutional	15.06	0.15	(g)	(0.38)	(0.23)	(0.30)
2011 - Service	14.53	0.06	(g)	(0.38)	(0.32)	(0.23)
2011 - IR	15.09	0.18	(g)	(0.47)	(0.29)	(0.30)
2010 - A	12.27	0.04	(h)	2.74	2.78	(0.43)
2010 - C	11.85	(0.05	)(h)	2.64	2.59	(0.34)
2010 - Institutional	12.62	0.10	(h)	2.81	2.91	(0.47)
2010 - Service	12.20	0.03	(h)	2.72	2.75	(0.42)
2010 - IR (Commenced August 31, 2010)	12.90	0.02	(h)	2.17	2.19	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from non-recurring special dividends which amounted to $0.06 per share and 0.31% of average net assets.
(f)	Amount is less than $0.005 per share.
(g)	Reflects income recognized from special dividends which amounted to $0.03 per share and 0.16% of average net assets.
(h)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.10% of average net assets.

40	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$20.05	7.96%	$15,535	1.37	%(d)	1.81	%(d)	0.93	%(d)	42%
19.28	7.59	3,804	2.12	(d)	2.56	(d)	0.21	(d)	42
20.63	8.19	156,524	0.97	(d)	1.40	(d)	1.26	(d)	42
19.79	7.95	1,297	1.47	(d)	1.91	(d)	0.89	(d)	42
20.57	8.13	5,495	1.12	(d)	1.56	(d)	1.21	(d)	42

18.84	(0.48)	14,189	1.50		1.77		0.97		100
18.08	(1.19)	3,183	2.24		2.52		0.17		100
19.42	(0.06)	173,215	1.09		1.37		1.34		100
18.59	(0.57)	1,052	1.59		1.86		0.82		100
19.36	(0.23)	4,686	1.21		1.52		1.16		100
19.26	27.90	14,029	1.56		1.88		0.94	(e)	89
18.52	26.81	2,389	2.31		2.63		0.22	(e)	89
19.82	28.43	171,473	1.16		1.46		1.39	(e)	89
19.00	27.75	1,035	1.66		1.98		0.87	(e)	89
19.77	28.20	968	1.31		1.62		1.44	(e)	89
15.18	9.84	10,551	1.58		2.18		0.80		85
14.65	9.14	1,796	2.33		2.92		(0.01)		85
15.67	10.49	67,614	1.18		1.73		1.14		85
15.04	9.77	805	1.68		2.25		0.65		85
15.65	10.13	362	1.33		1.84		0.93		85
14.06	(1.97)	22,537	1.60		1.94		0.54	(g)	117
13.54	(2.68)	2,177	2.35		2.69		(0.23	)(g)	117
14.53	(1.59)	36,067	1.20		1.54		0.95	(g)	117
13.98	(2.05)	730	1.70		2.04		0.41	(g)	117
14.50	(1.72)	24	1.35		1.69		1.12	(g)	117
14.62	23.11	23,503	1.60		1.86		0.31	(h)	155
14.10	22.18	2,120	2.35		2.61		(0.43	)(h)	155
15.06	23.61	89,035	1.20		1.46		0.78	(h)	155
14.53	22.91	490	1.70		1.96		0.23	(h)	155
15.09	16.74	1	1.35	(d)	1.61	(d)	0.73	(d)(h)	155

The accompanying notes are an integral part of these financial statements.	41

GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$13.52	$0.07		$0.61	$0.68	$(0.49)
2015 - C	12.17	0.02		0.55	0.57	(0.39)
2015 - Institutional	14.13	0.11		0.63	0.74	(0.54)
2015 - IR	13.55	0.09		0.61	0.70	(0.53)
2015 - R	13.57	0.06		0.60	0.66	(0.45)

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	13.81	0.45	(e)	(0.63)	(0.18)	(0.11)
2014 - C	12.45	0.31	(e)	(0.57)	(0.26)	(0.02)
2014 - Institutional	14.44	0.52	(e)	(0.67)	(0.15)	(0.16)
2014 - IR	13.84	0.40	(e)	(0.56)	(0.16)	(0.13)
2014 - R	13.88	0.41	(e)	(0.63)	(0.22)	(0.09)
2013 - A	11.06	0.14		2.80	2.94	(0.19)
2013 - C	10.01	0.04		2.54	2.58	(0.14)
2013 - Institutional	11.58	0.19		2.93	3.12	(0.26)
2013 - IR	11.11	0.18		2.80	2.98	(0.25)
2013 - R	11.14	0.08		2.85	2.93	(0.19)
2012 - A	10.62	0.20		0.61	0.81	(0.37)
2012 - C	9.64	0.10		0.57	0.67	(0.30)
2012 - Institutional	11.11	0.19		0.71	0.90	(0.43)
2012 - IR	10.70	0.21		0.63	0.84	(0.43)
2012 - R	10.57	0.16		0.64	0.80	(0.23)
2011 - A	11.71	0.28	(f)	(1.25)	(0.97)	(0.12)
2011 - C	10.63	0.17	(f)	(1.12)	(0.95)	(0.04)
2011 - Institutional	12.24	0.25	(f)	(1.22)	(0.97)	(0.16)
2011 - IR	11.70	0.17	(f)	(1.06)	(0.89)	(0.11)
2011 - R	11.64	0.27	(f)	(1.26)	(0.99)	(0.08)
2010 - A	10.55	0.10		1.19	1.29	(0.13)
2010 - C	9.59	0.01		1.09	1.10	(0.06)
2010 - Institutional	11.02	0.10		1.28	1.38	(0.16)
2010 - IR	10.54	0.12		1.19	1.31	(0.15)
2010 - R	10.52	0.07		1.19	1.26	(0.14)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from a corporate action which amounted to $0.33 per share and 2.32% of average net assets.
(f)	Reflects income recognized from a corporate action which amounted to $0.14 per share and 1.22% of average net assets.

42	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRATEGIC INTERNATIONAL EQUITY FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income to average net assets		Portfolio turnover rate(c)

$13.71	5.26%	$24,397	1.30	%(d)	1.86	%(d)	1.14	%(d)	42%
12.35	4.87	4,947	2.05	(d)	2.61	(d)	0.39	(d)	42
14.33	5.52	40,845	0.90	(d)	1.46	(d)	1.55	(d)	42
13.72	5.44	125	1.05	(d)	1.60	(d)	1.35	(d)	42
13.78	5.11	18	1.55	(d)	2.11	(d)	0.89	(d)	42

13.52	(1.41)	22,384	1.33		1.77		3.21	(e)	89
12.17	(2.10)	4,873	2.08		2.52		2.44	(e)	89
14.13	(1.05)	45,118	0.93		1.37		3.55	(e)	89
13.55	(1.14)	128	1.07		1.52		2.86	(e)	89
13.57	(1.58)	17	1.58		2.02		2.92	(e)	89
13.81	27.11	23,850	1.47		1.87		1.16		102
12.45	26.06	5,700	2.22		2.62		0.37		102
14.44	27.63	41,058	1.07		1.47		1.51		102
13.84	27.37	65	1.22		1.62		1.49		102
13.88	26.72	17	1.72		2.11		0.61		102
11.06	8.17	21,854	1.45		1.95		1.91		119
10.01	7.35	5,147	2.20		2.70		1.01		119
11.58	8.58	23,684	1.05		1.51		1.68		119
11.11	8.42	79	1.20		1.68		2.01		119
11.14	7.87	7	1.70		2.19		1.49		119
10.62	(8.40)	41,862	1.45		1.78		2.36	(f)	139
9.64	(9.00)	6,643	2.20		2.53		1.63	(f)	139
11.11	(8.04)	6,416	1.05		1.38		2.02	(f)	139
10.70	(7.69)	56	1.20		1.53		1.56	(f)	139
10.57	(8.61)	7	1.70		2.03		2.30	(f)	139
11.71	12.34	60,561	1.45		1.71		0.89		121
10.63	11.48	8,845	2.20		2.46		0.13		121
12.24	12.69	21,434	1.05		1.31		0.90		121
11.70	12.55	7	1.20		1.46		1.13		121
11.64	12.06	28	1.70		1.96		0.67		121

The accompanying notes are an integral part of these financial statements.	43

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements

April 30, 2015 (Unaudited)

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company. The following table lists those series of the Trust that are included in this report (collectively, the “Funds” or individually a “Fund”), along with their corresponding share classes and respective diversification status under the Act:

Fund	Share Classes Offered	Diversified/ Non-diversified
Focused International Equity and International Small Cap	A, C, Institutional, Service and IR	Diversified
Strategic International Equity	A, C, Institutional, IR and R	Diversified

Class A Shares are sold with a front-end sales charge of up to 5.50%. Class C Shares are sold with a contingent deferred sales charge (“CDSC”) of 1.00%, which is imposed on redemptions made within 12 months of purchase. Institutional, Service, Class IR and Class R Shares are not subject to a sales charge.

At the close of business on November 14, 2014, Class B Shares of each Fund were converted to Class A Shares of the Fund.

Goldman Sachs Asset Management International (“GSAMI”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), serves as investment adviser to the Funds pursuant to a management agreement (the “Agreement”) with the Trust.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make estimates and assumptions that may affect the reported amounts and disclosures. Actual results may differ from those estimates and assumptions.

A.  Investment Valuation — The Funds’ valuation policy is to value investments at fair value.

B.  Investment Income and Investments — Investment income includes interest income and dividend income, net of any foreign withholding taxes, less any amounts reclaimable. Interest income is accrued daily and adjusted for amortization of premiums and accretion of discounts. Dividend income is recognized on ex-dividend date or, for certain foreign securities, as soon as such information is obtained subsequent to the ex-dividend date. Investment transactions are reflected on trade date. Realized gains and losses are calculated using identified cost. Investment transactions are recorded on the following business day for daily net asset value (“NAV”) calculations. Any foreign capital gains tax is accrued daily based upon net unrealized gains, and is payable upon sale of such investments. Distributions received from the Funds’ investments in United States (“U.S.”) real estate investment trusts (“REITs”) may be characterized as ordinary income, net capital gain or a return of capital. A return of capital is recorded by the Funds as a reduction to the cost basis of the REIT.

For derivative contracts, realized gains and losses are recorded upon settlement of the contract.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

C.  Class Allocations and Expenses — Investment income, realized and unrealized gain (loss), and non-class specific expenses of each Fund are allocated daily based upon the proportion of net assets of each class. Class specific expenses, where applicable, are borne by the respective share classes and include Distribution and Service, Transfer Agent and Service and Shareholder Administration fees. Non-class specific expenses directly incurred by a Fund are charged to that Fund, while such expenses incurred by the Trust are allocated across the respective Funds on a straight-line and/or pro-rata basis depending upon the nature of the expenses.

D.  Federal Taxes and Distributions to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to regulated investment companies (mutual funds) and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, the Funds are not required to make any provisions for the payment of federal income tax. Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid annually.

Net capital losses are carried forward to future fiscal years and may be used to the extent allowed by the Code to offset any future capital gains. Utilization of capital loss carryforwards will reduce the requirement of future capital gains distributions.

Under the Regulated Investment Company Modernization Act of 2010, the Funds are permitted to carry forward capital losses incurred in taxable years beginning after December 22, 2010 for an unlimited period. However, any losses incurred during those future taxable years will be required to be utilized prior to the losses incurred in pre-enactment taxable years. As a result of this ordering rule, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital losses that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law.

The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with federal income tax rules, which may differ from GAAP. The source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gain or capital. Certain components of the Funds’ net assets on the Statements of Assets and Liabilities reflect permanent GAAP/tax differences based on the appropriate tax character.

E.  Foreign Currency Translation — The accounting records and reporting currency of the Funds are maintained in U.S. dollars. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars using the current exchange rates at the close of each business day. The effect of changes in foreign currency exchange rates on investments is included within net realized and unrealized gain (loss) on investments. Changes in the value of other assets and liabilities as a result of fluctuations in foreign exchange rates are included in the Statements of Operations within net change in unrealized gain (loss) on foreign currency transactions. Transactions denominated in foreign currencies are translated into U.S. dollars on the date the transaction occurred, the effects of which are included within net realized gain (loss) on foreign currency transactions.

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). GAAP establishes a fair value

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which significant inputs are observable (including, but not limited to, quoted prices for similar investments, interest rates, foreign exchange rates, volatility and credit spreads), either directly or indirectly;

Level 3 — Prices or valuations that require significant unobservable inputs (including GSAMI’s assumptions in determining fair value measurement).

The Trustees have adopted Valuation Procedures that govern the valuation of the portfolio investments held by the Funds, including investments for which market quotations are not readily available. The Trustees have delegated to GSAMI day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Funds’ portfolio investments. To assess the continuing appropriateness of pricing sources and methodologies, GSAMI regularly performs price verification procedures and issues challenges as necessary to third party pricing vendors or brokers, and any differences are reviewed in accordance with the Valuation Procedures.

A.  Level 1 and Level 2 Fair Value Investments — The valuation techniques and significant inputs used in determining the fair values for investments classified as Level 1 and Level 2 are as follows:

Equity Securities — Equity securities and investment companies traded on a U.S. securities exchange or the NASDAQ system, or those located on certain foreign exchanges, including but not limited to the Americas, are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If there is no sale or official closing price or it is believed by the investment adviser to not represent fair value, equity securities and exchange traded investment companies are valued at the last bid price for long positions and at the last ask price for short positions. Investments in investment companies (other than those that are exchange traded) are valued at the NAV on the valuation date. To the extent these investments are actively traded, they are classified as Level 1 of the fair value hierarchy, otherwise they are generally classified as Level 2.

Unlisted equity securities for which market quotations are available are valued at the last sale price on the valuation date, or if no sale occurs, at the last bid price. Securities traded on certain foreign securities exchanges are valued daily at fair value determined by an independent fair value service (if available) under Valuation Procedures approved by the Trustees and consistent with applicable regulatory guidance. The independent fair value service takes into account multiple factors including, but not limited to, movements in the securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates that have occurred subsequent to the close of the foreign securities exchange. These investments are generally classified as Level 2 of the fair value hierarchy.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

Derivative Contracts — A derivative is an instrument whose value is derived from underlying assets, indices, reference rates or a combination of these factors. The Funds enter into derivative transactions to hedge against changes in interest rates, securities prices, and/or currency exchange rates, to increase total return, or to gain access to certain markets or attain exposure to other underliers.

Exchange-traded derivatives, including futures contracts, are valued at the last sale or settlement price and typically fall within Level 1 of the fair value hierarchy. Over-the-counter (“OTC”) and centrally cleared derivatives are valued using market transactions and other market evidence, including market-based inputs to models, calibration to market-clearing transactions, broker or dealer quotations, or other alternative pricing sources. Where models are used, the selection of a particular model to value OTC and centrally cleared derivatives depends upon the contractual terms of, and specific risks inherent in, the instrument, as well as the availability of pricing information in the market. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, voluntary and involuntary prepayment rates, loss severity rates and correlations of such inputs. For OTC and centrally cleared derivatives that trade in liquid markets, model inputs can generally be verified and model selection does not involve significant management judgment. OTC and centrally cleared derivatives are classified within Level 2 of the fair value hierarchy when significant inputs are corroborated by market evidence.

i.  Forward Contracts — A forward contract is a contract between two parties to buy or sell an asset at a specified price on a future date. A forward contract settlement can occur on a cash or delivery basis. Forward contracts are marked-to-market daily using independent vendor prices, and the change in value, if any, is recorded as an unrealized gain or loss.

A forward foreign currency contract is a forward contract in which a Fund agrees to receive or deliver a fixed quantity of one currency for another, at a pre-determined price at a future date. All forward foreign currency exchange contracts are settled with the counterparty in cash without the delivery of foreign currency.

ii.  Futures Contracts — Futures contracts are contracts to buy or sell a standardized quantity of a specified commodity or security and are valued based on exchanged settlement prices or independent market quotes. Futures contracts are valued at the last settlement price, or in the absence of a sale, the last bid price for long positions and at the last ask price for short positions, at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, a Fund deposits cash or securities in an account on behalf of the broker in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by a Fund equal to the daily change in the contract value and are recorded as variation margin receivable or payable with a corresponding offset to unrealized gains or losses.

B.  Level 3 Fair Value Investments — To the extent that significant inputs to valuation models and other alternative pricing sources are unobservable, or if quotations are not readily available, or if GSAMI believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined under Valuation Procedures approved by the Trustees. GSAMI, consistent with its procedures and applicable regulatory guidance, may make an adjustment to the most recent valuation prices of either domestic or foreign securities in light of significant events to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events which could affect a large number of securities in a particular market may include, but are not limited to: significant fluctuations in U.S. or foreign markets; market dislocations; market disruptions; or unscheduled market closings. Significant events which could also affect a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; ratings downgrades; and bankruptcies.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

C.  Fair Value Hierarchy — The following is a summary of the Funds’ investments and derivatives classified in the fair value hierarchy as of April 30, 2015:

FOCUSED INTERNATIONAL EQUITY

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$—	$67,314,033	$—
Australia and Oceania	—	9,074,616	—
Europe	—	128,625,956	—
North America	7,661,099	—	—
Total	$7,661,099	$205,014,605	$—

INTERNATIONAL SMALL CAP

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Africa	$—	$1,170,405	$—
Asia	2,508,335	50,885,617	—
Australia and Oceania	—	10,003,440	—
Europe	—	94,309,174	—
North America	15,746,918	—	—
Total	$18,255,253	$156,368,636	$—

Derivative Type
Liabilities(b)
Futures Contracts	$(10,040)	$—	$—

STRATEGIC INTERNATIONAL EQUITY

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Asia	$—	$16,905,826	$—
Australia and Oceania	—	2,391,033	—
Europe	—	43,470,460	—
North America	4,037,555	—	—
Total	$4,037,555	$62,767,319	$—

(a)	Amounts are disclosed by continent to highlight the impact of time zone differences between local market close and the calculation of NAV. Security valuations are based on the principal exchange or system on which they are traded, which may differ from country of domicile. The Funds utilize fair value model prices provided by an independent fair value service for international equities, resulting in a Level 2 classification.
(b)	Amount shown represents unrealized loss at period end.

For further information regarding security characteristics, see the Schedules of Investments.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

4. INVESTMENTS IN DERIVATIVES

The following table sets forth, by certain risk types, the gross value of derivative contracts as of April 30, 2015. These instruments were used to meet the Fund’s investment objectives and to obtain and/or manage exposure related to the risks below. The values in the table below exclude the effects of cash collateral received or posted pursuant to these derivative contracts, and therefore are not representative of the Fund’s net exposure:

Fund	Risk	Statements of Assets and Liabilities	Liabilities
International Small Cap	Equity	Variation margin on certain derivative contracts	$(10,040)	(a)

(a)	Includes unrealized gain (loss) on futures contracts described in the Additional Investment Information sections of the Schedules of Investments. Only current day’s variation margin is reported within the Statement of Assets and Liabilities.

The following table sets forth, by certain risk types, the Fund’s gains (losses) related to these derivatives and their indicative volumes for the six months ended April 30, 2015. These gains (losses) should be considered in the context that these derivative contracts may have been executed to create investment opportunities and/or economically hedge certain investments, and accordingly, certain gains (losses) on such derivative contracts may offset certain (losses) gains attributable to investments. These gains (losses) are included in “Net realized gain (loss)” or “Net change in unrealized gain (loss)” on the Statements of Operations:

INTERNATIONAL SMALL CAP
Risk	Statements of Operations	Net Realized Gain (Loss)	Net Change in Unrealized Gain (Loss)	Average Number of Contracts(a)
Currency	Net realized gain (loss) from forward foreign currency exchange contracts/Net change in unrealized gain (loss) on forward foreign currency exchange contracts	$(107,513)	$100,593	1
Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	119,613	(18,715)	22
Total		$12,100	$81,878	23

(a)	Average number of contracts is based on the average of month end balances for the period ended April 30, 2015.

5. AGREEMENTS AND AFFILIATED TRANSACTIONS

A.  Management Agreement — Under the Agreement, GSAMI manages the Funds, subject to the general supervision of the Trustees.

As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administration of the Funds’ business affairs, including providing facilities, GSAMI is entitled to a management fee, accrued daily and paid monthly, equal to an annual percentage rate of each Fund’s average daily net assets.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

For the six months ended April 30, 2015, contractual and effective net management fees with GSAMI were at the following rates:

	Contractual Management Rate						Effective Net Management Rate^
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate
Focused International Equity	1.00%	0.90%	0.86%	0.84%	0.82%	1.00%	0.85	%*
International Small Cap	1.10	1.10	0.99	0.94	0.92	1.10	0.90	*
Strategic International Equity	0.85	0.77	0.73	0.72	0.71	0.85	0.85

^	Effective Net Management Rate includes the impact of management fee waivers of affiliated underlying funds, if any.

*	GSAMI agreed to waive a portion of its management fee in order to achieve effective net management fee rates of 0.85% and 0.90% for the Focused International Equity and International Small Cap Funds, respectively, through at least February 29, 2016. Prior to such date GSAMI may not terminate the arrangement without the approval of the Trustees.

B.  Distribution and Service Plans — The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs, which serves as distributor (the “Distributor”), is entitled to a fee accrued daily and paid monthly, for distribution services and personal and account maintenance services, which may then be paid by Goldman Sachs to authorized dealers, at the following annual rates calculated on a Fund’s average daily net assets of each respective share class:

	Distribution and Service Plan Rates
	Class A*	Class C	Class R*
Distribution Plan	0.25%	0.75%	0.50%
Service Plan	—	0.25	—

*	With respect to Class A and Class R Shares, the Distributor at its discretion may use compensation for distribution services paid under the Distribution Plan to compensate service organizations for personal and account maintenance services and expenses as long as such total compensation does not exceed the maximum cap on “service fees” imposed by the Financial Industry Regulatory Authority.

C.  Distribution Agreement — Goldman Sachs, as Distributor of the shares of the Funds pursuant to a Distribution Agreement, may retain a portion of the Class A front end sales charge and Class C Shares’ CDSC. During the six months ended April 30, 2015, Goldman Sachs advised that it retained the following amounts:

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Focused International Equity	$2,619	$239
International Small Cap	755	—
Strategic International Equity	1,668	—

D.  Service Plan and Shareholder Administration Plan — The Trust, on behalf of each Fund that offers Service Shares, has adopted a Service Plan and a Shareholder Administration Plan. These plans allow for service organizations to provide varying levels of personal and account maintenance and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan each provide for compensation to the service organizations which is accrued daily and paid monthly at an annual rate of 0.25% (0.50% in aggregate) of the average daily net assets of the Service Shares.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

E.  Transfer Agency Agreement — Goldman Sachs also serves as the transfer agent of the Funds for a fee pursuant to the Transfer Agency Agreement. The fees charged for such transfer agency services are accrued daily and paid monthly at annual rates as follows: 0.19% of the average daily net assets of Class A, Class C, Class IR and Class R Shares; and 0.04% of the average daily net assets of Institutional and Service Shares.

F.  Other Expense Agreements and Affiliated Transactions — GSAMI has agreed to limit certain “Other Expenses” of the Funds (excluding acquired fund fees and expenses, transfer agency fees and expenses, service fees and shareholder administration fees (as applicable), taxes, interest, brokerage fees, shareholder meetings, litigation, indemnification and extraordinary expenses) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such Other Expense reimbursements, if any, are accrued daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAMI for prior fiscal year expense reimbursements, if any. The Other Expense limitations as an annual percentage rate of average daily net assets for the Focused International Equity, International Small Cap and Strategic International Equity Funds are 0.014%, 0.034% and 0.014%, respectively. These Other Expense limitations will remain in place through at least February 29, 2016, and prior to such date GSAMI may not terminate the arrangements without the approval of the Trustees. The Funds bear their respective share of costs related to proxy and shareholder meetings and GSAMI has agreed to reimburse each Fund to the extent such expenses exceed a specified percentage of the Fund’s net assets. In addition, the Funds have entered into certain offset arrangements with the custodian and the transfer agent, which may result in a reduction of the Funds’ expenses and are received irrespective of the application of the “Other Expense” limitations described above.

For the six months ended April 30, 2015, these expense reductions, including any fee waivers and Other Expense reimbursements, were as follows:

Fund	Management Fee Waiver	Custody Fee Credits	Other Expense Reimbursement	Total Expense Reductions
Focused International Equity	$166,249	$2,037	$204,645	$372,931
International Small Cap	190,209	1,773	220,659	412,641
Strategic International Equity	—	748	182,454	183,202

G.  Line of Credit Facility — As of April 30, 2015, the Funds participated in a $1,080,000,000 committed, unsecured revolving line of credit facility (the “facility”) together with other funds of the Trust and registered investment companies having management agreements with GSAMI or its affiliates (“Other Borrowers”). Pursuant to the terms of the facility, the Funds and Other Borrowers could increase the credit amount by an additional $120,000,000, for a total of up to $1,200,000,000. This facility is to be used for temporary emergency purposes, or to allow for an orderly liquidation of securities to meet redemption requests. The interest rate on borrowings is based on the federal funds rate. The facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the six months ended April 30, 2015, the Funds did not have any borrowings under the facility. The facility was increased to $1,205,000,000 effective May 5, 2015.

H.  Other Transactions with Affiliates — For the six months ended April 30, 2015, Goldman Sachs earned $902 in brokerage commissions from portfolio transactions, including futures transactions executed with Goldman Sachs as the Futures Commission Merchant, on behalf of the International Small Cap Fund.

As of April 30, 2015, the Goldman Sachs Satellite Strategies Portfolio was the beneficial owner of approximately 39% of total outstanding shares of the International Small Cap Fund.

As of April 30, 2015, the Goldman Sachs Group, Inc. was the beneficial owner of approximately 8% and 53% of the Class IR and Class R Shares of the Strategic International Equity Fund, respectively.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

6. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the six months ended April 30, 2015, were as follows:

Fund	Purchases	Sales and Maturities
Focused International Equity	$106,001,013	$151,857,051
International Small Cap	77,122,166	105,859,512
Strategic International Equity	26,920,516	35,011,295

7. TAX INFORMATION

As of the Funds’ most recent fiscal year end, October 31, 2014, the Funds’ capital loss carryforwards on a tax-basis were as follows:

	Focused International Equity	International Small Cap	Strategic International Equity
Capital loss carryforwards(1):
Expiring 2016	$(89,358,426)	$—	$(15,319,008)
Expiring 2017	(106,107,378)	(8,401,592)	(28,233,535)
Expiring 2019	(9,250,431)	—	—
Total capital loss carryforwards	$(204,716,235)	$(8,401,592)	$(43,552,543)

(1)	Expiration occurs on October 31 of the year indicated.

As of April 30, 2015, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Focused International Equity	International Small Cap	Strategic International Equity
Tax cost	$219,716,938	$169,727,411	$63,743,881
Gross unrealized gain	9,616,353	15,340,417	6,337,511
Gross unrealized loss	(16,657,587)	(10,443,939)	(3,276,518)
Net unrealized security gain (loss)	$(7,041,234)	$4,896,478	$3,060,993

The difference between GAAP-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales and differences related to the tax treatment of passive foreign investment company investments.

GSAMI has reviewed the Funds’ tax positions for all open tax years (the current and prior three years, as applicable) and has concluded that no provision for income tax is required in the Funds’ financial statements. Such open tax years remain subject to examination and adjustment by tax authorities.

8. OTHER RISKS

The Funds’ risks include, but are not limited to, the following:

Foreign Custody Risk — A Fund that invests in foreign securities may hold such securities and foreign currency with foreign banks, agents, and securities depositories appointed by the Fund’s custodian (each a “Foreign Custodian”). Some foreign

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

8. OTHER RISKS (continued)

custodians may be recently organized or new to the foreign custody business. In some countries, Foreign Custodians may be subject to little or no regulatory oversight or independent evaluation of their operations. Further, the laws of certain countries may place limitations on a Fund’s ability to recover its assets if a Foreign Custodian enters bankruptcy. Investments in emerging markets may be subject to greater custody risks than investments in more developed markets. Custody services in emerging market countries are very often undeveloped and may be considerably less well regulated than in more developed countries, and thus may not afford the same level of investor protection as would apply in developed countries.

Investments in Other Investment Companies — As a shareholder of another investment company, including an exchange traded fund (“ETF”), a Fund will directly bear its proportionate share of any net management fees and other expenses paid by such other investment companies, in addition to the fees and expenses regularly borne by the Fund. ETFs are subject to risks that do not apply to conventional mutual funds, including but not limited to the following: (i) the market price of the ETF’s shares may trade at a premium or a discount to their NAV; and (ii) an active trading market for an ETF’s shares may not develop or be maintained.

Issuer Concentration Risk — The Focused International Equity Fund intends to invest in a relatively small number of issuers. As a result, it may be subject to greater risks than a fund that invests in a greater number of issuers. A change in the value of any single investment held by the Fund may affect the overall value of the Fund more than it would affect a mutual fund that holds more investments. In particular, the Fund may be more susceptible to adverse developments affecting any single issuer in the Fund and may be susceptible to greater losses because of these developments.

Large Shareholder Transactions Risk — A Fund may experience adverse effects when certain large shareholders, such as other funds, institutional investors (including those trading by use of non-discretionary mathematical formulas), financial intermediaries (who may make investment decisions on behalf of underlying clients and/or include a Fund in their investment model), individuals, accounts and Goldman Sachs affiliates, purchase or redeem large amounts of shares of a Fund. Such large shareholder redemptions may cause the Fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact a Fund’s NAV and liquidity. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that a Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in a Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio.

Liquidity Risk — The Funds may make investments that are illiquid or that may become less liquid in response to market developments or adverse investor perceptions. Illiquid investments may be more difficult to value. Liquidity risk may also refer to the risk that a Fund will not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell investments at an unfavorable time and/or under unfavorable conditions.

Market and Credit Risks — In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk). Additionally, the Funds may also be exposed to credit risk in the event that an issuer or guarantor fails to perform or that an institution or entity with which the Funds have unsettled or open transactions defaults.

Investing in foreign markets may involve special risks and considerations not typically associated with investing in the U.S. Foreign securities may be subject to risk of loss because of more or less foreign government regulation, less public information and less economic, political and social stability in the countries in which the Fund invests. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions by the U.S. or other governments, or from problems in registration, settlement or custody. Foreign risk also involves the risk of negative foreign currency rate fluctuations, which may cause the value of securities denominated in such foreign currency (or other instruments through which the Fund has exposure to foreign currencies) to decline in value. Currency exchange rates may fluctuate significantly over short periods of time. To the extent that the Fund also invests in securities of issuers located in emerging markets, these risks may be more pronounced.

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

9. INDEMNIFICATIONS

Under the Trust’s organizational documents, its Trustees, officers, employees and agents are indemnified, to the extent permitted by the Act and state law, against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, GSAMI believes the risk of loss under these arrangements to be remote.

10. SUBSEQUENT EVENTS

Subsequent events after the Statement of Assets and Liabilities date have been evaluated through the date the financial statements were issued. GSAMI has concluded that there is no impact requiring adjustment or disclosure in the financial statements.

54

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

11. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Focused International Equity Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	151,424	$2,734,304	810,545	$16,129,234
Shares converted from Class B	4,363	79,894	1,752	34,678
Reinvestment of distributions	94,946	1,684,348	11,140	220,455
Shares redeemed	(522,592)	(9,266,071)	(729,100)	(14,367,121)
	(271,859)	(4,767,525)	94,337	2,017,246
Class B Shares(a)
Shares sold	—	—	1,969	37,951
Shares converted to Class A	(4,448)	(79,894)	(1,778)	(34,678)
Shares redeemed	(10,228)	(183,739)	(14,882)	(290,077)
	(14,676)	(263,633)	(14,691)	(286,804)
Class C Shares
Shares sold	125,269	2,080,654	302,550	5,604,612
Reinvestment of distributions	26,339	435,904	—	—
Shares redeemed	(140,726)	(2,367,104)	(200,946)	(3,633,294)
	10,882	149,454	101,604	1,971,318
Institutional Shares
Shares sold	627,844	11,298,805	5,268,434	106,829,174
Reinvestment of distributions	296,452	5,345,040	45,024	905,437
Shares redeemed	(2,251,474)	(40,966,915)	(1,779,054)	(35,339,890)
	(1,327,178)	(24,323,070)	3,534,404	72,394,721
Service Shares
Shares sold	516	9,234	1,479	29,637
Reinvestment of distributions	63	1,120	6	107
Shares redeemed	(16,435)	(284,841)	(1,715)	(33,946)
	(15,856)	(274,487)	(230)	(4,202)
Class IR Shares
Shares sold	13,584	250,777	179,185	3,632,048
Reinvestment of distributions	3,938	70,733	706	14,137
Shares redeemed	(35,518)	(644,897)	(139,046)	(2,781,071)
	(17,996)	(323,387)	40,845	865,114
NET INCREASE (DECREASE)	(1,636,683)	$(29,802,648)	3,756,269	$76,957,393

(a)	Class B Shares converted into Class A Shares at the close of business on November 14, 2014.

55

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

11. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	International Small Cap Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	119,307	$2,262,388	323,285	$6,313,379
Shares converted from Class B	2,533	47,348	788	15,330
Reinvestment of distributions	9,774	179,944	11,580	217,128
Shares redeemed	(110,011)	(2,087,840)	(311,187)	(6,123,835)
	21,603	401,840	24,466	422,002
Class B Shares(a)
Shares sold	—	—	447	8,625
Shares converted to Class A	(2,585)	(47,348)	(801)	(15,330)
Reinvestment of distributions	—	—	164	3,040
Shares redeemed	(9,887)	(181,106)	(11,188)	(215,433)
	(12,472)	(228,454)	(11,378)	(219,098)
Class C Shares
Shares sold	59,440	1,059,778	90,302	1,723,658
Reinvestment of distributions	1,390	24,687	1,298	23,503
Shares redeemed	(39,543)	(706,940)	(44,567)	(832,733)
	21,287	377,525	47,033	914,428
Institutional Shares
Shares sold	1,341,944	25,442,805	2,553,932	50,907,382
Reinvestment of distributions	151,458	2,864,067	168,944	3,252,168
Shares redeemed	(2,825,860)	(55,303,381)	(2,456,065)	(49,189,267)
	(1,332,458)	(26,996,509)	266,811	4,970,283
Service Shares
Shares sold	14,921	273,459	1,583	28,818
Reinvestment of distributions	796	14,470	884	16,362
Shares redeemed	(6,733)	(122,734)	(382)	(7,173)
	8,984	165,195	2,085	38,007
Class IR Shares
Shares sold	37,749	727,875	205,667	4,149,180
Reinvestment of distributions	4,295	81,045	969	18,633
Shares redeemed	(16,904)	(328,372)	(13,552)	(268,430)
	25,140	480,548	193,084	3,899,383
NET INCREASE (DECREASE)	(1,267,916)	$(25,799,855)	522,101	$10,025,005

(a)	Class B Shares converted into Class A Shares at the close of business on November 14, 2014.

56

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

11. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Strategic International Equity Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	126,402	$1,672,641	198,704	$2,763,446
Shares converted from Class B	82,119	1,098,759	32,994	459,442
Reinvestment of distributions	64,638	831,893	13,124	178,224
Shares redeemed	(149,390)	(1,944,568)	(315,548)	(4,390,132)
	123,769	1,658,725	(70,726)	(989,020)
Class B Shares(a)
Shares sold	—	—	2,579	32,762
Shares converted to Class A	(92,333)	(1,098,759)	(36,933)	(459,442)
Reinvestment of distributions	—	—	87	1,060
Shares redeemed	(19,706)	(234,677)	(58,436)	(727,361)
	(112,039)	(1,333,436)	(92,703)	(1,152,981)
Class C Shares
Shares sold	27,052	318,238	82,020	1,031,878
Reinvestment of distributions	11,938	138,834	605	7,442
Shares redeemed	(38,894)	(460,756)	(139,914)	(1,749,533)
	96	(3,684)	(57,289)	(710,213)
Institutional Shares
Shares sold	820,966	11,316,920	701,638	10,194,170
Reinvestment of distributions	113,557	1,525,074	32,742	463,301
Shares redeemed	(1,276,058)	(17,599,414)	(386,526)	(5,573,406)
	(341,535)	(4,757,420)	347,854	5,084,065
Class IR Shares
Shares sold	334	4,227	5,492	76,480
Reinvestment of distributions	391	5,027	46	623
Shares redeemed	(1,085)	(14,175)	(773)	(10,433)
	(360)	(4,921)	4,765	66,670
Class R Shares
Shares sold	20	265	4	53
Reinvestment of distributions	23	293	4	58
	43	558	8	111
NET INCREASE (DECREASE)	(330,026)	$(4,440,178)	131,909	$2,298,632

(a)	Class B Shares converted into Class A Shares at the close of business on November 14, 2014.

57

GOLDMAN SACHS FUNDAMENTAL INTERNATIONAL EQUITY FUNDS

Fund Expenses — Six Month Period Ended April 30, 2015 (Unaudited)

As a shareholder of Class A, Class C, Institutional, Service, Class IR or Class R Shares of a Fund you incur two types of costs: (1) transaction costs, including sales charges on purchase payments (with respect to Class A Shares) and contingent deferred sales charges on redemptions (with respect to and Class C Shares); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class C and Class R Shares); and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class C, Institutional, Service, Class IR and Class R Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from November 1, 2014 through April 30, 2015.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual net expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fee or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Focused International Equity Fund				International Small Cap Fund				Strategic International Equity Fund
Share Class	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*
Class A
Actual	$1,000	$1,056.40		$6.63	$1,000	$1,079.60		$7.06	$1,000	$1,052.60		$6.62
Hypothetical 5% return	1,000	1,018.35	+	6.51	1,000	1,018.00	+	6.85	1,000	1,018.35	+	6.51
Class C
Actual	1,000	1,052.60		10.43	1,000	1,075.90		10.91	1,000	1,048.70		10.41
Hypothetical 5% return	1,000	1,014.63	+	10.24	1,000	1,014.28	+	10.59	1,000	1,014.63	+	10.24
Institutional
Actual	1,000	1,058.50		4.59	1,000	1,081.90		5.01	1,000	1,055.20		4.59
Hypothetical 5% return	1,000	1,020.33	+	4.51	1,000	1,019.98	+	4.86	1,000	1,020.33	+	4.51
Service
Actual	1,000	1,055.80		7.14	1,000	1,079.50		7.58	N/A	N/A		N/A
Hypothetical 5% return	1,000	1,017.85	+	7.00	1,000	1,017.50	+	7.35	N/A	N/A		N/A
Class IR
Actual	1,000	1,057.40		5.36	1,000	1,081.30		5.78	1,000	1,054.40		5.35
Hypothetical 5% return	1,000	1,019.59	+	5.26	1,000	1,019.24	+	5.61	1,000	1,019.59	+	5.26
Class R
Actual	N/A	N/A		N/A	N/A	N/A		N/A	1,000	1,051.10		7.88
Hypothetical 5% return	N/A	N/A		N/A	N/A	N/A		N/A	1,000	1,017.11		7.75

*	Expenses are calculated using each Fund’s annualized net expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended April 30, 2015. Expenses are calculated by multiplying the annualized net expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class C	Institutional	Service	Class IR	Class R
Focused International Equity	1.30%	2.05%	0.90%	1.40%	1.05%	N/A
International Small Cap	1.37	2.12	0.97	1.47	1.12	N/A
Strategic International Equity	1.30	2.05	0.90	N/A	1.05	1.55%

+	Hypothetical expenses are based on each Fund’s actual annualized net expense ratios and an assumed rate of return of 5% per year before expenses.

58

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With approximately $1.02 trillion in assets under supervision as of March 31, 2015, Goldman Sachs Asset Management (“GSAM”) has portfolio management teams located around the world and our investment professionals bring firsthand knowledge of local markets to every investment decision. Assets under supervision includes assets under management and other client assets for which Goldman Sachs does not have full discretion. GSAM leverages the resources of Goldman, Sachs & Co. subject to legal, internal and regulatory restrictions.

Money Market1

Financial Square FundsSM

■	Financial Square Tax-Exempt Funds
■	Financial Square Federal Fund
■	Financial Square Government Fund
■	Financial Square Money Market Fund
■	Financial Square Prime Obligations Fund
■	Financial Square Treasury Instruments Fund
■	Financial Square Treasury Obligations Fund

Fixed Income

Short Duration and Government

■	Enhanced Income Fund
■	High Quality Floating Rate Fund
■	Limited Maturity Obligations Fund
■	Short Duration Government Fund
■	Short Duration Income Fund
■	Government Income Fund
■	Inflation Protected Securities Fund

Multi-Sector

■	Core Fixed Income Fund
■	Bond Fund[2]
■	Global Income Fund
■	Strategic Income Fund

Municipal and Tax-Free

■	High Yield Municipal Fund
■	Dynamic Municipal Income Fund[3]
■	Short Duration Tax-Free Fund

Single Sector

■	Investment Grade Credit Fund
■	U.S. Mortgages Fund
■	High Yield Fund
■	High Yield Floating Rate Fund
■	Emerging Markets Debt Fund
■	Local Emerging Markets Debt Fund
■	Dynamic Emerging Markets Debt Fund

Fixed Income Alternatives

■	Long Short Credit Strategies Fund
■	Fixed Income Macro Strategies Fund

Fundamental Equity

■	Growth and Income Fund
■	Small Cap Value Fund
■	Small/Mid Cap Value Fund
■	Mid Cap Value Fund
■	Large Cap Value Fund
■	Capital Growth Fund
■	Strategic Growth Fund
■	Focused Growth Fund
■	Small/Mid Cap Growth Fund
■	Flexible Cap Growth Fund
■	Concentrated Growth Fund
■	Technology Tollkeeper Fund
■	Growth Opportunities Fund
■	Rising Dividend Growth Fund
■	Dynamic U.S. Equity Fund[4]
■	Income Builder Fund

Tax-Advantaged Equity

■	U.S. Tax-Managed Equity Fund
■	International Tax-Managed Equity Fund
■	U.S. Equity Dividend and Premium Fund
■	International Equity Dividend and Premium Fund

Equity Insights

■	Small Cap Equity Insights Fund
■	U.S. Equity Insights Fund
■	Small Cap Growth Insights Fund
■	Large Cap Growth Insights Fund
■	Large Cap Value Insights Fund
■	Small Cap Value Insights Fund
■	International Small Cap Insights Fund
■	International Equity Insights Fund
■	Emerging Markets Equity Insights Fund

Fundamental Equity

International

■	Strategic International Equity Fund
■	Focused International Equity Fund
■	International Small Cap Fund
■	Asia Equity Fund
■	Emerging Markets Equity Fund
■	BRIC Fund (Brazil, Russia, India, China)
■	N-11 Equity Fund

Select Satellite5

■	Global Managed Beta Fund
■	Multi-Manager Non-Core Fixed Income Fund
■	Real Estate Securities Fund
■	International Real Estate Securities Fund
■	Commodity Strategy Fund
■	Dynamic Commodity Strategy Fund
■	Dynamic Allocation Fund
■	Absolute Return Tracker Fund
■	Long Short Fund
■	Managed Futures Strategy Fund
■	MLP Energy Infrastructure Fund
■	Multi-Manager Alternatives Fund
■	Multi-Asset Real Return Fund
■	Retirement Portfolio Completion Fund
■	Tactical Tilt Implementation Fund

Total Portfolio Solutions5

■	Balanced Strategy Portfolio
■	Growth and Income Strategy Portfolio
■	Growth Strategy Portfolio
■	Equity Growth Strategy Portfolio
■	Satellite Strategies Portfolio
■	Enhanced Dividend Global Equity Portfolio
■	Tax Advantaged Global Equity Portfolio

[1]	An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.
[2]	Effective on October 1, 2014, the Goldman Sachs Core Plus Fixed Income Fund was renamed the Goldman Sachs Bond Fund.
[3]	Effective on December 18, 2014, the Goldman Sachs Municipal Income Fund was renamed the Goldman Sachs Dynamic Municipal Income Fund.
[4]	Effective on April 30, 2015, the Goldman Sachs U.S. Equity Fund was renamed the Goldman Sachs Dynamic U.S. Equity Fund.
[5]	Individual Funds within the Total Portfolio Solutions and Select Satellite categories will have various placement on the risk/return spectrum and may have greater or lesser risk than that indicated by the placement of the general Total Portfolio Solutions or Select Satellite category.

Financial Square FundsSM is a registered service mark of Goldman, Sachs & Co.

*This	list covers open-end funds only. Please visit our website at www.GSAMFUNDS.com to learn about our closed-end funds.

TRUSTEES

Ashok N. Bakhru, Chairman

Kathryn A. Cassidy

John P. Coblentz, Jr.

Diana M. Daniels

Joseph P. LoRusso

Herbert J. Markley

James A. McNamara

Jessica Palmer

Alan A. Shuch

Richard P. Strubel

Roy W. Templin

Gregory G. Weaver

OFFICERS James A. McNamara, President Scott M. McHugh, Principal Financial Officer and Treasurer Caroline L. Kraus, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent	GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL Investment Adviser

Visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns.

Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282

The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (II) on the Securities and Exchange Commission Web site at http://www.sec.gov.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the SEC’s web site at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. The Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. Forms N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

The website links provided are for your convenience only and are not an endorsement or recommendation by GSAM of any of these websites or the products or services offered. GSAM is not responsible for the accuracy and validity of the content of these websites.

Fund holdings and allocations shown are as of April 30, 2015 and may not be representative of future investments. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Current and future holdings are subject to risk.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property and a service mark of Morgan Stanley Capital International Inc. (MSCI) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (S&P) and is licensed for use by Goldman Sachs. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

The portfolio risk management process includes an effort to monitor and manage risk, but does not imply low risk.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus or summary prospectus, if applicable. Investors should consider a Fund’s objective, risks, and charges and expenses, and read the summary prospectus, if available, and/or the Prospectus carefully before investing or sending money. The summary prospectus, if available, and the Prospectus contain this and other information about a Fund and may be obtained from your authorized dealer or from Goldman, Sachs & Co. by calling (retail – 1-800-526-7384) (institutional – 1-800-621-2550).

© 2015 Goldman Sachs. All rights reserved. 164842.MF.MED.TMPL/6/2015 EQINTSAR-15/10.6K

Goldman Sachs Funds

Semi-Annual Report	April 30, 2015

International Equity Insights Funds
Emerging Markets Equity Insights
International Equity Insights
International Small Cap Insights

Goldman Sachs International Equity

Insights Funds

■	EMERGING MARKETS EQUITY INSIGHTS

■	INTERNATIONAL EQUITY INSIGHTS

■	INTERNATIONAL SMALL CAP INSIGHTS

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Principal Investment Strategies and Risks

This is not a complete list of risks that may affect the Funds. For additional information concerning the risks applicable to the Funds, please see the Funds’ Prospectus.

The Goldman Sachs Emerging Markets Equity Insights Fund invests primarily in a diversified portfolio of equity investments in emerging country issuers. The Fund’s investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic and political developments. The securities markets of emerging countries have less government regulation and are subject to less extensive accounting and financial reporting requirements than the markets of more developed countries. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all. The Investment Adviser’s use of quantitative models to execute the Fund’s investment strategy may fail to produce the intended result. Different investment styles (e.g., “quantitative”) tend to shift in and out of favor, and at times the Fund may underperform other funds that invest in similar asset classes. The Fund may have a high rate of portfolio turnover, which involves correspondingly greater expenses which must be borne by the Fund, and is also likely to result in short-term capital gains taxable to shareholders.

The Goldman Sachs International Equity Insights Fund invests primarily in a broadly diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States. The Fund’s investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. The Investment Adviser’s use of quantitative models to execute the Fund’s investment strategy may fail to produce the intended result. Different investment styles (e.g., “quantitative”) tend to shift in and out of favor, and at times the Fund may underperform other funds that invest in similar asset classes. The Fund may have a high rate of portfolio turnover, which involves correspondingly greater expenses which must be borne by the Fund, and is also likely to result in short-term capital gains taxable to shareholders.

The Goldman Sachs International Small Cap Insights Fund invests primarily in a broadly diversified portfolio of equity investments in small capitalization non-U.S. issuers. The Fund’s investments are subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile and less liquid than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. The securities of mid- and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. The Investment Adviser’s use of quantitative models to execute the Fund’s investment strategy may fail to produce the intended result. Different investment styles (e.g., “quantitative”) tend to shift in and out of favor, and at times the Fund may underperform other funds that invest in similar asset classes. The Fund may have a high rate of portfolio turnover, which involves correspondingly greater expenses which must be borne by the Fund, and is also likely to result in short-term capital gains taxable to shareholders.

3

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Goldman Sachs’ International Equity Insights Investment Process

■	Comprehensive – We forecast returns on over 8,000 international stocks and 43 equity markets on a daily basis.

■	Rigorous – We evaluate stocks, countries and currencies based on fundamental investment criteria that have outperformed historically.

■	Objective – Our stock and equity market selection process is free from emotion that may lead to biased investment decisions.

■	Our computer optimization process allocates risk to our best investment ideas and constructs funds that strive to neutralize systematic risks and deliver better returns.

■	We use proprietary risk models that are designed to be more precise, more focused and faster to respond because they seek to identify, track and manage risk specific to our process, using daily data.

Fully invested, well-diversified international portfolio that seeks to:

■	Blend top-down market views with bottom-up stock selection.

■	Maintain style, sector, risk and capitalization characteristics similar to the benchmark.

■	Achieve excess returns by taking many small diversified stock positions. Additionally, in the Goldman Sachs Emerging Markets Equity Insights Fund and the Goldman Sachs International Equity Insights Fund we take intentional country bets.

The portfolio risk management process includes an effort to monitor and manage risk, but does not imply low risk.

4

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Enhancements Made to Proprietary Quantitative Model during the Six-Month Period Ended April 30, 2015

We continuously look for ways to improve our investment process. Accordingly, we introduced a number of enhancements to our proprietary quantitative model during the six-month period ended April 30, 2015.

We implemented an enhancement to our Valuation theme to evaluate energy companies’ reserves. Energy reserves are not capitalized on the balance sheet, so we believe reserve-based valuation metrics provide a more accurate picture of the intrinsic value of an energy company. In addition, we implemented an enhancement to our Sentiment theme through which we analyze short selling of stocks in order to gain a more comprehensive understanding of investor views about potential future price declines. We analyze more than 9,000 stocks on a daily basis to identify companies with large, “fresh” short positions that may indicate negative return expectations. Also, in all global regions except Europe, we implemented an enhancement to our Momentum theme, evaluating price pressures created through consistent trade imbalances between buyers and sellers. In certain instances, traders may push prices as they engage in end-of-day hedging, inventory management and index trading. Such activities, when persistent, can create buying and selling opportunities as stock prices revert to long-term views. Additionally, for India, we enhanced our ability, through our global linkages theme, to examine the relationship between the separate companies that belong to a single conglomerate as well as between public sector companies that belong to the same state owned industry sub-group. In Japan, we enhanced our global linkages theme to look at economic relationships between companies along the automotive supply chain from parts manufacturers to auto dealers.

5

MARKET REVIEW

Goldman Sachs International Equity

Insights Funds

Market Review

During the six-month period ended April 30, 2015 (the “Reporting Period”), emerging markets equities and international developed markets equities generated positive returns.

Emerging Markets Equities

Emerging markets equities advanced during the Reporting Period despite concerns about slowing economic growth, particularly in China, and the impact of weak commodity prices, particularly the sharp decline in oil prices.

During the Reporting Period, China’s Gross Domestic Product (“GDP”) growth slowed to 7% for the first quarter of 2015, down from 7.3% for calendar year 2014, while many other economic indicators similarly deteriorated. However, the Chinese central bank took a number of steps toward easing its monetary policy during the Reporting Period. Most notably, perhaps, in April 2015, the People’s Bank of China slashed its reserve requirement ratio by 100 basis points to 18.5% for the largest banks, which is the lowest level since 2012. (A basis point is 1/100th of a percentage point. The reserve requirement ratio is the portion, expressed as a percent, of depositors’ balances banks must have on hand as cash. This is a requirement determined by a country’s central bank. The reserve ratio affects the money supply in a country.) Chinese equities soared on the news, sparking a sharp rally in emerging markets equities broadly in April 2015. Indeed, outperformance of Chinese equities accounted for most of the gains of the MSCI® Emerging Markets Standard Index (unhedged, with dividends reinvested, net of dividend withholding taxes) (“MSCI® EM Index”) for the Reporting Period as a whole.

As for oil prices, the international Brent Crude oil benchmark price fell rather steadily from a high of $115 per barrel in June 2014 to a low of $47 per barrel in January 2015 before rebounding to almost $70 per barrel by the end of April 2015. In turn, big commodity-exporting countries, including Brazil and Russia, as well as the energy sector of the MSCI® EM Index, were negatively impacted by the low prices for most of the Reporting Period. However, both countries’ equity markets and the broader MSCI® EM Index rallied with the rebound in oil prices in April 2015.

For the Reporting Period overall, the MSCI® EM Index returned 3.92%.* Eight of the 23 countries in the MSCI® EM Index were up for the Reporting Period, with China (+29.60%) and Hungary (+23.75%) posting the largest gains. China was also the largest positive contributor on the basis of impact, which takes both weightings and total returns into account.

Five of the 10 sectors in the MSCI® EM Index were up for the Reporting Period, with information technology (+9.76%) and financials (+8.49%) generating the strongest returns. The financials sector was the largest positive contributor to MSCI® EM Index returns on the basis of impact.

*	All index returns are expressed in U.S. dollar terms.

6

MARKET REVIEW

International Equities

International developed markets equities recorded a solid gain during the Reporting Period, with central bank policy, currency movements and the sharp decline in oil prices among the dominant themes.

Both the European Central Bank and the Bank of Japan employed easy monetary policy in an effort to stimulate economic growth. With interest rates near zero in both regions, both the euro and the yen fell against the U.S. dollar, which helped increase exports, an important source of revenue to companies in Europe and Japan. The euro sank to a 12-year low against the U.S. dollar in March 2015 before rebounding slightly in April 2015, and the impact of depreciation was already noticeable in many European corporate earnings reports, many of which were better than expected. Japanese companies also began to benefit from the weak yen. Strong equity markets in both regions reflected optimism that the monetary stimulus would stave off deflation and promote economic growth. While progress was slow, a number of economic indicators in both regions appeared to be improving toward the end of the Reporting Period.

As for oil prices, the international Brent Crude oil benchmark price fell rather steadily from a high of $115 per barrel in June 2014 to a low of $47 per barrel in January 2015 before rebounding to almost $70 per barrel by the end of April 2015. The low price of crude oil forced many energy companies to lower their earnings projections. As a result, the energy sector, and those countries’ equity markets most closely tied to the commodities markets, declined most during the Reporting Period. That said, market participants perceived the combination of lower energy prices, aggressive monetary stimulus and improving economies as beneficial for consumers in Europe and Japan. As consumer confidence and consumer spending slowly improved during the Reporting Period, the stocks of many consumer-oriented companies rose in anticipation of a further increase in consumption.

For the Reporting Period overall, the MSCI® EAFE Index returned 6.81%.* Seventeen of the 21 countries in the MSCI® EAFE Index were up for the Reporting Period, with Denmark (+16.29%) and Ireland (+15.43%) recording the largest gains. Japan (+12.62%) was the largest contributor on the basis of impact, which takes both weightings and total returns into account.

Eight of the 10 sectors in the MSCI® EAFE Index generated positive returns during the Reporting Period, with consumer discretionary (+14.40%) and information technology (+10.71%) gaining the most. The consumer discretionary sector was also the largest contributor to MSCI® EAFE Index returns on the basis of impact.

In the international small cap arena, the MSCI® EAFE Small Cap Index (unhedged, with dividends reinvested, net of dividend withholding taxes) (“MSCI® EAFE Small Cap Index”) gained 10.08%* during the Reporting Period. Nineteen of the 21 countries in the MSCI® EAFE Small Cap Index were up for the Reporting Period, with Ireland (+27.44%) and Italy (+21.48%) advancing the most. Japan (+10.60%) was also the largest contributor on the basis of impact, which takes both weightings and total returns into account.

Eight of the 10 sectors in the MSCI® EAFE Small Cap Index recorded positive returns during the Reporting Period, with materials (+13.58%) and consumer discretionary (+12.03%) posting the largest gains. The financials sector (+11.98%) was the largest contributor to MSCI® EAFE Small Cap Index returns on the basis of impact.

*	All index returns are expressed in U.S. dollar terms.

7

MARKET REVIEW

Looking Ahead

At the end of the Reporting Period, we continued to believe that less expensive stocks should outpace more expensive stocks. In addition, we expected stocks with good momentum to outperform those with poor momentum. We plan to focus on seeking companies about which fundamental research analysts are becoming more positive as well as profitable companies with what we view as sustainable earnings and a track record of using their capital to enhance shareholder value. As such, we anticipate remaining fully invested, with long-term performance likely to be the result of stock selection rather than sector or capitalization allocations.

We stand behind our investment philosophy that sound economic investment principles, coupled with a disciplined quantitative approach, can provide strong, uncorrelated returns over the long term. Our research agenda is robust, and we continue to enhance our existing models, add new proprietary forecasting signals and improve our trading execution as we seek to provide the most value to our shareholders.

8

PORTFOLIO RESULTS

Goldman Sachs Emerging Markets Equity Insights Fund

Investment Objective

The Fund seeks long-term growth of capital.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Quantitative Investment Strategies Team discusses the Goldman Sachs Emerging Markets Equity Insights Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, IR and R Shares generated cumulative total returns, without sales charges, of 6.32%, 5.93%, 6.61%, 6.48% and 6.34%, respectively. These returns compare to the 3.92% cumulative total return of the Fund’s benchmark, the MSCI® Emerging Markets Standard Index (unhedged, with dividends reinvested, net of dividend withholding taxes) (the “MSCI® EM Index” or the “Index”), during the same period.

Q	What key factors were most responsible for the Fund’s performance during the Reporting Period?

A	We use two distinct strategies — a bottom-up stock selection strategy and a top-down country/currency selection strategy — to manage the Fund. These strategies are uncorrelated, that is, they tend to perform independently of each other over time, which enables us to greater diversify the portfolio. During the Reporting Period, our stock selection strategy, which uses fundamental research and stock selection models based on six investment themes, added to the Fund’s relative performance. Our country/currency selection strategy also enhanced relative returns.

Q	Which investment themes helped and which hurt within the Team’s stock selection strategy?

A	Our bottom-up stock selection strategy contributed positively to the Fund’s relative performance during the Reporting Period. We use a quantitative model and six investment themes to take a long-term view of market patterns and look for inefficiencies, selecting stocks for the Fund and overweighting or underweighting those stocks chosen by the model. Over time and by design, the performance of any one of our model’s investment themes tends to have a low correlation with the model’s other themes, demonstrating the diversification benefit of our theme-driven quantitative model. The variance in performance supports our research indicating that the diversification provided by our different investment themes is a significant investment advantage over the long term, even though the Fund may experience underperformance in the short term. Of course, diversification does not protect an investor from market risk nor does it ensure a profit.

During the Reporting Period, five of our six investment themes added to the Fund’s relative returns. Momentum was our best performing theme. The Momentum theme seeks to predict drifts in stock prices caused by delayed investor reaction to company-specific information and information about related companies. Sentiment, Management, Profitability and Valuation also added to relative results. The Sentiment theme reflects selected investment views and decisions of individuals and financial intermediaries. The Management theme assesses the characteristics, policies and strategic decisions of company management. The Profitability theme assesses whether a company is earning more than its cost of capital. The Valuation theme attempts to capture potential mispricings of securities, typically by comparing a measure of the company’s intrinsic value to its market value.

Our Quality theme, which seeks to assess both firm and management quality, had a rather neutral impact on relative performance during the Reporting Period.

Q	How did the Fund’s sector and industry allocations affect relative results?

A	In constructing the portfolio, we focus on picking stocks rather than on making sector or industry bets. Consequently, the Fund is similar to the Index in terms of its sector and industry allocations and its style. Changes in its sector or industry weights generally do not have a meaningful impact on relative returns.

9

PORTFOLIO RESULTS

Q	Did stock selection help or hurt Fund performance during the Reporting Period?

A	We seek to outpace the Index by overweighting stocks we expect to outperform and underweighting those we think may lag. At the same time, we strive to maintain a risk profile similar to the Index. The Fund’s investments are selected using fundamental research and a variety of quantitative techniques based on our investment themes. For example, the Fund aims to hold a basket of stocks with better Momentum characteristics than the benchmark.

During the Reporting Period, our stock selection bolstered the Fund’s relative performance. Investments in the industrials, consumer staples and financials sectors added to relative returns. Holdings in health care, utilities and energy detracted from results.

Q	Which stock positions contributed most to the Fund’s relative returns during the Reporting Period?

A	The Fund benefited from overweight positions in Pegatron, a Taiwan-based electronics manufacturing company; Bank of China; and China Southern Airlines. We chose to overweight Pegatron and China Southern Airlines because of our positive views on Momentum and Valuation. The overweight in Bank of China was the result of our positive views of Management and Valuation.

Q	Which Fund positions detracted most from results during the Reporting Period?

A	The Fund was hurt by an underweight in Infosys, an India-based business and information technology consulting company. Overweight positions in China-based Sihuan Pharmaceutical and Brazil-based bank Banco do Brasil also dampened relative returns. The underweight in Infosys was adopted because of our negative views on Momentum. We assumed the overweights in Sihuan Pharmaceutical and Banco do Brasil due to our positive views on Momentum and Valuation (The Fund exited its position in Pegatron during the Reporting Period.).

Q	What impact did the Team’s country/currency selection strategy have on the Fund’s relative performance during the Reporting Period?

A	Our country/currency strategy added to relative performance during the Reporting Period. Overweight positions in Hungary and India, as well as an underweight in Poland, contributed positively. The Fund was hampered by overweight positions in Turkey and Malaysia. An underweight in China also detracted from results.

We made our picks using our proprietary models, which, during the Reporting Period, were based on three investment themes specific to our country/currency strategy — Valuation, Risk Premium and Macro. Valuation favors equity and currency markets that appear cheap relative to accounting measures of value and purchasing power. Risk Premium evaluates whether a country is overcompensating investors for various types of risk. Macro assesses a market’s macroeconomic environment and growth prospects.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we used financial futures contracts to equitize the Fund’s cash holdings. In other words, we put the Fund’s cash holdings to work by using them as collateral for the purchase of financial futures contracts.

Q	What changes did you make to the Fund’s country weightings during the Reporting Period?

A	During the Reporting Period, we moved the Fund from underweight positions relative to the Index in Turkey and Mexico to overweight positions. We reduced the size of the Fund’s underweight in India and the size of its overweight in Brazil. In addition, we shifted the Fund from overweight positions in Poland and Hungary to underweight positions relative to the Index.

Q	What were the Fund’s sector and country weightings at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund was overweight relative to the Index in the consumer staples, industrials, information technology and health care sectors. Compared to the Index, the Fund was underweight utilities, energy, consumer discretionary and telecommunications services. The Fund was relatively neutral compared to the Index in the financials and materials sectors at the end of the Reporting Period.

In terms of countries, the Fund was overweight China, Mexico, Turkey, South Korea and Brazil at the end of the Reporting Period. Compared to the Index, the Fund was underweight Hungary, Malaysia, Poland, Chile and South Africa. The Fund was relatively neutral compared to the Index in Peru, Taiwan, Russia, Greece, Thailand, Egypt, India, Qatar, United Arab Emirates, Colombia, the Philippines, Indonesia and the Czech Republic at the end of the Reporting Period.

10

FUND BASICS

Emerging Markets Equity Insights Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	MSCI® EM Index[2]
Class A	6.32%	3.92%
Class C	5.93	3.92
Institutional	6.61	3.92
Class IR	6.48	3.92
Class R	6.34	3.92

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI® EM Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of April 30, 2015, the MSCI® EM Index consists of the following 23 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Since Inception	Inception Date
Class A	-1.66%	1.60%	-1.48%	10/5/07
Class C	2.28	1.99	-1.41	10/5/07
Institutional	4.54	3.18	-0.34	10/5/07
Class IR	4.43	N/A	4.45	8/31/10
Class R	3.77	N/A	5.65	2/28/14

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Class R and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

11

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.58%	1.66%
Class C	2.33	2.41
Institutional	1.18	1.26
Class IR	1.34	1.39
Class R	1.82	2.07

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Total Net Assets	Line of Business	Country
Tencent Holdings Ltd.	3.0%	Software & Services	China
Bank of China Ltd. Class H	2.7	Banks	China
Samsung Electronics Co. Ltd.	2.5	Technology Hardware & Equipment	South Korea
Taiwan Semiconductor Manufacturing Co. Ltd. ADR	2.3	Semiconductors & Semiconductor Equipment	Taiwan
Itau Unibanco Holding SA ADR	2.2	Banks	Brazil
Infosys Ltd. ADR	2.0	Software & Services	India
America Movil SAB de CV Class L ADR	1.9	Telecommunication Services	Mexico
Fubon Financial Holding Co. Ltd.	1.8	Diversified Financials	Taiwan
BRF SA	1.8	Food, Beverage & Tobacco	Brazil
Amorepacific Corp.	1.8	Household & Personal Products	South Korea

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

12

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

13

PORTFOLIO RESULTS

Goldman Sachs International Equity Insights Fund

Investment Objective

The Fund seeks long-term growth of capital.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Quantitative Investment Strategies Team discusses the Goldman Sachs International Equity Insights Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional, Service, IR and R Shares generated cumulative total returns, without sales charges, of 6.08%, 5.66%, 6.29%, 5.95%, 6.22% and 5.89%, respectively. These returns compare to the 6.81% cumulative total return of the Fund’s benchmark, the MSCI® EAFE Standard Index (unhedged, with dividends reinvested, net of dividend withholding taxes) (the “MSCI® EAFE (Net) Index” or the “Index”), during the same period.

Q	What key factors were most responsible for the Fund’s performance during the Reporting Period?

A	We use two distinct strategies — a bottom-up stock selection strategy and a top-down country/currency selection strategy — to manage the Fund. These strategies are uncorrelated, that is, they tend to perform independently of each other over time, which enables us to greater diversify the portfolio. Our bottom-up stock selection strategy, which uses fundamental research and stock selection models based on six investment themes, added to relative performance during the Reporting Period. Our country/currency selection strategy detracted from relative returns.

Q	Which investment themes helped and which hurt within the Team’s stock selection strategy?

A	Our bottom-up stock selection strategy contributed positively to relative performance during the Reporting Period. We use a quantitative model and six investment themes to take a long-term view of market patterns and look for inefficiencies, selecting stocks for the Fund and overweighting or underweighting those stocks chosen by the model. Over time and by design, the performance of any one of our model’s investment themes tends to have a low correlation with the model’s other themes, demonstrating the diversification benefit of our theme-driven quantitative model. The variance in performance supports our research indicating that the diversification provided by our different investment themes is a significant investment advantage over the long term, even though the Fund may experience underperformance in the short term. Of course, diversification does not protect an investor from market risk nor does it ensure a profit.

During the Reporting Period, five of our six investment themes added to the Fund’s relative returns. Our best performing theme was Momentum. The Momentum theme seeks to predict drifts in stock prices caused by delayed investor reaction to company-specific information and information about related companies. Sentiment, Valuation, Profitability and Quality also enhanced results. The Sentiment theme reflects selected investment views and decisions of individuals and financial intermediaries. The Valuation theme attempts to capture potential mispricings of securities, typically by comparing a measure of the company’s intrinsic value to its market value. The Profitability theme assesses whether a company is earning more than its cost of capital. The Quality theme seeks to assess both firm and management quality.

The Management theme, which assesses the characteristics, policies and strategic decisions of company management, detracted slightly from relative performance during the Reporting Period.

Q	How did the Fund’s sector and industry allocations affect relative results?

A	In constructing the portfolio, we focus on picking stocks rather than on making sector or industry bets. Consequently, the Fund is similar to the Index in terms of its sector and industry allocations and its style. Changes in its sector or industry weights generally do not have a meaningful impact on relative returns.

14

PORTFOLIO RESULTS

Q	Did stock selection help or hurt Fund performance during the Reporting Period?

A	We seek to outpace the Index by overweighting stocks we expect to outperform and underweighting those we think may lag. At the same time, we strive to maintain a risk profile similar to the Index. The Fund’s investments are selected using fundamental research and a variety of quantitative techniques based on our investment themes. For example, the Fund aims to hold a basket of stocks with better Momentum characteristics than the benchmark.

During the Reporting Period, certain stock positions hurt the Fund’s relative performance. Stock choices in telecommunication services, financial and consumer staples detracted from returns. Investments in the industrials, information technology and consumer discretionary sectors contributed positively.

Q	Which stock positions contributed most to the Fund’s relative returns during the Reporting Period?

A	The Fund benefited from overweight positions in Duerr, a German mechanical and plant engineering firm; Renault, a French vehicle manufacturer; and AMS, an Austrian-headquartered semiconductor maker. We adopted the overweight in Duerr because of our positive views on Valuation and Sentiment, while the overweight in Renault was the result of our positive views on Valuation. The Fund was overweight AMS due to our positive views on Momentum and Sentiment.

Q	Which Fund positions detracted most from results during the Reporting Period?

A	The Fund was hampered by its lack of exposure to Japan-based Toyota Motor; stock exchange Hong Kong Exchanges and Clearing; and Swiss pharmaceutical company Novartis. Our negative views on Momentum led us to underweight Toyota Motor. The underweight in Hong Kong Exchanges and Clearing was due to our negative views on Valuation and Profitability. The Fund was underweight Novartis because of our negative views on Momentum and Sentiment.

Q	What impact did the Team’s country/currency selection strategy have on the Fund’s relative performance during the Reporting Period?

A	Our country/currency selection strategy hurt Fund returns during the Reporting Period. Overweight positions in Norway, Germany and Switzerland detracted from relative performance. The Fund benefited from underweight positions in Australia and Spain as well as from an overweight in Japan.

We made our picks using our proprietary models, which, during the Reporting Period, were based on five investment themes specific to our country/currency strategy — Valuation, Momentum, Risk Premium, Fund Flows and Macro. Valuation favors equity and currency markets that appear cheap relative to accounting measures of value and purchasing power. The Momentum factor favors countries and currencies that have had strong recent outperformance. Risk Premium evaluates whether a country is overcompensating investors for various types of risk, while Fund Flows evaluates the strength of capital market inflows. Finally, Macro assesses a market’s macroeconomic environment and growth prospects.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we used financial futures contracts to equitize the Fund’s cash holdings. In other words, we put the Fund’s cash holdings to work by using them as collateral for the purchase of financial futures contracts.

Q	What changes did you make to the Fund’s country weightings during the Reporting Period?

A	During the Reporting Period, we shifted the Fund from underweight positions in Germany and France to overweight positions relative to the Index. We reduced the size of the Fund’s underweight in the U.K., increased the size of its underweight in Australia and decreased the size of its overweight in Finland. In addition, we moved the Fund from an overweight position in Switzerland to an underweight position relative to the Index.

Q	What were the Fund’s sector and country weightings at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund was overweight the health care, industrials and information technology sectors relative to the Index. Compared to the Index, the Fund was underweight the financials, utilities and energy sectors. The Fund was relatively neutral compared to the Index in the telecommunication services, materials, consumer staples and consumer discretionary sectors at the end of the Reporting Period.

In terms of countries, the Fund was overweight relative to the Index in Japan, the Netherlands, Germany, Denmark and Norway. Compared to the Index, the Fund was underweight in Switzerland, Australia, Spain and Italy. The Fund was relatively neutral compared to the Index in Finland, Hong Kong, Singapore, France, Austria, New Zealand, Portugal, the U.K., Sweden, Ireland, Israel and Belgium at the end of the Reporting Period.

15

FUND BASICS

International Equity Insights Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	MSCI® EAFE (Net) Index[2]
Class A	6.08%	6.81%
Class C	5.66	6.81
Institutional	6.29	6.81
Service	5.95	6.81
Class IR	6.22	6.81
Class R	5.89	6.81

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The unmanaged MSCI® EAFE (Net) Index is a market capitalization-weighted composite of securities in 21 developed markets. As of April 30, 2015, the MSCI® EAFE (Net) Index consists of the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-8.48%	3.48%	3.39%	3.10%	8/15/97
Class C	-4.79	3.90	3.21	2.78	8/15/97
Institutional	-2.74	5.09	4.40	3.95	8/15/97
Service	-3.20	4.56	3.88	3.44	8/15/97
Class IR	-2.89	4.92	N/A	-1.16	11/30/07
Class R	-3.39	4.44	N/A	-1.63	11/30/07

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional, Service, Class IR and Class R Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

16

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.25%	1.36%
Class C	2.00	2.11
Institutional	0.85	0.96
Service	1.35	1.45
Class IR	1.00	1.10
Class R	1.50	1.61

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Total Net Assets	Line of Business	Country
British American Tobacco PLC	2.0%	Food, Beverage & Tobacco	United Kingdom
Unilever NV CVA	1.8	Food, Beverage & Tobacco	United Kingdom
HSBC Holdings PLC	1.7	Banks	United Kingdom
AIA Group Ltd.	1.5	Insurance	Hong Kong
Allianz SE (Registered)	1.3	Insurance	Germany
BHP Billiton PLC	1.3	Materials	Australia
Sanofi	1.3	Pharmaceuticals, Biotechnology & Life Sciences	France
Royal Dutch Shell PLC Class A	1.2	Energy	Netherlands
Deutsche Telekom AG (Registered)	1.2	Telecommunication Services	Germany
Vodafone Group PLC ADR	1.2	Telecommunication Services	United Kingdom

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

17

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 6.3% of the Fund’s net assets at April 30, 2015. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments

18

PORTFOLIO RESULTS

Goldman Sachs International Small Cap

Insights Fund

Investment Objective

The Fund seeks long-term growth of capital.

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Quantitative Investment Strategies Team discusses the Goldman Sachs International Small Cap Insights Fund’s (the “Fund”) performance and positioning for the six-month period ended April 30, 2015 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional and IR Shares generated cumulative total returns, without sales charges, of 9.26%, 8.79%, 9.37% and 9.37%, respectively. These returns compare to the 10.08% cumulative total return of the Fund’s benchmark, the MSCI® EAFE Small Cap Index (unhedged, with dividends reinvested, net of dividend withholding taxes) (the “MSCI® EAFE Small Cap (Net) Index” or the “Index”), during the same period.

Q	What key factors were most responsible for the Fund’s performance during the Reporting Period?

A	During the Reporting Period, stock selection driven by our quantitative model and five of its six investment themes contributed positively to relative returns, but the Fund underperformed the Index after fees and expenses. During the Reporting Period, certain stock positions detracted from the Fund’s relative performance.

Q	What impact did the Fund’s investment themes have on performance during the Reporting Period?

A	As expected, and in keeping with our investment approach, our quantitative model and six investment themes had the greatest impact on relative performance. We use these themes to take a long-term view of market patterns and look for inefficiencies, selecting stocks for the Fund and overweighting or underweighting those stocks chosen by the model. Over time and by design, the performance of any one of our model’s investment themes tends to have a low correlation with the model’s other themes, demonstrating the diversification benefit of our theme-driven quantitative model. The variance in performance supports our research indicating that the diversification provided by our different investment themes is a significant investment advantage over the long term, even though the Fund may experience underperformance in the short term. Of course, diversification does not protect an investor from market risk nor does it ensure a profit.

During the Reporting Period, five of our six investment themes contributed positively to the Fund’s relative returns. Sentiment was the Fund’s best performing theme. The Sentiment theme reflects selected investment views and decisions of individuals and financial intermediaries. Valuation and Momentum also contributed positively. The Valuation theme attempts to capture potential mispricings of securities, typically by comparing a measure of the company’s intrinsic value to its market value. The Momentum theme seeks to predict drifts in stock prices caused by delayed investor reaction to company-specific information and information about related companies. In addition, Quality and Profitability added value, though to a lesser extent. The Quality theme seeks to assess both firm and management quality. The Profitability theme assesses whether a company is earning more than its cost of capital.

Our Management theme, which assesses the characteristics, policies and strategic decisions of company management, had a rather neutral impact on relative performance during the Reporting Period.

Q	How did the Fund’s sector and industry allocations affect relative results?

A	In constructing the portfolio, we focus on picking stocks rather than on making sector or industry bets. Consequently, the Fund is similar to the Index in terms of its sector and industry allocations and its style. Changes in its sector or industry weights generally do not have a meaningful impact on relative returns.

19

PORTFOLIO RESULTS

Q	Did stock selection help or hurt Fund performance during the Reporting Period?

A	We seek to outpace the Index by overweighting stocks we expect to outperform and underweighting those we think may lag. At the same time, we strive to maintain a risk profile similar to the Index. The Fund’s investments are selected using fundamental research and a variety of quantitative techniques based on our investment themes. For example, the Fund aims to hold a basket of stocks with better Momentum characteristics than the benchmark.

During the Reporting Period, our security selection enhanced relative performance. Investments in the industrials, information technology and consumer discretionary sectors contributed positively. Stock choices in telecommunication services, financials and consumer staples detracted from returns.

Q	Which Fund positions detracted most from results during the Reporting Period?

A	Detracting from relative returns were the Fund’s overweight positions in Portugal Telecom, a telecommunication services provider; Vedanta Resources, a U.K.-headquartered metals and mining company; and Marine Harvest, a Norwegian seafood company. The Fund was overweight Portugal Telecom as a result of our positive views on Valuation and Management. We adopted the overweight in Vedanta Resources based on our positive views on Valuation and Management. The overweight in Marine Harvest was due to our positive views on Momentum and Valuation. (The Fund exited its positions in all three stocks during the Reporting Period.)

Q	Which stock positions contributed most to the Fund’s relative returns during the Reporting Period?

A	The Fund benefited from overweight positions in Duerr, a German mechanical and plant engineering firm; AMS, an Austrian-headquartered semiconductor maker; and JVC Kenwood, a Japanese electronics company. We adopted the overweight in Duerr because of our positive views on Sentiment and Valuation, while the overweight in AMS was due to our positive views on Momentum and Sentiment. Our positive views on Profitability and Quality led to the Fund’s overweight in JVC Kenwood.
Q	What impact did country selection have on the Fund’s relative performance during the Reporting Period?

A	To construct the portfolio, we focus on security selection rather than on making country bets. As a result, the Fund is similar to the Index in terms of its country allocation; changes in its country weightings are generally the result of our stock picking. That said, the Fund benefited during the Reporting Period from its overweights relative to the Index in Japan, Switzerland and Sweden. Compared to the Index, the Fund was hurt by its overweight position in Portugal as well as by its underweights in Finland and Ireland. Security selection in all six countries added to returns.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we used financial futures contracts to equitize the Fund’s cash holdings. In other words, we put the Fund’s cash holdings to work by using them as collateral for the purchase of financial futures contracts.

Q	What changes did you make to the Fund’s country weightings during the Reporting Period?

A	During the Reporting Period, we increased the size of the Fund’s overweight positions relative to the Index in Japan and Portugal. In addition, we reduced the size of its overweight in the Netherlands and the size of its underweight in the U.K. We also shifted the Fund from overweight positions in Switzerland and Australia to underweight positions relative to the Index.

Q	What were the Fund’s sector and country weightings at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund was overweight the consumer discretionary, information technology, health care and materials sectors relative to the Index. Compared to the Index, the Fund was underweight utilities, industrials, energy, financials and telecommunication services. The Fund was relatively neutral compared to the Index in the consumer staples sector at the end of the Reporting Period.

In terms of countries, the Fund was overweight Japan and France relative to the Index. Compared to the Index, the Fund was underweight Singapore, the U.K. and Denmark. The Fund was relatively neutral compared to the Index in Portugal, Italy, Germany, Austria, Sweden, the Netherlands, Norway, Spain, Switzerland, New Zealand, Australia, Hong Kong, Finland, Belgium, Israel and Ireland at the end of the Reporting Period.

20

FUND BASICS

International Small Cap Insights Fund

as of April 30, 2015

PERFORMANCE REVIEW
November 1, 2014–April 30, 2015	Fund Total Return (based on NAV)[1]	MSCI® EAFE Small Cap (Net) Index[2]
Class A	9.26%	10.08%
Class C	8.79	10.08
Institutional	9.37	10.08
Class IR	9.37	10.08

[1]	The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charge.

[2]	The MSCI® EAFE Small Cap (Net) Index (unhedged and net of dividend withholding taxes) is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the U.S. and Canada. MSCI selects the most liquid securities across developed markets relative to their market capitalization, and targets for index inclusion 40% of the full market capitalization of the eligible small cap universe within each industry group, within each country. Its returns include net reinvested dividends but, unlike Fund returns, do not reflect the payment of sales commissions or other expenses incurred in the purchase or sale of the securities included in the Index. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 3/31/15	One Year	Five Years	Since Inception	Inception Date
Class A	-7.98%	8.86%	2.68%	9/28/07
Class C	-4.20	9.29	2.73	9/28/07
Institutional	-2.24	10.53	3.88	9/28/07
Class IR	-2.37	N/A	12.96	8/31/10

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

21

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.30%	1.39%
Class C	2.05	2.15
Institutional	0.90	0.99
Class IR	1.05	1.14

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/ or expense limitations) and before waivers (gross of applicable fee waivers and/ or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. Pursuant to a contractual arrangement, the Fund’s waivers and/or expense limitations will remain in place through at least February 29, 2016, and prior to such date the investment adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 4/30/15[5]
Holding	% of Total Net Assets	Line of Business	Country
Mondi PLC	1.0%	Materials	South Africa
DS Smith PLC	0.9	Materials	United Kingdom
Inchcape PLC	0.9	Retailing	United Kingdom
Catlin Group Ltd.	0.9	Insurance	Bermuda
ams AG	0.8	Semiconductors & Semiconductor Equipment	Austria
Mediaset SpA	0.8	Media	Italy
Man Group PLC	0.8	Diversified Financials	United Kingdom
Berkeley Group Holdings PLC	0.8	Consumer Durables & Apparel	United Kingdom
Dialog Semiconductor PLC	0.8	Semiconductors & Semiconductor Equipment	Germany
Duerr AG	0.8	Capital Goods	Germany

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

22

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of April 30, 2015

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value (excluding investments in the securities lending reinvestment vehicle, if any). Investments in the securities lending reinvestment vehicle represented 7.8% of the Fund’s net assets at April 30, 2015. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

23

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value

Common Stocks – 95.5%
Brazil – 8.6%
269,240	Banco Bradesco SA (Banks)	$2,684,402
108,620	Banco Bradesco SA ADR (Banks)	1,161,148
1,233,700	Banco do Brasil SA (Banks)	10,899,980
23,500	BB Seguridade Participacoes SA (Insurance)	274,938
541,500	BRF SA (Food, Beverage & Tobacco)	11,574,238
35,400	Cosan SA Industria e Comercio (Energy)	346,604
151,200	Fibria Celulose SA (Materials)*	2,120,248
213,200	Grendene SA (Consumer Durables & Apparel)	1,273,702
1,104,920	Itau Unibanco Holding SA ADR (Banks)	14,165,074
440,700	JBS SA (Food, Beverage & Tobacco)	2,273,014
147,500	Odontoprev SA (Health Care Equipment & Services)	514,031
510,000	Telefonica Brasil SA ADR (Telecommunication Services)(a)	8,374,200

		55,661,579

China – 24.0%
11,535,000	Agricultural Bank of China Ltd. Class H (Banks)	6,493,979
3,648,000	Air China Ltd. Class H (Transportation)	4,399,921
1,221,000	ANTA Sports Products Ltd. (Consumer Durables & Apparel)	2,690,736
25,709,000	Bank of China Ltd. Class H (Banks)	17,615,897
9,203,000	Bank of Communications Co. Ltd. Class H (Banks)	9,433,638
1,274,000	Beijing Capital International Airport Co. Ltd. Class H (Transportation)	1,354,105
11,645,000	China Construction Bank Corp. Class H (Banks)	11,304,206
401,000	China Everbright Bank Co. Ltd. Class H (Banks)	271,695
741,000	China Medical System Holdings Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	1,307,682
6,746,000	China Southern Airlines Co. Ltd. Class H (Transportation)	6,629,396
14,952,000	China Telecom Corp. Ltd. Class H (Telecommunication Services)	11,076,566
6,143,000	Chongqing Rural Commercial Bank Co. Ltd. Class H (Banks)	5,479,632
137,000	CITIC Securities Co. Ltd. Class H (Diversified Financials)	606,896
766,000	Datang International Power Generation Co. Ltd. Class H (Utilities)	448,083
5,840,000	Dongfeng Motor Group Co. Ltd. Class H (Automobiles & Components)	9,702,323

Common Stocks – (continued)
China – (continued)
510,000	Guangzhou Baiyunshan Pharmaceutical Holdings Co. Ltd. Class H (Pharmaceuticals, Biotechnology & Life Sciences)	$1,950,383
1,379,200	Haitong Securities Co. Ltd. Class H (Diversified Financials)	4,504,599
218,000	Hengan International Group Co. Ltd. (Household & Personal Products)	2,689,450
347,000	Industrial & Commercial Bank of China Ltd. Class H (Banks)	301,009
3,376,500	KWG Property Holding Ltd. (Real Estate)	3,411,603
5,929,000	Metallurgical Corp of China Ltd. Class H (Capital Goods)	3,498,882
30,900	NetEase, Inc. ADR (Software & Services)	3,961,071
4,780,000	PICC Property & Casualty Co. Ltd. Class H (Insurance)	10,590,240
1,556,000	Shenzhen Expressway Co. Ltd. Class H (Transportation)	1,484,383
7,986,000	Sihuan Pharmaceutical Holdings Group Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	4,543,969
590,000	Sinopec Shanghai Petrochemical Co. Ltd. Class H (Materials)	356,449
1,324,000	Sunac China Holdings Ltd. (Real Estate)	1,740,987
936,600	Tencent Holdings Ltd. (Software & Services)	19,330,376
301,000	Travelsky Technology Ltd. Class H (Software & Services)	583,647
107,500	Vipshop Holdings Ltd. ADR (Retailing)*	3,041,175
3,282,000	Zhejiang Expressway Co. Ltd. Class H (Transportation)	5,212,451

		156,015,429

Czech Republic – 0.4%
10,524	Komercni Banka AS (Banks)	2,346,924

Greece – 0.3%
209,744	OPAP SA (Consumer Services)	1,876,471

Hong Kong – 3.0%
288,000	China Everbright Ltd. (Diversified Financials)	952,083
2,316,000	China Travel International Investment Hong Kong Ltd. (Consumer Services)	1,031,725
350,000	Far East Horizon Ltd. (Diversified Financials)	369,626
2,886,400	Hua Han Bio-Pharmaceutical Holdings Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	791,492
4,470,000	Huabao International Holdings Ltd. (Materials)	5,020,898

24	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Shares	Description	Value

Common Stocks – (continued)
Hong Kong – (continued)
8,332,000	Sino Biopharmaceutical Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	$9,512,464
1,952,000	Skyworth Digital Holdings Ltd. (Consumer Durables & Apparel)	1,738,921

		19,417,209

Hungary – 0.2%
11,421	MOL Hungarian Oil and Gas PLC (Energy)	635,317
29,289	OTP Bank PLC (Banks)	647,645

		1,282,962

India – 5.8%
11,355	Bajaj Auto Ltd. (Automobiles & Components)	348,010
58,196	Bajaj Holdings & Investment Ltd. (Diversified Financials)	1,184,811
422,981	Bharat Petroleum Corp. Ltd. (Energy)	5,085,994
133,079	Cadila Healthcare Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	3,565,675
6,653	Colgate-Palmolive India Ltd. (Household & Personal Products)	208,036
345,327	Indian Oil Corp. Ltd. (Energy)	1,960,849
414,715	Infosys Ltd. ADR (Software & Services)	12,847,871
382,520	Power Finance Corp. Ltd. (Diversified Financials)	1,596,755
896,073	Rural Electrification Corp. Ltd. (Diversified Financials)	4,390,922
572,666	Tata Motors Ltd. Class A (Automobiles & Components)	2,798,272
468,717	UPL Ltd. (Materials)	3,617,280

		37,604,475

Indonesia – 1.4%
18,411,800	PT Bank Negara Indonesia (Persero) Tbk (Banks)	9,086,534

Malaysia – 0.3%
31,900	British American Tobacco Malaysia Bhd (Food, Beverage & Tobacco)	598,824
383,600	DiGi.Com Bhd (Telecommunication Services)	646,693
94,900	Tenaga Nasional Bhd (Utilities)	381,948

		1,627,465

Mexico – 6.2%
585,015	America Movil SAB de CV Class L ADR (Telecommunication Services)	12,220,963
75,200	El Puerto de Liverpool SAB de CV (Retailing)*	826,063
721,400	Gruma SAB de CV Class B (Food, Beverage & Tobacco)	8,698,461

Common Stocks – (continued)
Mexico – (continued)
66,060	Grupo Aeroportuario del Pacifico SAB de CV ADR (Transportation)	$4,693,563
67,521	Grupo Aeroportuario del Sureste SAB de CV ADR (Transportation)*	9,761,511
1,861,400	Wal-Mart de Mexico SAB de CV (Food & Staples Retailing)	4,396,893

		40,597,454

Peru – 1.3%
54,291	Credicorp Ltd. (Banks)	8,282,092

Poland – 0.6%
33,481	KGHM Polska Miedz SA (Materials)	1,173,928
81,980	Polski Koncern Naftowy Orlen SA (Energy)	1,556,929
670,057	Polskie Gornictwo Naftowe i Gazownictwo SA (Energy)	1,208,588

		3,939,445

Qatar – 0.1%
16,849	Qatar National Bank SAQ (Banks)	914,039

Russia – 4.1%
1,279,565	OAO Gazprom ADR (Energy)	7,496,910
111,185	OAO Lukoil ADR (Energy)	5,687,726
65,235	OAO Tatneft ADR (Energy)	2,237,700
578,690	OJSC MMC Norilsk Nickel ADR (Materials)	10,901,097

		26,323,433

South Africa – 5.3%
30,087	Barclays Africa Group Ltd. (Banks)	481,936
181,948	Clicks Group Ltd. (Food & Staples Retailing)	1,394,388
2,296,719	FirstRand Ltd. (Diversified Financials)	10,971,649
276,631	Investec Ltd. (Diversified Financials)	2,630,365
612,603	Life Healthcare Group Holdings Ltd. (Health Care Equipment & Services)	2,103,956
479,544	MMI Holdings Ltd. (Insurance)	1,364,511
269,014	Mondi Ltd. (Materials)	5,424,564
26,231	Nedbank Group Ltd. (Banks)	566,574
835,371	Netcare Ltd. (Health Care Equipment & Services)	2,922,310
73,167	Rand Merchant Insurance Holdings Ltd. (Insurance)	287,738
255,394	Standard Bank Group Ltd. (Banks)	3,743,548
568,608	Super Group Ltd. (Retailing)*	1,720,223
75,170	The Foschini Group Ltd. (Retailing)	1,113,003

		34,724,765

South Korea – 15.5%
5,043	AK Holdings, Inc. (Materials)	400,400
3,175	Amorepacific Corp. (Household & Personal Products)	11,503,451
6,857	AMOREPACIFIC Group (Household & Personal Products)	10,426,222

The accompanying notes are an integral part of these financial statements.	25

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value

Common Stocks – (continued)
South Korea – (continued)
416,738	Asiana Airlines, Inc. (Transportation)*	$2,991,536
16,577	Bukwang Pharmaceutical Co. Ltd (Pharmaceuticals, Biotechnology & Life Sciences)	380,813
20,476	GOLFZONYUWONHOLDINGS Co. Ltd. (Retailing)	252,419
9,123	Hanjin Transportation Co. Ltd. (Transportation)	516,593
8,069	Hansae Co. Ltd. (Consumer Durables & Apparel)	309,273
4,626	Hanssem Co. Ltd. (Consumer Durables & Apparel)	853,638
9,850	Huchems Fine Chemical Corp. (Materials)	243,299
14,337	Hyosung Corp. (Materials)	1,585,792
47,249	Hyundai Development Co. – Engineering & Construction (Capital Goods)	2,515,066
115,998	Korea Electric Power Corp. (Utilities)	5,044,050
62,449	Korea Investment Holdings Co. Ltd. (Diversified Financials)	3,998,435
176,503	Korea Real Estate Investment & Trust Co. Ltd. (REIT)	531,226
207,244	Kwang Dong Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	3,189,663
6,063	LG Hausys Ltd. (Capital Goods)	942,398
13,148	LG Household & Health Care Ltd. (Household & Personal Products)	9,664,761
33,065	Macquarie Korea Infrastructure Fund (Diversified Financials)	243,978
10,618	Medy-Tox, Inc. (Pharmaceuticals, Biotechnology & Life Sciences)	3,670,673
475,230	Meritz Securities Co. Ltd. (Diversified Financials)	2,777,932
156,734	Mirae Asset Securities Co. Ltd. (Diversified Financials)	8,644,738
12,380	Samsung Electronics Co. Ltd. (Technology Hardware & Equipment)	16,240,751
8,455	Samyang Holdings Corp. (Food, Beverage & Tobacco)	803,587
246,787	SK Hynix, Inc. (Semiconductors & Semiconductor Equipment)	10,558,804
30,025	S-Oil Corp. (Energy)	2,045,730
342,996	Tongyang, Inc. (Materials)*	455,942

		100,791,170

Taiwan – 11.9%
5,954,000	Advanced Semiconductor Engineering, Inc. (Semiconductors & Semiconductor Equipment)	8,443,515
2,784,000	Cathay Financial Holding Co. Ltd. (Insurance)	4,863,719

Common Stocks – (continued)
Taiwan – (continued)
94,000	Elite Advanced Laser Corp. (Semiconductors & Semiconductor Equipment)	$407,776
2,117,000	Elite Material Co. Ltd. (Technology Hardware & Equipment)	3,529,183
414,000	Elite Semiconductor Memory Technology, Inc. (Semiconductors & Semiconductor Equipment)	580,614
5,499,000	Fubon Financial Holding Co. Ltd. (Diversified Financials)	11,825,913
142,000	Grape King Bio Ltd. (Household & Personal Products)	773,598
213,000	Highwealth Construction Corp. (Real Estate)	555,630
3,489,120	Hon Hai Precision Industry Co. Ltd. (Technology Hardware & Equipment)	10,454,966
552,000	Nien Hsing Textile Co. Ltd. (Consumer Durables & Apparel)	516,656
274,000	Novatek Microelectronics Corp. (Semiconductors & Semiconductor Equipment)	1,432,098
5,822,000	Siliconware Precision Industries Co. Ltd. (Semiconductors & Semiconductor Equipment)	9,564,415
376,000	Simplo Technology Co. Ltd. (Technology Hardware & Equipment)	1,860,933
273,000	Sitronix Technology Corp. (Semiconductors & Semiconductor Equipment)	984,813
247,000	Soft-World International Corp. (Software & Services)	702,355
643,000	Taiwan Paiho Ltd. (Consumer Durables & Apparel)	1,745,883
136,000	Taiwan PCB Techvest Co. Ltd. (Technology Hardware & Equipment)	221,014
621,400	Taiwan Semiconductor Manufacturing Co. Ltd. ADR (Semiconductors & Semiconductor Equipment)	15,187,016
1,169,000	TXC Corp. (Technology Hardware & Equipment)	1,517,322
401,000	United Integrated Services Co. Ltd. (Capital Goods)	464,809
1,640,000	Wan Hai Lines Ltd. (Transportation)	1,818,376

		77,450,604

Thailand – 1.8%
770,100	Airports of Thailand PCL (Transportation)	6,752,075
245,800	Delta Electronics Thailand PCL (Technology Hardware & Equipment)	620,714

26	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Shares	Description	Value

Common Stocks – (continued)
Thailand – (continued)
394,800	PTT PCL (Energy)	$4,256,759

		11,629,548

Turkey – 4.7%
688,048	Akbank TAS (Banks)	2,004,657
78,459	Aksa Akrilik Kimya Sanayii AS (Consumer Durables & Apparel)	316,888
4,894,839	Eregli Demir ve Celik Fabrikalari TAS (Materials)	8,260,120
318,480	TAV Havalimanlari Holding AS (Transportation)*	2,800,038
692,557	Tofas Turk Otomobil Fabrikasi AS (Automobiles & Components)	4,244,312
322,046	Tupras Turkiye Petrol Rafinerileri AS (Energy)*	7,822,379
1,552,441	Turk Hava Yollari AO (Transportation)*	5,149,796

		30,598,190

TOTAL COMMON STOCKS
(Cost $533,207,371)		$620,169,788

Preferred Stocks – 0.9%
Brazil – 0.2%
73,500	Itau Unibanco Holding SA (Banks)	$939,928

South Korea – 0.7%
2,621	Hyundai Motor Co. (Automobiles & Components)	297,194
2,457	LG Household & Health Care Ltd. (Household & Personal Products)	822,099
3,528	Samsung Electronics Co. Ltd. (Technology Hardware & Equipment)	3,579,833

		4,699,126

TOTAL PREFERRED STOCKS
(Cost $4,126,063)		$5,639,054

Exchange Traded Fund(a) – 1.6%
United States – 1.6%
239,108	Vanguard FTSE Emerging Markets Fund
(Cost $9,484,530)		$10,489,668

Units	Description	Expiration Month	Value
Right* – 0.0%
India – 0.0%
42,753	Tata Motors Ltd., Class A (Automobiles & Components)	05/15
(Cost $0)			$26,494

Warrant* – 0.0%
Thailand – 0.0%
1,567,600	BTS Group Holdings PCL (Transportation)	11/18
(Cost $0)			$52,784

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $546,817,964)			$636,377,788

Shares	Distribution Rate	Value
Securities Lending Reinvestment Vehicle(b)(c) – 1.5%
Goldman Sachs Financial Square Money Market Fund – FST Shares
9,827,275	0.111%
(Cost $9,827,275)		$9,827,275

TOTAL INVESTMENTS – 99.5%
(Cost $556,645,239)		$646,205,063

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.5%		3,382,956

NET ASSETS – 100.0%		$649,588,019

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Represents an affiliated issuer.
(c)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on April 30, 2015.

Investment Abbreviations:
ADR	—American Depositary Receipt
REIT	—Real Estate Investment Trust

The accompanying notes are an integral part of these financial statements.	27

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value

Common Stocks – 96.8%
Australia – 3.8%
226,286	Australian Pharmaceutical Industries Ltd. (Health Care Equipment & Services)	$299,945
437,917	BHP Billiton PLC (Materials)	10,525,985
181,032	Caltex Australia Ltd. (Energy)	5,048,960
98,131	Domino’s Pizza Enterprises Ltd. (Consumer Services)	2,824,280
37,327	nib holdings Ltd. (Insurance)	107,622
330,409	Northern Star Resources Ltd. (Materials)	587,601
1,386,037	Qantas Airways Ltd. (Transportation)*	3,704,792
7,752	Ramsay Health Care Ltd. (Health Care Equipment & Services)	382,144
342,259	Treasury Wine Estates Ltd. (Food, Beverage & Tobacco)	1,501,067
187,790	Woodside Petroleum Ltd. (Energy)	5,178,724

		30,161,120

Austria – 0.8%
89,084	ams AG (Semiconductors & Semiconductor Equipment)	4,843,263
1,778	Lenzing AG (Materials)	121,144
37,501	OMV AG (Energy)	1,248,170
4,060	Strabag SE (Capital Goods)	95,005

		6,307,582

Belgium – 0.5%
50,159	Delhaize Group SA (Food & Staples Retailing)	4,037,819

Denmark – 3.1%
2,348	A.P. Moeller—Maersk A/S Class A (Transportation)	4,526,701
2,984	A.P. Moller—Maersk A/S Class B (Transportation)	5,922,000
26,539	NKT Holding A/S (Capital Goods)	1,684,166
165,242	Novo Nordisk A/S Class B (Pharmaceuticals, Biotechnology & Life Sciences)	9,276,797
64,061	Vestas Wind Systems A/S (Capital Goods)	2,905,644

		24,315,308

Finland – 1.5%
32,441	Huhtamaki OYJ (Materials)	1,037,066
4,297	Kesko OYJ Class B (Food & Staples Retailing)	175,570
73,023	Metsa Board OYJ Class B (Materials)	431,458
89,667	Orion OYJ Class B (Pharmaceuticals, Biotechnology & Life Sciences)	2,932,026
396,481	UPM-Kymmene OYJ (Materials)	7,174,151

		11,750,271

Common Stocks – (continued)
France – 9.4%
4,521	Alten SA (Software & Services)	$220,682
27,591	Arkema SA (Materials)	2,220,338
127,938	BNP Paribas SA (Banks)	8,079,453
33,566	Cie Generale des Etablissements Michelin Class B (Automobiles & Components)	3,743,141
234,957	Credit Agricole SA (Banks)	3,655,546
43,169	Fonciere Des Regions (REIT)(a)	4,086,744
41,399	Havas SA (Media)	345,299
53,279	Klepierre (REIT)	2,584,333
12,419	L’Oreal SA (Household & Personal Products)*(a)	2,370,053
12,144	Metropole Television SA (Media)	253,455
514,735	Orange SA (Telecommunication Services)	8,478,370
36,541	Peugeot SA (Automobiles & Components)*	690,830
46,485	Plastic Omnium SA (Automobiles & Components)	1,294,441
71,080	Renault SA (Automobiles & Components)	7,478,874
92,870	Safran SA (Capital Goods)(a)	6,785,765
100,533	Sanofi (Pharmaceuticals, Biotechnology & Life Sciences)	10,233,305
142,574	SCOR SE (Insurance)(a)	5,131,489
2,396	Societe BIC SA (Commercial & Professional Services)	409,312
104,364	Technicolor SA (Registered) (Media)*	708,063
34,338	Valeo SA (Automobiles & Components)	5,505,059

		74,274,552

Germany – 10.9%
62,490	Allianz SE (Registered) (Insurance)(a)	10,636,719
40,061	Axel Springer SE (Media)	2,234,931
48,408	BASF SE (Materials)(a)	4,809,239
40,207	Bayerische Motoren Werke AG (Automobiles & Components)	4,743,004
62,425	Beiersdorf AG (Household & Personal Products)	5,430,083
19,247	Deutsche Post AG (Registered) (Transportation)	633,770
519,536	Deutsche Telekom AG (Registered) (Telecommunication Services)	9,549,410
182,833	Dialog Semiconductor PLC (Semiconductors & Semiconductor Equipment)*	8,243,736
41,403	Duerr AG (Capital Goods)	4,237,915
112,280	Fresenius SE & Co. KGaA (Health Care Equipment & Services)	6,679,867
18,965	Gerresheimer AG (Pharmaceuticals, Biotechnology & Life Sciences)	1,073,357
21,871	Grammer AG (Automobiles & Components)	839,980

28	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Shares	Description	Value

Common Stocks – (continued)
Germany – (continued)
12,687	Hamburger Hafen und Logistik AG (Transportation)	$279,823
49,227	Hannover Rueck SE (Insurance)(a)	5,003,961
11,677	Hochtief AG (Capital Goods)(a)	902,245
21,436	K+S AG (Registered) (Materials)	698,802
21,916	Merck KGaA (Pharmaceuticals, Biotechnology & Life Sciences)	2,362,657
32,732	Muenchener Rueckversicherungs-Gesellschaft AG (Registered) (Insurance)	6,389,206
57,373	Nordex SE (Capital Goods)*	1,227,991
84,994	ProSiebenSat.1 Media AG (Registered) (Media)	4,345,505
121,355	Rhoen Klinikum AG (Health Care Equipment & Services)	3,359,738
14,494	Siemens AG (Registered) (Capital Goods)	1,576,685
27,874	Software AG (Software & Services)	804,689
2,621	United Internet AG (Registered) (Software & Services)	117,182

		86,180,495

Hong Kong – 3.8%
1,798,400	AIA Group Ltd. (Insurance)	11,960,224
195,000	Cathay Pacific Airways Ltd. (Transportation)	502,135
5,498,000	China Travel International Investment Hong Kong Ltd. (Consumer Services)	2,449,234
239,000	Hang Lung Properties Ltd. (Real Estate)	807,955
148,900	Hongkong Land Holdings Ltd. (Real Estate)	1,206,090
309,000	Hutchison Whampoa Ltd. (Capital Goods)	4,542,831
31,700	Jardine Strategic Holdings Ltd. (Capital Goods)	1,087,865
90,600	Swire Properties Ltd. (Real Estate)	311,261
1,762,000	The United Laboratories International Holdings Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)*	1,188,682
500,000	Wheelock & Co. Ltd. (Real Estate)	2,815,465
851,000	Yue Yuen Industrial Holdings Ltd. (Consumer Durables & Apparel)	3,233,541

		30,105,283

Ireland – 0.4%
489,992	Beazley PLC (Insurance)	2,107,252
10,591	Shire PLC (Pharmaceuticals, Biotechnology & Life Sciences)	860,663
834	Shire PLC ADR (Pharmaceuticals, Biotechnology & Life Sciences)	203,088

		3,171,003

Common Stocks – (continued)
Italy – 0.7%
519,710	Enel SpA (Utilities)	$2,463,396
74,894	ERG SpA (Energy)	1,078,935
335,473	Mediaset SpA (Media)*	1,724,202

		5,266,533

Japan – 25.8%
99,400	Accordia Golf Co. Ltd. (Consumer Services)	1,010,961
15,600	Aderans Co. Ltd. (Household & Personal Products)	147,124
125,100	Alfresa Holdings Corp. (Health Care Equipment & Services)	1,874,837
58,200	Alpine Electronics, Inc. (Consumer Durables & Apparel)	1,182,701
296,300	Amada Holdings Co. Ltd. (Capital Goods)	2,990,038
569,700	Astellas Pharma, Inc. (Pharmaceuticals, Biotechnology & Life Sciences)	8,870,627
5,700	Avex Group Holdings, Inc. (Media)	87,972
287,400	Brother Industries Ltd. (Technology Hardware & Equipment)	4,572,664
68,200	Chubu Electric Power Co., Inc. (Utilities)	903,963
17,700	COMSYS Holdings Corp. (Capital Goods)	246,592
406,800	Daiichi Sankyo Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	7,065,586
206,000	Daiwa House Industry Co. Ltd. (Real Estate)	4,598,955
782,000	Daiwa Securities Group, Inc. (Diversified Financials)	6,487,329
35,400	DCM Holdings Co. Ltd. (Retailing)	295,222
157,100	Fuji Heavy Industries Ltd. (Automobiles & Components)	5,253,427
122,200	Fuji Media Holdings, Inc. (Media)	1,710,767
107,400	FUJIFILM Holdings Corp. (Technology Hardware & Equipment)	4,045,438
88,500	Gree, Inc. (Software & Services)(a)	571,398
35,900	H2O Retailing Corp. (Retailing)	645,939
11,100	Heiwa Corp. (Consumer Durables & Apparel)	231,429
23,000	Hisamitsu Pharmaceutical Co., Inc. (Pharmaceuticals, Biotechnology & Life Sciences)	991,161
34,300	Hokuriku Electric Power Co. (Utilities)	507,080
281,700	Ibiden Co. Ltd. (Technology Hardware & Equipment)	4,926,828
525,500	ITOCHU Corp. (Capital Goods)	6,470,520
125,900	Japan Airlines Co. Ltd. (Transportation)	4,197,782
167,200	JTEKT Corp. (Capital Goods)	2,847,701

The accompanying notes are an integral part of these financial statements.	29

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value

Common Stocks – (continued)
Japan – (continued)
580,400	JX Holdings, Inc. (Energy)	$2,527,458
1,648,000	Kawasaki Kisen Kaisha Ltd. (Transportation)	4,256,971
197,200	KDDI Corp. (Telecommunication Services)	4,666,214
12,700	Kokuyo Co. Ltd. (Commercial & Professional Services)	116,010
47,000	Kureha Corp. (Materials)	215,101
22,100	KYORIN Holdings, Inc. (Pharmaceuticals, Biotechnology & Life Sciences)	508,340
55,500	Medipal Holdings Corp. (Health Care Equipment & Services)	757,159
509,000	Mitsubishi Electric Corp. (Capital Goods)	6,647,392
965,000	Mitsubishi Gas Chemical Co., Inc. (Materials)	5,392,210
1,060,000	Mitsubishi Heavy Industries Ltd. (Capital Goods)	5,873,166
286,300	Mitsubishi Tanabe Pharma Corp. (Pharmaceuticals, Biotechnology & Life Sciences)	4,871,427
61,400	Mitsubishi UFJ Lease & Finance Co. Ltd. (Diversified Financials)	329,367
392,600	Mitsui & Co. Ltd. (Capital Goods)	5,490,954
3,994,300	Mizuho Financial Group, Inc. (Banks)	7,614,258
77,000	MS&AD Insurance Group Holdings, Inc. (Insurance)	2,203,513
33,600	NET One Systems Co. Ltd. (Software & Services)	241,312
197,000	Nexon Co. Ltd. (Software & Services)	2,512,752
15,000	NH Foods Ltd. (Food, Beverage & Tobacco)	327,728
40,300	Nikon Corp. (Consumer Durables & Apparel)	573,005
448,000	Nippon Electric Glass Co. Ltd. (Technology Hardware & Equipment)	2,547,630
146,400	Nippon Paper Industries Co. Ltd. (Materials)(a)	2,552,935
1,114,000	Nippon Steel & Sumitomo Metal Corp. (Materials)	2,897,755
27,600	Nippon Suisan Kaisha Ltd. (Food, Beverage & Tobacco)	83,790
54,800	Nippon Telegraph & Telephone Corp. (Telecommunication Services)	3,700,370
9,600	Nippon Television Holdings, Inc. (Media)	165,541
5,100	Nitto Kogyo Corp. (Capital Goods)	92,323
1,021,500	Nomura Holdings, Inc. (Diversified Financials)	6,626,899
28,900	NTT DOCOMO, Inc. (Telecommunication Services)	511,891

Common Stocks – (continued)
Japan – (continued)
528,500	ORIX Corp. (Diversified Financials)	$8,127,485
164,800	Otsuka Holdings Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	5,201,837
10,500	Paltac Corp. (Retailing)	150,441
559,200	Panasonic Corp. (Consumer Durables & Apparel)	8,009,909
16,100	Parco Co. Ltd. (Retailing)	152,538
24,300	Rohm Co. Ltd. (Semiconductors & Semiconductor Equipment)	1,685,564
29,700	SoftBank Corp. (Telecommunication Services)	1,856,557
17,900	Sompo Japan Nipponkoa Holdings, Inc. (Insurance)	584,790
435,000	Sumitomo Dainippon Pharma Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	4,915,052
195,700	Sumitomo Mitsui Financial Group, Inc. (Banks)	8,545,162
172,000	T&D Holdings, Inc. (Insurance)	2,481,924
10,400	Taisho Pharmaceutical Holdings Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	730,855
43,000	The Chugoku Electric Power Co., Inc. (Utilities)	631,298
183,100	The Dai-ichi Life Insurance Co. Ltd. (Insurance)	3,009,413
15,900	Tohoku Electric Power Co., Inc. (Utilities)	200,018
164,700	Tokio Marine Holdings, Inc. (Insurance)	6,714,112
402,000	Toko, Inc. (Technology Hardware & Equipment)(a)	1,192,356
92,000	Tokyo Tatemono Co. Ltd. (Real Estate)	667,060
8,600	Toppan Forms Co. Ltd. (Commercial & Professional Services)	103,081
243,000	Toppan Printing Co. Ltd. (Commercial & Professional Services)	2,037,395
33,100	Wacom Co. Ltd. (Technology Hardware & Equipment)(a)	171,621
13,400	Yamaha Motor Co. Ltd. (Automobiles & Components)	315,331

		204,521,311

Netherlands – 6.0%
104,733	Boskalis Westminster NV (Capital Goods)	5,441,994
16,836	Euronext NV (Diversified Financials)*(b)	706,789
80,651	Heineken Holding NV (Food, Beverage & Tobacco)	5,622,135
550,692	ING Groep NV CVA (Banks)*	8,448,471
227,681	Koninklijke Ahold NV (Food & Staples Retailing)	4,411,123

30	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Shares	Description	Value

Common Stocks – (continued)
Netherlands – (continued)
302,894	Royal Dutch Shell PLC Class A (Energy)	$9,603,918
216,157	Royal Dutch Shell PLC, Class B (Energy)	6,920,445
123,577	TomTom NV (Consumer Durables & Apparel)*	1,096,718
175,212	Wolters Kluwer NV (Media)(a)	5,676,439

		47,928,032

Norway – 2.0%
143,465	Kongsberg Automotive Holding ASA (Automobiles & Components)*	119,352
5,109	Kongsberg Gruppen ASA (Capital Goods)	109,783
9,557	Leroey Seafood Group ASA (Food, Beverage & Tobacco)	317,068
18,681	Marine Harvest ASA (Food, Beverage & Tobacco)	227,696
207,609	Norsk Hydro ASA (Materials)	983,195
310,141	Orkla ASA (Food, Beverage & Tobacco)	2,435,438
259,099	Statoil ASA (Energy)	5,492,994
115,253	Yara International ASA (Materials)	5,905,274

		15,590,800

Singapore – 1.4%
7,316,200	Golden Agri-Resources Ltd. (Food, Beverage & Tobacco)	2,314,500
23,000	Jardine Cycle & Carriage Ltd. (Retailing)	700,838
201,000	OUE Ltd. (Consumer Services)	335,459
314,900	Singapore Airlines Ltd. (Transportation)	2,901,548
1,930,700	Wilmar International Ltd. (Food, Beverage & Tobacco)	4,742,038

		10,994,383

South Africa – 0.9%
35,931	Investec PLC (Diversified Financials)	343,101
336,188	Mondi PLC (Materials)	6,807,190

		7,150,291

Spain – 2.0%
54,391	ACS Actividades de Construccion y Servicios SA (Capital Goods)	1,916,507
1,016,834	Banco Santander SA (Banks)	7,687,848
64,645	eDreams ODIGEO SA (Consumer Services)*(a)	247,224
25,531	Ence Energia y Celulosa SA (Materials)	92,092
88,641	Gamesa Corp. Tecnologica SA (Capital Goods)*	1,185,342
113,900	Grifols SA (Pharmaceuticals, Biotechnology & Life Sciences)	4,832,961

		15,961,974

Common Stocks – (continued)
Sweden – 2.6%
48,868	Assa Abloy AB Class B (Capital Goods)	$2,835,019
26,009	BillerudKorsnas AB (Materials)	450,219
248,734	Boliden AB (Materials)	5,403,915
12,305	Electrolux AB Series B (Consumer Durables & Apparel)	368,444
31,856	Holmen AB Class B (Materials)	1,054,050
101,084	Husqvarna AB Class B (Consumer Durables & Apparel)	747,684
123,605	JM AB (Consumer Durables & Apparel)(a)	3,677,497
9,467	Loomis AB Class B (Commercial & Professional Services)	303,412
108,145	Meda AB Class A (Pharmaceuticals, Biotechnology & Life Sciences)	1,815,257
42,221	Modern Times Group AB Class B (Media)	1,404,072
15,064	Mycronic AB (Technology Hardware & Equipment)	109,510
14,248	Skandinaviska Enskilda Banken AB Class A (Banks)	180,047
66,253	Swedish Match AB (Food, Beverage & Tobacco)	2,039,539

		20,388,665

Switzerland – 4.3%
130,800	ABB Ltd. (Registered) (Capital Goods)*	2,866,147
69,869	Actelion Ltd. (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	9,193,423
5,192	Adecco SA (Registered) (Commercial & Professional Services)*	423,131
51,191	Ascom Holding AG (Registered) (Technology Hardware & Equipment)	911,421
7,637	Baloise Holding AG (Registered) (Insurance)*	993,850
316,307	Logitech International SA (Registered) (Technology Hardware & Equipment)	4,748,501
16,796	Lonza Group AG (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	2,374,788
17,603	Nestle SA (Registered) (Food, Beverage & Tobacco)	1,365,715
552	Partners Group Holding AG (Diversified Financials)	173,017
510,004	STMicroelectronics NV (Semiconductors & Semiconductor Equipment)	4,061,297
80,285	Swiss Re AG (Insurance)*	7,121,874

		34,233,164

The accompanying notes are an integral part of these financial statements.	31

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares			Description	Value

	Common Stocks – (continued)
	United Kingdom – 16.9%
	246,001		3i Group PLC (Diversified Financials)		$1,905,706
	48,599		ARM Holdings PLC (Semiconductors & Semiconductor Equipment)		825,764
	27,193		Ashmore Group PLC (Diversified Financials)		128,549
	81,757		AstraZeneca PLC (Pharmaceuticals, Biotechnology & Life Sciences)		5,610,707
	8,328		AstraZeneca PLC ADR (Pharmaceuticals, Biotechnology & Life Sciences)		570,301
	13,610		Berendsen PLC (Commercial & Professional Services)		216,366
	86,853		Berkeley Group Holdings PLC (Consumer Durables & Apparel)		3,344,074
	293,799		British American Tobacco PLC (Food, Beverage & Tobacco)		16,142,386
	509,414		BT Group PLC (Telecommunication Services)		3,552,954
	408,901		Dixons Carphone PLC (Retailing)		2,653,700
	148,302		DS Smith PLC (Materials)		792,964
	1,318,038		HSBC Holdings PLC (Banks)		13,166,547
	135,798		Imperial Tobacco Group PLC (Food, Beverage & Tobacco)		6,631,086
	125,385		Indivior PLC (Pharmaceuticals, Biotechnology & Life Sciences)*		383,970
	101,085		InterContinental Hotels Group PLC (Consumer Services)		4,322,952
	52,604		International Consolidated Airlines Group SA (Transportation)*		438,780
	1,709,658		ITV PLC (Media)		6,637,779
	571,579		National Grid PLC (Utilities)		7,689,651
	113,097		Persimmon PLC (Consumer Durables & Apparel)*		2,936,489
	102,714		Reckitt Benckiser Group PLC (Household & Personal Products)		9,142,003
	117,250		Reed Elsevier NV (Media)(a)		2,827,768
	39,156		Rio Tinto PLC (Materials)		1,752,275
	35,523		Rio Tinto PLC ADR (Materials)(a)		1,591,075
	58,307,898		Rolls-Royce Holdings PLC (Capital Goods)*		6,635,334
	405,920		Standard Chartered PLC (Banks)		6,645,808
	25,109		Tullett Prebon PLC (Diversified Financials)		137,495
	327,565		Unilever NV CVA (Food, Beverage & Tobacco)		14,288,583
	81,097		Unilever PLC (Food, Beverage & Tobacco)		3,554,847
	266,964		Vodafone Group PLC ADR (Telecommunication Services)(c)		9,397,133

					133,923,046

	TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
	(Cost $724,069,243)				$766,261,632

Shares		Distribution Rate	Value
Securities Lending Reinvestment Vehicle(d)(e) – 6.3%
Goldman Sachs Financial Square Money Market Fund – FST Shares
49,557,959		0.111%
(Cost $49,557,959)				$49,557,959

TOTAL INVESTMENTS – 103.1%
(Cost $773,627,202)				$815,819,591

LIABILITIES IN EXCESS OF OTHER ASSETS – (3.1)%				(24,608,773)

NET ASSETS – 100.0%				$791,210,818

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $706,789, which represents approximately 0.1% of net assets as of April 30, 2015.
(c)	All or a portion of security is segregated as collateral for initial margin requirements on futures transactions.
(d)	Represents an affiliated issuer.
(e)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on April 30, 2015.

Investment Abbreviations:
ADR	—American Depositary Receipt
CVA	—Dutch Certification
REIT	—Real Estate Investment Trust

32	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At April 30, 2015, the Fund had the following futures contracts:

Type	Number of Contracts Long (Short)	Expiration Date	Current Value	Unrealized Gain (Loss)
EURO STOXX 50 Index	92	June 2015	$3,685,822	$(68,030)
FTSE 100 Index	16	June 2015	1,701,762	46,766
Hang Seng Index	1	May 2015	181,310	590
MSCI Singapore Index	2	May 2015	119,105	653
SPI 200 Index	6	June 2015	683,370	(19,312)
TSE TOPIX Index	12	June 2015	1,596,482	40,757
TOTAL				$1,424

The accompanying notes are an integral part of these financial statements.	33

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Schedule of Investments

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – 96.3%
Australia – 5.5%
81,564	Abacus Property Group (REIT)	$190,028
700,005	Beach Energy Ltd. (Energy)	610,587
102,963	BT Investment Management Ltd. (Diversified Financials)(a)	775,093
529,279	Cabcharge Australia Ltd. (Commercial & Professional Services)(a)	1,885,706
279,262	Charter Hall Group (REIT)	1,128,101
1,789,047	CSR Ltd. (Materials)	5,141,788
186,960	Domino’s Pizza Enterprises Ltd. (Consumer Services)	5,380,841
1,109,067	Downer EDI Ltd. (Commercial & Professional Services)	3,856,581
326,847	Evolution Mining Ltd. (Materials)	260,806
152,204	Genworth Mortgage Insurance Australia Ltd. (Banks)	402,026
106,954	GUD Holdings Ltd. (Consumer Durables & Apparel)	668,328
1,004,402	Independence Group NL (Materials)	4,686,800
127,364	Investa Office Fund (REIT)	373,067
60,078	JB Hi-Fi Ltd. (Retailing)(a)	928,026
793,635	M2 Group Ltd. (Telecommunication Services)(a)	6,867,968
149,717	Magellan Financial Group Ltd. (Diversified Financials)	2,349,729
1,829,412	Northern Star Resources Ltd. (Materials)	3,253,434
896,654	Nufarm Ltd. (Materials)	5,139,052
250,026	OZ Minerals Ltd. (Materials)	920,441
46,737	Pact Group Holdings Ltd. (Materials)	151,918
140,440	Premier Investments Ltd. (Retailing)	1,415,193
162,250	RCR Tomlinson Ltd. (Capital Goods)	240,032
66,919	Sandfire Resources NL (Materials)	258,915
3,863,667	Sigma Pharmaceuticals Ltd. (Health Care Equipment & Services)	2,648,992
65,507	Sirtex Medical Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	1,094,655
44,057	Slater & Gordon Ltd. (Consumer Services)	220,613
44,142	Technology One Ltd. (Software & Services)	135,531
75,473	Thorn Group Ltd. (Retailing)	157,428

		51,141,679

Austria – 1.9%
141,541	ams AG (Semiconductors & Semiconductor Equipment)	7,695,212
61,452	Austria Technologie & Systemtechnik AG (Technology Hardware & Equipment)	975,631
135,796	CA Immobilien Anlagen AG (Real Estate)*	2,464,414
4,521	DO & CO AG (Consumer Services)(a)	334,586
22,924	Flughafen Wien AG (Transportation)(a)	2,059,217
10,656	Lenzing AG (Materials)	726,047

Common Stocks – (continued)
Austria – (continued)
2,992	Mayr Melnhof Karton AG (Materials)	$347,547
56,182	Oesterreichische Post AG (Transportation)(a)	2,734,374
24,771	S IMMO AG (Real Estate)*	231,747

		17,568,775

Belgium – 0.9%
85,475	bpost SA (Transportation)	2,451,296
3,961	Fagron (Health Care Equipment & Services)	175,076
8,441	Galapagos NV (Pharmaceuticals, Biotechnology & Life Sciences)*	356,087
2,157	Gimv NV (Diversified Financials)	100,634
5,411	KBC Ancora (Diversified Financials)*	202,991
28,120	Kinepolis Group NV (Media)(a)	1,090,900
51,396	Melexis NV (Semiconductors & Semiconductor Equipment)	3,172,943
22,870	Tessenderlo Chemie NV (Materials)*	752,745

		8,302,672

Bermuda – 1.2%
730,486	Catlin Group Ltd. (Insurance)	7,944,382
225,947	Hiscox Ltd. (Insurance)	2,846,795

		10,791,177

Canada – 0.1%
181,510	Entertainment One Ltd. (Media)	874,388

China – 0.4%
6,302,000	FIH Mobile Ltd. (Technology Hardware & Equipment)*	3,366,249

Denmark – 1.1%
154,221	Bakkafrost P/F (Food, Beverage & Tobacco)	3,621,717
2,490	Bavarian Nordic A/S (Pharmaceuticals, Biotechnology & Life Sciences)*	116,683
8,437	Dfds A/S (Transportation)	944,111
39,815	NKT Holding A/S (Capital Goods)	2,526,662
579	PER Aarsleff A/S Class B (Capital Goods)	162,502
3,931	Royal Unibrew A/S (Food, Beverage & Tobacco)(a)	752,542
24,541	Schouw & Co. A/S (Food, Beverage & Tobacco)	1,257,782
26,875	SimCorp A/S (Software & Services)	929,602

		10,311,601

Finland – 0.8%
24,672	Huhtamaki OYJ (Materials)	788,709
47,735	Kesko OYJ Class B (Food & Staples Retailing)	1,950,395
148,780	Metsa Board OYJ Class B (Materials)	879,069
23,413	Sanoma OYJ (Media)	123,325
434,070	Sponda OYJ (Real Estate)	1,898,325

34	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Shares	Description	Value
Common Stocks – (continued)
Finland – (continued)
29,337	Tieto OYJ (Software & Services)	$703,512
102,744	Valmet OYJ (Capital Goods)	1,190,739

		7,534,074

France – 4.7%
32,526	ABC Arbitrage (Diversified Financials)	182,244
260,970	Air France-KLM (Transportation)*(a)	2,249,791
12,856	Alten SA (Software & Services)	627,536
39,576	Assystem (Commercial & Professional Services)	862,095
69,864	Belvedere SA (Food, Beverage & Tobacco)*(a)	1,377,525
21,396	Boiron SA (Pharmaceuticals, Biotechnology & Life Sciences)	2,387,314
20,806	Cegid Group (Software & Services)	911,729
12,279	Euler Hermes Group (Insurance)	1,344,279
23,664	GameLoft SE (Software & Services)*	125,131
5,837	Guerbet (Health Care Equipment & Services)	248,072
348,198	Havas SA (Media)	2,904,232
41,911	Ipsen SA (Pharmaceuticals, Biotechnology & Life Sciences)	2,406,867
100,996	IPSOS (Media)	2,979,336
173,132	Mercialys SA (REIT)	4,302,100
182,712	Metropole Television SA (Media)	3,813,351
74,537	Plastic Omnium SA (Automobiles & Components)	2,075,589
9,312	Rallye SA (Food & Staples Retailing)	347,867
65,939	Saft Groupe SA (Capital Goods)	2,629,873
9,966	Societe de la Tour Eiffel (REIT)(a)	594,094
959,394	Technicolor SA (Registered) (Media)*	6,509,058
139,003	UBISOFT Entertainment (Software & Services)*	2,563,183
42,823	Valneva SE (Pharmaceuticals, Biotechnology & Life Sciences)*(a)	187,009
19,547	Vicat (Materials)	1,409,476

		43,037,751

Germany – 6.1%
3,172	Amadeus Fire AG (Commercial & Professional Services)	257,093
12,997	Aurubis AG (Materials)	821,269
363,510	Borussia Dortmund GmbH & Co. KGaA (Media)(a)	1,394,032
37,608	CENTROTEC Sustainable AG (Capital Goods)	600,531
13,928	CTS Eventim AG & Co. KGaA (Media)	476,600
71,938	Deutsche Beteiligungs AG (Diversified Financials)	2,394,596
95,324	Deutsche Euroshop AG (Real Estate)	4,745,168
200,928	Deutz AG (Capital Goods)	972,530
162,218	Dialog Semiconductor PLC (Semiconductors & Semiconductor Equipment)*	7,314,228

Common Stocks – (continued)
Germany – (continued)
24,889	DIC Asset AG (Real Estate)	$250,693
8,679	DMG Mori Seiki AG (Capital Goods)	304,520
3,821	Draegerwerk AG & Co. KGaA (Health Care Equipment & Services)	335,097
70,726	Duerr AG (Capital Goods)	7,239,349
108,828	Gerresheimer AG (Pharmaceuticals, Biotechnology & Life Sciences)(a)	6,159,308
71,022	Grammer AG (Automobiles & Components)	2,727,678
23,995	Hamburger Hafen und Logistik AG (Transportation)	529,232
23,168	Homag Group AG (Capital Goods)	910,236
38,417	Krones AG (Capital Goods)	4,239,749
6,223	Nemetschek AG (Software & Services)	808,981
94,504	Nordex SE (Capital Goods)*	2,022,729
1,733	Pfeiffer Vacuum Technology AG (Capital Goods)	161,501
5,749	R Stahl AG (Capital Goods)	257,307
229,363	Rhoen Klinikum AG (Health Care Equipment & Services)	6,349,961
46,585	Software AG (Software & Services)	1,344,852
8,080	STRATEC Biomedical AG (Health Care Equipment & Services)	403,913
50,780	Takkt AG (Retailing)	925,150
9,041	Tom Tailor Holding AG (Retailing)*	111,755
19,891	Wacker Neuson SE (Capital Goods)	510,551
7,599	XING AG (Software & Services)	1,255,622

		55,824,231

Hong Kong – 2.1%
3,131,000	Brightoil Petroleum Holdings Ltd. (Energy)*(a)	997,744
386,400	Dah Sing Financial Holdings Ltd. (Banks)	2,712,759
493,926	Dickson Concepts International Ltd. (Retailing)	213,221
890,000	Emperor Entertainment Hotel Ltd. (Consumer Services)	207,843
1,418,000	Emperor International Holdings (Real Estate)	350,592
263,600	Esprit Holdings Ltd. (Retailing)	249,732
1,552,000	Giordano International Ltd. (Retailing)	776,946
2,212,000	Global Brands Group Holding Ltd. (Consumer Durables & Apparel)*	452,474
908,000	Hutchison Telecommunications Hong Kong Holdings Ltd. (Telecommunication Services)	419,988
2,686,000	Newocean Energy Holdings Ltd. (Energy)(a)	1,495,635
135,500	Orient Overseas International Ltd. (Transportation)	831,629
210,000	Regal Hotels International Holdings Ltd. (Consumer Services)	130,223
1,453,000	Samson Holding Ltd. (Consumer Durables & Apparel)	211,375

The accompanying notes are an integral part of these financial statements.	35

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
Hong Kong – (continued)
3,506,000	Shun Tak Holdings Ltd. (Capital Goods)	$2,035,872
514,208	SmarTone Telecommunications Holdings Ltd. (Telecommunication Services)	936,957
109,138	SOCAM Development Ltd. (Capital Goods)*	97,612
187,000	Sun Hung Kai & Co. Ltd. (Diversified Financials)	194,490
607,000	Sunlight Real Estate Investment Trust (REIT)	306,565
288,000	Texwinca Holdings Ltd. (Consumer Durables & Apparel)	279,284
4,326,000	The United Laboratories International Holdings Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)*	2,918,410
100,000	Tian An China Investments Co. Ltd. (Real Estate)	66,189
4,824,000	Truly International Holdings Ltd. (Technology Hardware & Equipment)	2,278,011
657,600	VST Holdings Ltd. (Technology Hardware & Equipment)	259,069
19,100	VTech Holdings Ltd. (Technology Hardware & Equipment)	265,607
438,000	Xinyi Glass Holdings Ltd. (Automobiles & Components)	291,878

		18,980,105

Ireland – 0.8%
583,667	Aer Lingus Group PLC (Transportation)	1,520,460
688,056	Beazley PLC (Insurance)	2,959,043
76,774	Grafton Group PLC (Capital Goods)	968,862
129,410	Irish Continental Group PLC (Transportation)	581,232
203,700	UDG Healthcare PLC (Health Care Equipment & Services)	1,665,018

		7,694,615

Israel – 0.7%
157,026	Delek Automotive Systems Ltd. (Retailing)	1,907,116
5,548	Elbit Systems Ltd. (Capital Goods)	439,029
5,798	Melisron Ltd. (Real Estate)	222,317
389,222	Oil Refineries Ltd. (Energy)*	139,075
2,770	Paz Oil Co. Ltd. (Energy)	423,152
253,918	Plus500 Ltd. (Diversified Financials)(a)	2,925,180

		6,055,869

Italy – 4.7%
36,120	ACEA SpA (Utilities)	486,318
23,499	Amplifon SpA (Health Care Equipment & Services)	183,034
134,855	ASTM SpA (Transportation)	1,917,292
132,048	Banca IFIS SpA (Diversified Financials)	2,709,304

Common Stocks – (continued)
Italy – (continued)
1,172,281	Banca Popolare di Milano Scarl (Banks)*	$1,207,950
65,795	Banca Popolare di Sondrio Scarl (Banks)	298,614
21,263	Brembo SpA (Automobiles & Components)	850,577
249,136	Cementir Holding SpA (Materials)	1,756,870
13,608	Cosmo Pharmaceuticals SA (Pharmaceuticals, Biotechnology & Life Sciences)*	2,300,211
187,748	Credito Emiliano SpA (Banks)	1,566,211
54,324	DiaSorin SpA (Health Care Equipment & Services)	2,483,826
272,839	ERG SpA (Energy)	3,930,564
822,662	Immobiliare Grande Distribuzione (REIT)	809,469
59,884	Industria Macchine Automatiche SpA (Capital Goods)	3,049,066
10,275	MARR SpA (Food & Staples Retailing)	206,393
1,468,289	Mediaset SpA (Media)*	7,546,439
230,821	Recordati SpA (Pharmaceuticals, Biotechnology & Life Sciences)	4,599,305
9,441	Reply SpA (Software & Services)*	1,010,441
39,156	Salini Impregilo SpA (Capital Goods)*	170,858
98,677	Saras SpA (Energy)*	191,330
575,052	Societa Cattolica di Assicurazioni Scarl (Insurance)	4,912,837
15,866	Societa Iniziative Autostradali e Servizi SpA (Transportation)	183,242
101,748	Sogefi SpA (Automobiles & Components)*	339,773
182,664	Sorin SpA (Health Care Equipment & Services)*	574,953
69,255	Tamburi Investment Partners SpA (Diversified Financials)	274,898

		43,559,775

Japan – 31.2%
151,300	Accordia Golf Co. Ltd. (Consumer Services)	1,538,817
212,900	Aderans Co. Ltd. (Household & Personal Products)	2,007,870
773	Advance Residence Investment Corp. (REIT)	1,823,722
606	AEON REIT Investment Corp. (REIT)	837,706
31,500	Aisan Industry Co. Ltd. (Automobiles & Components)	296,520
36,300	Alpen Co. Ltd. (Retailing)	593,129
184,500	Alpine Electronics, Inc. (Consumer Durables & Apparel)	3,749,283
32,200	AOKI Holdings, Inc. (Retailing)	446,329
81,600	Aoyama Trading Co. Ltd. (Retailing)	2,822,396
62,700	Arcs Co. Ltd. (Food & Staples Retailing)	1,311,841

36	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Shares	Description	Value
Common Stocks – (continued)
Japan – (continued)
56,900	Artnature, Inc. (Household & Personal Products)	$529,287
127,600	ASKA Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	1,272,947
212,100	Avex Group Holdings, Inc. (Media)	3,273,485
10,600	C. Uyemura & Co. Ltd. (Materials)	525,339
86,900	Canon Marketing Japan, Inc. (Retailing)	1,632,390
21,300	Cawachi Ltd. (Food & Staples Retailing)	341,948
177,000	Central Glass Co. Ltd. (Capital Goods)	813,260
100,000	Century Tokyo Leasing Corp. (Diversified Financials)	3,157,483
41,500	Chiyoda Integre Co. Ltd. (Capital Goods)	1,030,415
212,000	Chugoku Marine Paints Ltd. (Materials)	1,836,894
39,300	CKD Corp. (Capital Goods)	360,139
103,400	Coca-Cola West Co. Ltd. (Food, Beverage & Tobacco)	1,645,080
35,600	Cocokara fine, Inc. (Food & Staples Retailing)	1,086,026
264,200	COMSYS Holdings Corp. (Capital Goods)	3,680,773
76,900	Daido Metal Co. Ltd. (Automobiles & Components)	834,538
93,400	Daiichikosho Co. Ltd. (Media)	3,012,313
31,000	Daiwa Industries Ltd. (Capital Goods)	213,013
44	Daiwa Office Investment Corp. (REIT)	231,597
337,000	Daiwabo Holdings Co. Ltd. (Technology Hardware & Equipment)	561,808
466,300	DCM Holdings Co. Ltd. (Retailing)	3,888,754
141,000	Denki Kagaku Kogyo KK (Materials)	575,730
165,700	Doutor Nichires Holdings Co. Ltd. (Consumer Services)	3,129,756
89,800	DTS Corp. (Software & Services)	1,827,676
7,800	Dydo Drinco, Inc. (Food, Beverage & Tobacco)	322,689
586,600	EDION Corp. (Retailing)(a)	4,281,516
4,700	Eizo Corp. (Technology Hardware & Equipment)	104,256
157,600	Fancl Corp. (Household & Personal Products)(a)	2,049,137
111,300	Foster Electric Co. Ltd. (Consumer Durables & Apparel)	2,880,183
413	Frontier Real Estate Investment Corp. (REIT)	2,019,545
286,300	Fuji Machine Manufacturing Co. Ltd. (Capital Goods)	3,532,866
80,900	Fuji Soft, Inc. (Software & Services)	1,644,782
703,000	Fujikura Ltd. (Capital Goods)	3,348,288
31,600	Fujitec Co. Ltd. (Capital Goods)	343,596
112,000	Fukuyama Transporting Co. Ltd. (Transportation)(a)	634,635

Common Stocks – (continued)
Japan – (continued)
256,000	Funai Electric Co. Ltd. (Consumer Durables & Apparel)	$3,024,282
45,700	Fuyo General Lease Co. Ltd. (Diversified Financials)	1,869,329
12,900	Geo Holdings Corp. (Retailing)	140,115
1,455	Global One Real Estate Investment Corp. (REIT)	5,133,308
253,300	Gree, Inc. (Software & Services)(a)	1,635,426
85,200	G-Tekt Corp. (Automobiles & Components)	819,538
1,647	Hankyu REIT, Inc. (REIT)	2,095,533
35,300	Happinet Corp. (Retailing)	406,993
20,600	Heiwa Corp. (Consumer Durables & Apparel)	429,500
35,800	Heiwa Real Estate Co. Ltd. (Real Estate)	485,867
229,600	Hitachi Capital Corp. (Diversified Financials)	5,201,622
93,500	Hitachi Transport System Ltd. (Transportation)	1,507,906
27,800	Hokkaido Electric Power Co., Inc. (Utilities)*	256,388
115,200	Hokuetsu Kishu Paper Co. Ltd. (Materials)	626,642
19,000	Hosokawa Micron Corp. (Capital Goods)	98,923
116,500	IBJ Leasing Co. Ltd. (Diversified Financials)	2,605,101
1,908	Ichigo Real Estate Investment Corp. (REIT)(a)	1,430,576
41,200	Ines Corp. (Software & Services)	390,879
290,000	IT Holdings Corp. (Software & Services)	5,710,655
307,000	Jaccs Co. Ltd. (Diversified Financials)	1,611,708
157,900	Jafco Co. Ltd. (Diversified Financials)	5,916,313
47,000	Japan Digital Laboratory Co. Ltd. (Technology Hardware & Equipment)	715,785
518	Japan Logistics Fund, Inc. (REIT)	1,098,475
57,000	Japan Petroleum Exploration Co. Ltd. (Energy)	2,194,236
120,400	Japan Securities Finance Co. Ltd. (Diversified Financials)	787,849
145,000	Japan Vilene Co. Ltd. (Consumer Durables & Apparel)	728,563
170,000	J-Oil Mills, Inc. (Food, Beverage & Tobacco)	574,784
330,700	Kadokawa Dwango (Media)*	5,205,331
179,000	Kato Works Co. Ltd. (Capital Goods)	1,146,496
2,514,000	Kawasaki Kisen Kaisha Ltd. (Transportation)	6,493,947
21,500	Keihin Corp. (Automobiles & Components)	352,162
125,800	Kissei Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	3,733,871
540,500	Kitz Corp. (Capital Goods)	2,741,150

The accompanying notes are an integral part of these financial statements.	37

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
Japan – (continued)
128,000	Koa Corp. (Technology Hardware & Equipment)	$1,311,162
140,800	Koei Tecmo Holdings Co. Ltd. (Software & Services)	2,133,498
202,100	Kohnan Shoji Co. Ltd. (Retailing)	2,254,189
266,200	Kokuyo Co. Ltd. (Commercial & Professional Services)	2,431,634
76,600	Konoike Transport Co. Ltd. (Transportation)	819,057
210,000	Kurabo Industries Ltd. (Consumer Durables & Apparel)	368,001
307,000	Kureha Corp. (Materials)	1,405,023
74,800	KYORIN Holdings, Inc. (Pharmaceuticals, Biotechnology & Life Sciences)	1,720,534
298,600	Kyowa Exeo Corp. (Capital Goods)	3,483,609
52,750	Macnica Fuji Electronics Holdings, Inc. (Technology Hardware & Equipment)*	649,876
117,000	Maeda Road Construction Co. Ltd. (Capital Goods)	1,928,231
4,900	Mandom Corp. (Household & Personal Products)	188,865
240,000	Marudai Food Co. Ltd. (Food, Beverage & Tobacco)	863,878
44,200	Marusan Securities Co. Ltd. (Diversified Financials)	441,543
19,400	Maruwa Co. Ltd. (Technology Hardware & Equipment)	439,576
40,400	Matsumotokiyoshi Holdings Co. Ltd. (Food & Staples Retailing)	1,471,005
31,700	Megmilk Snow Brand Co. Ltd. (Food, Beverage & Tobacco)	380,122
85,000	Melco Holdings, Inc. (Technology Hardware & Equipment)(a)	1,753,596
1,131	MID REIT, Inc. (REIT)	3,343,816
24,500	Ministop Co. Ltd. (Food & Staples Retailing)	363,267
69,400	Mirait Holdings Corp. (Capital Goods)	784,269
200,000	Mito Securities Co. Ltd. (Diversified Financials)	750,671
84,500	Mitsui High-Tec, Inc. (Semiconductors & Semiconductor Equipment)	635,796
678,000	Morinaga Milk Industry Co. Ltd. (Food, Beverage & Tobacco)	2,512,378
125,600	NEC Networks & System Integration Corp. (Software & Services)	2,691,470
589,000	NET One Systems Co. Ltd. (Software & Services)	4,230,143
81,000	Nichias Corp. (Capital Goods)(a)	488,766
41,700	Nichi-iko Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	877,816
13,300	NIFTY Corp. (Software & Services)	169,397

Common Stocks – (continued)
Japan – (continued)
382,000	Nippon Chemi-Con Corp. (Technology Hardware & Equipment)*	$1,151,851
206,000	Nippon Flour Mills Co. Ltd. (Food, Beverage & Tobacco)	1,016,452
1,061,600	Nippon Light Metal Holdings Co. Ltd. (Materials)	1,644,578
389,000	Nippon Paper Industries Co. Ltd. (Materials)(a)	6,783,414
55,700	Nippon Suisan Kaisha Ltd. (Food, Beverage & Tobacco)	169,099
239,000	Nippon Thompson Co. Ltd. (Capital Goods)	1,361,645
58,000	Nissha Printing Co. Ltd. (Commercial & Professional Services)	1,123,101
138,000	Nissin Electric Co. Ltd. (Capital Goods)	903,902
69,400	Nitto Kogyo Corp. (Capital Goods)	1,256,311
3,486	Nomura Real Estate Master Fund, Inc. (REIT)	4,535,192
437	Nomura Real Estate Office Fund, Inc. (REIT)	2,008,710
311	Nomura Real Estate Residential Fund, Inc. (REIT)	1,758,920
16,300	NSD Co. Ltd. (Software & Services)	236,336
30,400	Ohsho Food Service Corp. (Consumer Services)	1,080,007
143,900	Paltac Corp. (Retailing)	2,061,756
45,900	Paramount Bed Holdings Co. Ltd. (Health Care Equipment & Services)	1,243,669
76,600	Parco Co. Ltd. (Retailing)	725,738
103,700	Plenus Co. Ltd. (Consumer Services)	2,025,236
58,900	Pola Orbis Holdings, Inc. (Household & Personal Products)	3,056,104
62,300	Riso Kagaku Corp. (Technology Hardware & Equipment)	1,031,198
352,000	Rohto Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	5,025,507
6,200	Roland DG Corp. (Technology Hardware & Equipment)	165,961
285,500	Round One Corp. (Consumer Services)	1,512,757
82,000	Ryobi Ltd. (Capital Goods)	267,744
6,000	Ryosan Co. Ltd. (Technology Hardware & Equipment)	142,890
110,000	Sakai Chemical Industry Co. Ltd. (Materials)	363,029
35,700	San-A Co. Ltd. (Food & Staples Retailing)	1,492,862
90,500	Sankyo Tateyama, Inc. (Capital Goods)	1,691,477
1,142,000	Sankyu, Inc. (Transportation)	5,355,906
291,000	Sanyo Special Steel Co. Ltd. (Materials)	1,408,230

38	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Shares	Description	Value
Common Stocks – (continued)
Japan – (continued)
210,700	Seino Holdings Co. Ltd. (Transportation)	$2,418,606
457	Sekisui House SI Residential Investment Corp. (REIT)	508,256
381,000	Senko Co. Ltd. (Transportation)(a)	2,405,678
57,000	Senshu Ikeda Holdings, Inc. (Banks)	252,982
279,000	Shindengen Electric Manufacturing Co. Ltd. (Semiconductors & Semiconductor Equipment)	1,428,568
51,700	Shinko Electric Industries Co. Ltd. (Semiconductors & Semiconductor Equipment)	413,142
206,000	SMK Corp. (Technology Hardware & Equipment)	853,198
46,200	St. Marc Holdings Co. Ltd. (Consumer Services)	1,553,941
75,000	Sumitomo Bakelite Co. Ltd. (Materials)	341,921
19,800	Sumitomo Densetsu Co. Ltd. (Capital Goods)	238,965
186,000	Sumitomo Seika Chemicals Co. Ltd. (Materials)	1,397,197
137,400	Tamron Co. Ltd. (Consumer Durables & Apparel)	3,246,145
9,000	The Nippon Road Co. Ltd. (Capital Goods)	48,560
33,000	The Nippon Signal Co. Ltd. (Technology Hardware & Equipment)	316,009
74,000	The Nippon Synthetic Chemical Industry Co. Ltd. (Materials)	517,889
348,000	The Nisshin Oillio Group Ltd. (Food, Beverage & Tobacco)	1,279,793
7,700	The Okinawa Electric Power Co., Inc. (Utilities)	292,543
323,000	The Towa Bank Ltd. (Banks)	280,514
329,000	Toagosei Co. Ltd. (Materials)	1,460,050
15,100	Tocalo Co. Ltd. (Capital Goods)	296,483
101,000	Toei Co. Ltd. (Media)	744,410
186,500	Toho Holdings Co. Ltd. (Health Care Equipment & Services)	3,247,722
19,900	Tohokushinsha Film Corp. (Media)	164,485
215,000	Tokai Carbon Co. Ltd. (Materials)	630,167
2,400	Token Corp. (Consumer Durables & Apparel)	121,496
68,000	Toko, Inc. (Technology Hardware & Equipment)	201,692
1,603,000	Tokuyama Corp. (Materials)*	3,566,362
236,400	Tokyo Seimitsu Co. Ltd. (Semiconductors & Semiconductor Equipment)	5,095,439
843	Tokyu REIT, Inc. (REIT)	1,135,321
864	Top REIT, Inc. (REIT)	3,727,022
176,700	Toppan Forms Co. Ltd. (Commercial & Professional Services)	2,117,954

Common Stocks – (continued)
Japan – (continued)
17,900	Torii Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	$473,514
69,100	Towa Pharmaceutical Co. Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	3,654,206
137,000	Toyo Ink SC Holdings Co. Ltd. (Materials)	652,343
59,000	Tsubakimoto Chain Co. (Capital Goods)	483,018
57,400	Tsumura & Co. (Pharmaceuticals, Biotechnology & Life Sciences)	1,345,070
152,200	TV Asahi Holdings Corp. (Media)	2,808,433
1,678,000	Ube Industries Ltd. (Materials)	2,783,872
25,100	UNY Group Holdings Co. Ltd. (Food & Staples Retailing)	141,927
24,030	Usen Corp. (Media)*	70,651
86,600	Wacom Co. Ltd. (Technology Hardware & Equipment)(a)	449,013
139,100	Wakita & Co. Ltd. (Capital Goods)	1,387,002
37,000	Warabeya Nichiyo Co. Ltd. (Food, Beverage & Tobacco)	828,533

		288,089,872

Jersey – 0.1%
537,790	Centamin PLC (Materials)	525,242

Luxembourg – 0.1%
48,538	Oriflame Cosmetics SA SDR (Household & Personal Products)	838,162

Netherlands – 2.0%
5,504	ASM International NV (Semiconductors & Semiconductor Equipment)	267,230
182,781	BE Semiconductor Industries NV (Semiconductors & Semiconductor Equipment)	5,213,350
320,279	BinckBank NV (Diversified Financials)	3,210,084
26,729	Eurocommercial Properties NV CVA (Real Estate)	1,221,378
56,745	Euronext NV (Diversified Financials)*(b)	2,382,203
26,306	NSI NV (REIT)	123,548
349,050	SNS REAAL NV (Diversified Financials)*(a)	—
43,006	TKH Group NV CVA (Capital Goods)	1,595,800
56,373	Vastned Retail NV (REIT)(a)	2,752,777
28,394	Wereldhave NV (REIT)(a)	1,822,598

		18,588,968

The accompanying notes are an integral part of these financial statements.	39

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
New Zealand – 0.7%
2,868,023	Air New Zealand Ltd. (Transportation)	$5,893,892
190,667	Summerset Group Holdings Ltd. (Health Care Equipment & Services)	504,396

		6,398,288

Norway – 1.4%
265,401	Austevoll Seafood ASA (Food, Beverage & Tobacco)	1,543,620
47,054	Avance Gas Holding Ltd. (Energy)(b)	742,838
196,575	Borregaard ASA (Materials)(a)	1,519,826
1,474,133	Kongsberg Automotive Holding ASA (Automobiles & Components)*	1,226,366
84,036	Leroey Seafood Group ASA (Food, Beverage & Tobacco)	2,788,023
93,555	Norwegian Property ASA (Real Estate)*	126,112
160,062	Salmar ASA (Food, Beverage & Tobacco)	2,598,677
32,558	Selvaag Bolig ASA (Real Estate)	122,800
135,030	SpareBanken 1 SMN (Banks)	1,206,191
378,864	Storebrand ASA (Insurance)*	1,339,550

		13,214,003

Portugal – 1.3%
96,237	Altri SGPS SA (Materials)	412,738
547,360	CTT-Correios de Portugal SA (Transportation)	6,173,658
364,531	NOS SGPS SA (Media)	2,655,149
651,857	Portucel SA (Materials)	3,189,154

		12,430,699

Singapore – 0.8%
239,800	Chip Eng Seng Corp. Ltd. (Capital Goods)	161,031
785,000	Indofood Agri Resources Ltd. (Food, Beverage & Tobacco)	431,457
59,000	OUE Ltd. (Consumer Services)	98,468
27,061	REC Solar ASA (Semiconductors & Semiconductor Equipment)*	366,578
954,300	United Engineers Ltd. (Capital Goods)	1,911,196
413,600	Venture Corp. Ltd. (Technology Hardware & Equipment)	2,637,781
882,800	Wing Tai Holdings Ltd. (Real Estate)	1,306,310

		6,912,821

South Africa – 1.0%
465,576	Mondi PLC (Materials)	9,427,059
15,018	Mota-Engil Africa NV (Capital Goods)*	117,748

		9,544,807

Spain – 2.4%
70,950	Almirall SA (Pharmaceuticals, Biotechnology & Life Sciences)	1,337,738
74,120	Bolsas y Mercados Espanoles SHMSF SA (Diversified Financials)(a)	3,315,898

Common Stocks – (continued)
Spain – (continued)
13,034	Cie Automotive SA (Automobiles & Components)	$198,072
37,067	Duro Felguera SA (Capital Goods)	149,367
169,639	Ebro Foods SA (Food, Beverage & Tobacco)	3,290,685
351,260	Ence Energia y Celulosa SA (Materials)	1,267,020
42,858	Faes Farma SA (Pharmaceuticals, Biotechnology & Life Sciences)	110,755
212,599	Gamesa Corp. Tecnologica SA (Capital Goods)*	2,842,958
56,492	Hispania Activos Inmobiliarios SAU (Real Estate)*	805,587
83,355	Lar Espana Real Estate Socimi SA (REIT)*	982,749
30,191	Let’s GOWEX SA (Telecommunication Services)*(a)	—
506,232	Mediaset Espana Comunicacion SA (Media)*(a)	6,861,802
2,504	Miquel y Costas & Miquel SA (Materials)	91,687
88,715	Papeles y Cartones de Europa SA (Materials)	574,747

		21,829,065

Sweden – 4.0%
67,020	Axfood AB (Food & Staples Retailing)	1,058,758
44,906	Betsson AB (Consumer Services)*	1,880,010
99,991	Bilia AB Class A (Retailing)	3,550,256
313,733	BillerudKorsnas AB (Materials)	5,430,753
25,966	BioGaia AB Class B (Pharmaceuticals, Biotechnology & Life Sciences)	710,428
54,651	Clas Ohlson AB Class B (Retailing)	937,809
38,222	Dios Fastigheter AB (Real Estate)	297,690
9,542	Fabege AB (Real Estate)	145,457
26,948	Gunnebo AB (Commercial & Professional Services)	134,201
71,855	Haldex AB (Capital Goods)	1,073,757
13,051	Hexpol AB (Materials)	1,398,563
39,296	Holmen AB Class B (Materials)	1,300,224
45,778	Industrial & Financial Systems AB Class B (Software & Services)(a)	1,582,084
117,693	Intrum Justitia AB (Commercial & Professional Services)(a)	3,706,411
138,257	JM AB (Consumer Durables & Apparel)(a)	4,113,424
98,297	Loomis AB Class B (Commercial & Professional Services)	3,150,362
67,772	Modern Times Group AB Class B (Media)	2,253,777
23,182	Net Entertainment NE AB Class B (Software & Services)*	876,477

40	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Shares	Description	Value
Common Stocks – (continued)
Sweden – (continued)
148,341	Nobia AB (Consumer Durables & Apparel)(a)	$1,604,750
85,789	Nolato AB Class B (Capital Goods)	2,059,292

		37,264,483

Switzerland – 3.4%
64,018	Ascom Holding AG (Registered) (Technology Hardware & Equipment)	1,139,797
20,816	Autoneum Holding AG (Automobiles & Components)*	4,596,681
8,867	Flughafen Zuerich AG (Registered) (Transportation)	6,905,504
3,606	Forbo Holding AG (Registered) (Consumer Durables & Apparel)*	4,367,279
3,956	Georg Fischer AG (Registered) (Capital Goods)	2,798,100
7,673	Inficon Holding AG (Registered) (Technology Hardware & Equipment)*	2,913,511
297	Intershop Holding AG (Real Estate)	127,338
9,362	Komax Holding AG (Registered) (Capital Goods)*	1,721,778
2,513	Kuoni Reisen Holding AG (Registered) (Consumer Services)*	845,792
32,609	Mobilezone Holding AG (Registered) (Retailing)	513,803
5,729	Mobimo Holding AG (Registered) (Real Estate)*	1,278,353
38,669	Nobel Biocare Holding AG (Registered) (Health Care Equipment & Services)*	708,762
2,417	Rieter Holding AG (Registered) (Capital Goods)*	398,135
4,971	Siegfried Holding AG (Registered) (Pharmaceuticals, Biotechnology & Life Sciences)*	847,193
29,531	Temenos Group AG (Registered) (Software & Services)*	1,073,161
27,086	Zehnder Group AG (Capital Goods)	1,283,243

		31,518,430

United Kingdom – 16.9%
57,439	Advanced Medical Solutions Group PLC (Health Care Equipment & Services)	124,979
22,126	Alent PLC (Materials)	122,875
926,028	Amlin PLC (Insurance)	6,489,612
1,025,643	Ashmore Group PLC (Diversified Financials)(a)	4,848,520
170,374	Barratt Developments PLC (Consumer Durables & Apparel)	1,351,637
44,747	Bellway PLC (Consumer Durables & Apparel)	1,360,408
215,695	Berendsen PLC (Commercial & Professional Services)	3,429,023

Common Stocks – (continued)
United Kingdom – (continued)
193,776	Berkeley Group Holdings PLC (Consumer Durables & Apparel)	$7,460,897
73,269	Betfair Group PLC (Consumer Services)	2,610,878
194,837	Big Yellow Group PLC (REIT)	1,992,127
126,724	Bodycote PLC (Capital Goods)	1,334,611
149,209	Chesnara PLC (Insurance)	732,875
74,868	Close Brothers Group PLC (Diversified Financials)	1,750,073
68,740	Concentric AB (Capital Goods)(a)	972,664
77,701	CSR PLC (Semiconductors & Semiconductor Equipment)	1,049,585
228,886	Dart Group PLC (Transportation)	1,359,686
189,725	Diploma PLC (Capital Goods)	2,315,262
1,556,369	DS Smith PLC (Materials)	8,321,837
203,569	Fenner PLC (Capital Goods)	654,200
252,666	Galliford Try PLC (Capital Goods)	5,813,886
1,383,678	Globo PLC (Software & Services)*(a)	1,125,691
74,935	Go-Ahead Group PLC (Transportation)	2,829,479
151,334	Great Portland Estates PLC (REIT)	1,847,346
112,206	Greggs PLC (Food & Staples Retailing)	2,039,194
537,298	Halfords Group PLC (Retailing)	3,741,940
272,558	Hansteen Holdings PLC (REIT)(a)	492,848
1,648,798	Henderson Group PLC (Diversified Financials)	7,035,425
175,344	Hikma Pharmaceuticals PLC (Pharmaceuticals, Biotechnology & Life Sciences)	5,483,390
1,922,932	Home Retail Group PLC (Retailing)	4,913,746
64,229	Homeserve PLC (Commercial & Professional Services)	375,330
634,086	IG Group Holdings PLC (Diversified Financials)	7,149,412
625,401	Inchcape PLC (Retailing)	7,955,142
1,200,713	Indivior PLC (Pharmaceuticals, Biotechnology & Life Sciences)*	3,676,973
394,277	Intermediate Capital Group PLC (Diversified Financials)	3,184,438
103,994	John Wood Group PLC (Energy)	1,095,728
33,452	Keller Group PLC (Capital Goods)	511,681
150,578	Lancashire Holdings Ltd. (Insurance)	1,472,016
740,729	Londonmetric Property PLC (REIT)	1,876,081
347,782	Lookers PLC (Retailing)	834,630
2,533,453	Man Group PLC (Diversified Financials)	7,469,921
212,100	Micro Focus International PLC (Software & Services)	4,092,459
447,465	Moneysupermarket.com Group PLC (Software & Services)	1,917,409
39,680	Northgate PLC (Transportation)	392,862
649,713	Pace PLC (Technology Hardware & Equipment)	4,119,295
959,617	QinetiQ Group PLC (Capital Goods)	2,970,005
720,072	Redefine International PLC (REIT)	648,265

The accompanying notes are an integral part of these financial statements.	41

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Schedule of Investments (continued)

April 30, 2015 (Unaudited)

Shares	Description	Value
Common Stocks – (continued)
United Kingdom – (continued)
155,898	Safestore Holdings PLC (REIT)	$669,061
68,311	Savills PLC (Real Estate)	865,129
224,092	Soco International PLC (Energy)	619,656
673,806	Speedy Hire PLC (Capital Goods)	765,376
1,790,935	Spirit Pub Co. PLC (Consumer Services)	3,081,725
164,929	Stobart Group Ltd. (Transportation)(a)	274,685
89,843	SVG Capital PLC (Diversified Financials)*	687,583
33,807	Synergy Health PLC (Health Care Equipment & Services)*	1,149,446
146,626	Trinity Mirror PLC (Media)*	414,130
309,732	TT electronics PLC (Technology Hardware & Equipment)	633,598
461,077	Tullett Prebon PLC (Diversified Financials)	2,524,822
18,060	Vesuvius PLC (Capital Goods)	125,599
69,039	Victrex PLC (Materials)	2,089,579
191,650	WH Smith PLC (Retailing)	4,204,819
49,682	Workspace Group PLC (REIT)	641,480
180,449	WS Atkins PLC (Commercial & Professional Services)	3,702,478
97,989	Xchanging PLC (Software & Services)	183,267

		155,978,774

TOTAL COMMON STOCKS
(Cost $781,220,054)		$888,176,575

Preferred Stocks – 0.2%
Germany – 0.1%
1,161	Biotest AG (Pharmaceuticals, Biotechnology & Life Sciences)	$97,387
915	Draegerwerk AG & Co. KGaA (Health Care Equipment & Services)	105,662
19,801	Sixt SE (Transportation)	728,859

		931,908

Italy – 0.1%
162,039	Unipol Gruppo Finanziario SpA (Insurance)	851,681

TOTAL PREFERRED STOCKS
(Cost $1,346,455)		$1,783,589

Shares	Distribution Rate	Value
Investment Company(c)(d) – 2.0%
Goldman Sachs Financial Square Government Fund – FST Shares
18,403,042	0.006%
(Cost $18,403,042)		$18,403,042

Units	Description	Expiration Month	Value
Warrant – 0.0%
France – 0.0%
9,966	Societe de la Tour Eiffel (Real Estate)*(a)	07/16
(Cost $0)			$—

TOTAL INVESTMENTS BEFORE SECURITIES LENDING REINVESTMENT VEHICLE
(Cost $800,969,551)			$908,363,206

Shares	Distribution Rate	Value
Securities Lending Reinvestment Vehicle(c)(d) – 7.8%
Goldman Sachs Financial Square Money Market Fund – FST Shares
72,351,865	0.111%
(Cost $72,351,865)		$72,351,865

TOTAL INVESTMENTS – 106.3%
(Cost $873,321,416)		$980,715,071

LIABILITIES IN EXCESS OF OTHER ASSETS – (6.3)%		(57,771,143)

NET ASSETS – 100.0%		$922,943,928

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	All or a portion of security is on loan.
(b)	Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $3,125,041, which represents approximately 0.3% of net assets as of April 30, 2015.
(c)	Represents an affiliated issuer.
(d)	Variable rate security. Interest rate or distribution rate disclosed is that which is in effect on April 30, 2015.

Investment Abbreviations:
CVA	—Dutch Certification
REIT	—Real Estate Investment Trust
SDR	—Swedish Depositary Receipt

42	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At April 30, 2015, the Fund had the following futures contracts:

Type	Number of Contracts Long (Short)	Expiration Date	Current Value	Unrealized Gain (Loss)
EURO STOXX 50 Index	172	June 2015	$6,890,885	$(99,182)
FTSE 100 Index	34	June 2015	3,616,245	28,855
Hang Seng Index	2	May 2015	362,619	2,039
MSCI Singapore Index	7	May 2015	416,868	2,038
SPI 200 Index	14	June 2015	1,594,531	(29,457)
TSE TOPIX Index	32	June 2015	4,257,286	152,413
TOTAL				$56,706

The accompanying notes are an integral part of these financial statements.	43

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Statements of Assets and Liabilities

April 30, 2015 (Unaudited)

	Emerging Markets Equity Insights Fund	International Equity Insights Fund	International Small Cap Insights Fund
Assets:
Investments in unaffiliated issuers, at value (cost $546,817,964, $724,069,243 and $782,566,509)(a)	$636,377,788	$766,261,632	$889,960,164
Investments in affiliated issuers, at value (cost $–, $– and $18,403,042)	—	—	18,403,042
Investments in affiliated securities lending reinvestment vehicle, at value which equals cost	9,827,275	49,557,959	72,351,865
Cash	1,068,242	9,767,022	49,947
Foreign currencies, at value (cost $109,068, $7,175,615 and $8,530,139)	110,187	7,258,679	8,803,751
Due from custodian	—	1,722,877	—
Receivables:
Investments sold	23,223,693	9,972,887	26,456,264
Fund shares sold	9,106,332	83,826	4,356,968
Dividends	1,064,056	3,453,271	4,494,406
Securities lending income	7,437	108,838	80,907
Reimbursement from investment adviser	1,228	48,461	138,079
Foreign tax reclaims	864	653,716	274,112
Collateral on certain derivative contracts(b)	—	530,000	912,172
Other assets	2,243	57,272	2,151
Total assets	680,789,345	849,476,440	1,026,283,828

Liabilities:
Payables:
Investments purchased	12,478,665	7,307,173	27,820,711
Payable upon return of securities loaned	9,827,275	49,557,959	72,351,865
Fund shares redeemed	7,293,659	665,649	2,187,307
Foreign capital gains taxes	839,292	—	—
Management fees	538,698	525,290	629,860
Distribution and Service fees and Transfer Agent fees	36,319	59,039	107,193
Variation margin on certain derivative contracts	—	39,805	112,422
Accrued expenses	187,418	110,707	130,542
Total liabilities	31,201,326	58,265,622	103,339,900

Net Assets:
Paid-in capital	588,391,796	2,097,409,366	833,019,283
Undistributed (distributions in excess of) net investment income	(39,172)	1,025,212	525,678
Accumulated net realized loss	(27,649,791)	(1,349,544,577)	(18,392,655)
Net unrealized gain	88,885,186	42,320,817	107,791,622
NET ASSETS	$649,588,019	$791,210,818	$922,943,928
Net Assets:
Class A	$38,730,699	$83,627,751	$162,995,220
Class C	949,029	3,646,250	25,043,938
Institutional	606,139,255	701,748,211	708,194,953
Service	—	1,749,144	—
Class IR	902,631	304,109	26,709,817
Class R	2,866,405	135,353	—
Total Net Assets	$649,588,019	$791,210,818	$922,943,928
Shares outstanding $0.001 par value (unlimited shares authorized):
Class A	4,145,554	7,670,642	15,279,861
Class C	102,227	339,111	2,411,765
Institutional	65,025,202	62,795,095	66,416,721
Service	—	158,945	—
Class IR	96,850	28,357	2,512,719
Class R	309,281	12,647	—
Net asset value, offering and redemption price per share:(c)
Class A	$9.34	$10.90	$10.67
Class C	9.28	10.75	10.38
Institutional	9.32	11.18	10.66
Service	—	11.00	—
Class IR	9.32	10.72	10.63
Class R	9.27	10.70	—

(a)	Includes loaned securities having a market value of $9,373,460, $47,236,512 and $68,790,722 for the Emerging Markets Equity Insights, International Equity Insights and International Small Cap Insights Funds, respectively.
(b)	Includes amounts segregated for initial margin and/or collateral on futures transactions of $530,000 and $912,712, respectively for the International Equity Insights and International Small Cap Insights Funds.
(c)	Maximum public offering price per share for Class A Shares of the Emerging Markets Equity Insights, International Equity Insights and International Small Cap Insights Funds is $9.88, $11.53 and $11.29, respectively. At redemption, Class C Shares may be subject to a contingent deferred sales charge assessed on the amount equal to the lesser of the current net asset value (“NAV”) or the original purchase price of the shares.

44	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Statements of Operations

For the Six Months Ended April 30, 2015 (Unaudited)

	Emerging Markets Equity Insights Fund	International Equity Insights Fund	International Small Cap Insights Fund
Investment income:
Dividends — unaffiliated issuers (net of foreign taxes withheld of $663,792, $785,043 and $790,591)	$7,282,808	$10,928,163	$11,083,249
Dividends — affiliated issuer	—	—	54
Securities lending income — affiliated issuer	29,125	324,169	427,830
Total investment income	7,311,933	11,252,332	11,511,133

Expenses:
Management fees	3,258,174	3,162,465	3,552,011
Custody, accounting and administrative services	533,865	128,967	264,925
Transfer Agent fees(a)	160,313	209,803	307,579
Professional fees	98,472	69,858	58,142
Distribution and Service fees(a)	54,629	113,893	281,279
Registration fees	39,300	46,115	62,392
Printing and mailing costs	35,037	29,033	56,191
Trustee fees	10,929	11,056	10,882
Service share fees — Service Plan	—	2,436	—
Service share fees — Shareholder Administration Plan	—	2,436	—
Other	21,774	5,431	5,476
Total expenses	4,212,493	3,781,493	4,598,877
Less — expense reductions	(272,279)	(330,592)	(403,195)
Net expenses	3,940,214	3,450,901	4,195,682
NET INVESTMENT INCOME	3,371,719	7,801,431	7,315,451

Realized and unrealized gain (loss):
Net realized gain (loss) from:
Investments	(21,132,519)	(12,208,247)	(17,401,199)
Futures contracts	—	3,254,012	2,096,698
Foreign currency transactions	(882,650)	(1,599,382)	(1,323,626)
Net change in unrealized gain (loss) on:
Investments (including the effects of the net change in the foreign capital gains tax liability of $162,633, $0 and $0)	54,868,573	44,604,209	85,609,272
Futures contracts	—	(163,167)	145,742
Foreign currency translation	(222,539)	400,745	305,916
Net realized and unrealized gain	32,630,865	34,288,170	69,432,803
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$36,002,584	$42,089,601	$76,748,254

(a)	Class specific Distribution and Service, and Transfer Agent fees were as follows:

	Distribution and Service Fees				Transfer Agent Fees
Fund	Class A	Class B(b)	Class C	Class R	Class A	Class B(b)	Class C	Institutional	Service	Class IR	Class R
Emerging Markets Equity Insights	$45,643	$—	$4,210	$4,776	$34,689	$—	$800	$122,332	$—	$677	$1,815
International Equity Insights	97,313	520	15,580	480	73,959	99	2,960	132,136	390	259	—
International Small Cap Insights	182,295	—	98,984	—	138,546	—	18,807	129,708	—	20,518	—

(b)	Class B Shares were converted into Class A Shares at the close of business on November 14, 2014.

The accompanying notes are an integral part of these financial statements.	45

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Statements of Changes in Net Assets

	Emerging Markets Equity Insights Fund
	For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014
From operations:
Net investment income	$3,371,719	$12,799,775
Net realized gain (loss)	(22,015,169)	20,522,961
Net change in unrealized gain (loss)	54,646,034	(20,788,323)
Net increase (decrease) in net assets resulting from operations	36,002,584	12,534,413

Distributions to shareholders:
From net investment income
Class A Shares	(540,220)	(223,899)
Class B Shares(a)	—	—
Class C Shares	(4,206)	(9,186)
Institutional Shares	(11,716,286)	(7,745,349)
Service Shares	—	—
Class IR Shares	(11,352)	(21,586)
Class R Shares	(21,187)	— (b)
From net realized gains
Class A Shares	(300,785)	—
Class C Shares	(6,674)	—
Institutional Shares	(5,218,737)	—
Class IR Shares	(5,790)	—
Class R Shares	(10,409)	— (b)
Total distributions to shareholders	(17,835,646)	(8,000,020)

From share transactions:
Proceeds from sales of shares	73,621,575	294,676,544
Reinvestment of distributions	17,524,245	7,753,915
Cost of shares redeemed	(161,368,392)	(189,151,733)
Net increase (decrease) in net assets resulting from share transactions	(70,222,572)	113,278,726
TOTAL INCREASE (DECREASE)	(52,055,634)	117,813,119

Net assets:
Beginning of period	701,643,653	583,830,534
End of period	$649,588,019	$701,643,653
Undistributed (distributions in excess of) net investment income	$(39,172)	$8,882,360

(a)	Class B Shares were converted into Class A Shares at the close of business on November 14, 2014.
(b)	Commenced operations on February 28, 2014.

46	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

International Equity Insights Fund		International Small Cap Insights Fund
For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014	For the Six Months Ended April 30, 2015 (Unaudited)	For the Fiscal Year Ended October 31, 2014

$7,801,431	$35,027,660	$7,315,451	$12,216,255
(10,553,617)	83,169,464	(16,628,127)	11,015,151
44,841,787	(110,793,926)	86,060,930	(57,025,466)
42,089,601	7,403,198	76,748,254	(33,794,060)

(3,035,885)	(2,365,617)	(2,355,924)	(1,904,636)
—	(33,551)	—	—
(98,011)	(69,048)	(229,064)	(136,885)
(29,792,716)	(28,809,684)	(13,054,172)	(14,879,493)
(85,003)	(158,000)	—	—
(11,495)	(12,760)	(400,411)	(148,164)
(6,273)	(3,366)	—	—

—	—	(1,419,007)	(413,382)
—	—	(191,500)	(32,138)
—	—	(6,378,743)	(3,027,072)
—	—	(208,754)	(30,480)
—	—	—	—
(33,029,383)	(31,452,026)	(24,237,575)	(20,572,250)

127,146,824	130,617,325	202,972,172	653,580,757
32,820,575	31,175,399	20,405,481	18,076,085
(206,522,557)	(359,418,669)	(204,541,383)	(268,341,118)
(46,555,158)	(197,625,945)	18,836,270	403,315,724
(37,494,940)	(221,674,773)	71,346,949	348,949,414

828,705,758	1,050,380,531	851,596,979	502,647,565
$791,210,818	$828,705,758	$922,943,928	$851,596,979
$1,025,212	$26,253,164	$525,678	$9,249,798

The accompanying notes are an integral part of these financial statements.	47

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$8.99	$0.03		$0.52	$0.55	$(0.13)	$(0.07)	$(0.20)
2015 - C	8.88	—	(e)	0.51	0.51	(0.04)	(0.07)	(0.11)
2015 - Institutional	8.98	0.05		0.52	0.57	(0.16)	(0.07)	(0.23)
2015 - IR	8.97	0.04		0.52	0.56	(0.14)	(0.07)	(0.21)
2015 - R	8.94	0.01		0.53	0.54	(0.14)	(0.07)	(0.21)

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	8.95	0.14		(0.02)	0.12	(0.08)	—	(0.08)
2014 - C	8.90	0.07		(0.01)	0.06	(0.08)	—	(0.08)
2014 - Institutional	8.95	0.17		(0.02)	0.15	(0.12)	—	(0.12)
2014 - IR	8.94	0.13		0.02	0.15	(0.12)	—	(0.12)
2014 - R (Commenced February 28, 2014)	8.26	0.02		0.66	0.68	—	—	—
2013 - A	8.40	0.07		0.60	0.67	(0.12)	—	(0.12)
2013 - C	8.36	0.04		0.55	0.59	(0.05)	—	(0.05)
2013 - Institutional	8.40	0.16		0.53	0.69	(0.14)	—	(0.14)
2013 - IR	8.39	0.14		0.54	0.68	(0.13)	—	(0.13)
2012 - A	8.08	0.13		0.28	0.41	(0.09)	—	(0.09)
2012 - C	8.00	0.08		0.28	0.36	—	—	—
2012 - Institutional	8.12	0.16		0.28	0.44	(0.16)	—	(0.16)
2012 - IR	8.11	0.25		0.18	0.43	(0.15)	—	(0.15)
2011 - A	8.91	0.11		(0.87)	(0.76)	(0.07)	—	(0.07)
2011 - C	8.82	—	(e)	(0.81)	(0.81)	(0.01)	—	(0.01)
2011 - Institutional	8.96	0.16		(0.88)	(0.72)	(0.12)	—	(0.12)
2011 - IR	8.98	0.15		(0.90)	(0.75)	(0.12)	—	(0.12)
2010 - A	7.14	0.08		1.76	1.84	(0.07)	—	(0.07)
2010 - C	7.11	—	(e)	1.77	1.77	(0.06)	—	(0.06)
2010 - Institutional	7.17	0.10		1.79	1.89	(0.10)	—	(0.10)
2010 - IR (Commenced August 31, 2010)	7.67	0.01		1.30	1.31	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund's portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Amount is less than $0.005 per share.

48	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY INSIGHTS FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$9.34	6.32%	$38,731	1.58	%(d)	1.67	%(d)	0.68	%(d)	86%
9.28	5.93	949	2.33	(d)	2.41	(d)	(0.10	)(d)	86
9.32	6.61	606,139	1.18	(d)	1.27	(d)	1.06	(d)	86
9.32	6.48	903	1.33	(d)	1.41	(d)	0.87	(d)	86
9.27	6.34	2,866	1.83	(d)	1.91	(d)	0.32	(d)	86

8.99	1.38	37,905	1.58		1.66		1.59		180
8.88	0.66	944	2.33		2.41		0.80		180
8.98	1.65	660,922	1.18		1.26		1.95		180
8.97	1.70	875	1.34		1.39		1.47		180
8.94	8.23	998	1.82	(d)	2.07	(d)	0.31	(d)	180
8.95	8.00	24,758	1.52		1.65		0.82		249
8.90	7.02	989	2.31		2.48		0.51		249
8.95	8.41	556,434	1.14		1.27		1.87		249
8.94	8.16	1,649	1.32		1.50		1.59		249
8.40	5.26	50,760	1.45		1.69		1.58		180
8.36	4.49	228	2.20		2.46		0.97		180
8.40	5.68	464,180	1.05		1.30		1.98		180
8.39	5.48	118	1.20		1.41		3.06		180
8.08	(8.58)	17,089	1.45		1.71		1.17		200
8.00	(9.23)	207	2.20		2.46		0.01		200
8.12	(8.19)	273,027	1.05		1.31		1.75		200
8.11	(8.54)	1	1.20		1.46		1.67		200
8.91	25.91	52,030	1.45		1.70		0.99		214
8.82	25.07	1,282	2.20		2.45		0.04		214
8.96	26.56	364,053	1.05		1.30		1.25		214
8.98	17.08	1	1.20	(d)	1.45	(d)	0.51	(d)	214

The accompanying notes are an integral part of these financial statements.	49

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$10.69	$0.09		$0.53	$0.62	$(0.41)
2015 - C	10.51	0.06		0.51	0.57	(0.33)
2015 - Institutional	10.97	0.11		0.55	0.66	(0.45)
2015 - Service	10.76	0.08		0.53	0.61	(0.37)
2015 - IR	10.53	0.10		0.52	0.62	(0.43)
2015 - R	10.52	0.07		0.52	0.59	(0.41)

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	10.99	0.37	(e)	(0.39)	(0.02)	(0.28)
2014 - C	10.83	0.28	(e)	(0.37)	(0.09)	(0.23)
2014 - Institutional	11.29	0.42	(e)	(0.40)	0.02	(0.34)
2014 - Service	11.06	0.35	(e)	(0.37)	(0.02)	(0.28)
2014 - IR	10.86	0.38	(e)	(0.38)	— (f)	(0.33)
2014 - R	10.85	0.34	(e)	(0.38)	(0.04)	(0.29)
2013 - A	9.00	0.19		2.11	2.30	(0.31)
2013 - C	8.87	0.16		2.04	2.20	(0.24)
2013 - Institutional	9.25	0.30		2.09	2.39	(0.35)
2013 - Service	9.06	0.22		2.08	2.30	(0.30)
2013 - IR	8.91	0.22		2.08	2.30	(0.35)
2013 - R	8.88	0.21		2.04	2.25	(0.28)
2012 - A	9.02	0.19		0.21	0.40	(0.42)
2012 - C	8.89	0.13		0.20	0.33	(0.35)
2012 - Institutional	9.27	0.24		0.21	0.45	(0.47)
2012 - Service	9.08	0.18		0.21	0.39	(0.41)
2012 - IR	8.97	0.20		0.21	0.41	(0.47)
2012 - R	8.93	0.17		0.20	0.37	(0.42)
2011 - A	10.21	0.28		(1.26)	(0.98)	(0.21)
2011 - C	10.06	0.19		(1.23)	(1.04)	(0.13)
2011 - Institutional	10.49	0.33		(1.30)	(0.97)	(0.25)
2011 - Service	10.27	0.27		(1.27)	(1.00)	(0.19)
2011 - IR	10.15	0.23		(1.18)	(0.95)	(0.23)
2011 - R	10.12	0.19		(1.18)	(0.99)	(0.20)
2010 - A	9.61	0.18		0.63	0.81	(0.21)
2010 - C	9.47	0.10		0.63	0.73	(0.14)
2010 - Institutional	9.86	0.22		0.66	0.88	(0.25)
2010 - Service	9.67	0.16		0.65	0.81	(0.21)
2010 - IR	9.56	0.20		0.63	0.83	(0.24)
2010 - R	9.55	0.15		0.63	0.78	(0.21)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund's portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from a corporate action which amounted to $0.13 per share and 1.18% of average net assets.
(f)	Amount is less than $0.005 per share.

50	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income to average net assets		Portfolio turnover rate(c)

$10.90	6.08%	$83,628	1.28	%(d)	1.37	%(d)	1.80	%(d)	82%
10.75	5.66	3,646	2.03	(d)	2.12	(d)	1.10	(d)	82
11.18	6.29	701,748	0.88	(d)	0.97	(d)	2.14	(d)	82
11.00	5.95	1,749	1.38	(d)	1.47	(d)	1.52	(d)	82
10.72	6.22	304	1.03	(d)	1.12	(d)	2.02	(d)	82
10.70	5.89	135	1.53	(d)	1.62	(d)	1.41	(d)	82

10.69	(0.14)	79,214	1.29		1.36		3.31	(e)	142
10.51	(0.85)	3,054	2.04		2.11		2.61	(e)	142
10.97	0.22	742,016	0.89		0.96		3.74	(e)	142
10.76	(0.17)	2,779	1.39		1.45		3.17	(e)	142
10.53	0.12	278	1.04		1.10		3.52	(e)	142
10.52	(0.33)	161	1.54		1.61		3.09	(e)	142
10.99	26.31	92,919	1.29		1.37		1.98		189
10.83	25.33	3,166	2.04		2.11		1.61		189
11.29	26.71	945,546	0.89		0.96		2.99		189
11.06	26.13	6,237	1.39		1.46		2.25		189
10.86	26.55	468	1.04		1.11		2.22		189
10.85	25.99	95	1.54		1.61		2.14		189
9.00	4.94	210,612	1.28		1.37		2.21		203
8.87	4.10	3,087	2.04		2.12		1.48		203
9.25	5.47	596,986	0.88		0.97		2.69		203
9.06	4.77	7,945	1.38		1.47		2.09		203
8.91	5.16	65	1.04		1.11		2.33		203
8.88	4.69	71	1.53		1.62		1.98		203
9.02	(9.87)	314,225	1.25		1.31		2.74		101
8.89	(10.50)	3,660	2.00		2.06		1.94		101
9.27	(9.52)	1,013,458	0.85		0.91		3.18		101
9.08	(9.91)	12,982	1.35		1.41		2.60		101
8.97	(9.58)	45	1.00		1.06		2.53		101
8.93	(9.99)	116	1.50		1.56		1.87		101
10.21	8.59	530,086	1.25		1.29		1.89		111
10.06	7.78	5,023	2.00		2.04		1.12		111
10.49	9.05	1,819,375	0.85		0.89		2.24		111
10.27	8.49	23,267	1.35		1.39		1.68		111
10.15	8.77	8	1.00		1.04		2.13		111
10.12	8.30	192	1.50		1.54		1.59		111

The accompanying notes are an integral part of these financial statements.	51

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of period	Net investment income(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE SIX MONTHS ENDED APRIL 30, (UNAUDITED)
2015 - A	$10.03	$0.07		$0.83	$0.90	$(0.16)	$(0.10)	$(0.26)
2015 - C	9.76	0.04		0.80	0.84	(0.12)	(0.10)	(0.22)
2015 - Institutional	10.05	0.09		0.82	0.91	(0.20)	(0.10)	(0.30)
2015 - IR	10.01	0.09		0.82	0.91	(0.19)	(0.10)	(0.29)

FOR THE FISCAL YEARS ENDED OCTOBER 31,
2014 - A	10.62	0.14		(0.34)	(0.20)	(0.32)	(0.07)	(0.39)
2014 - C	10.40	0.06		(0.33)	(0.27)	(0.30)	(0.07)	(0.37)
2014 - Institutional	10.62	0.17		(0.33)	(0.16)	(0.34)	(0.07)	(0.41)
2014 - IR	10.59	0.18		(0.35)	(0.17)	(0.34)	(0.07)	(0.41)
2013 - A	8.29	0.23		2.49	2.72	(0.39)	—	(0.39)
2013 - C	8.13	0.14		2.47	2.61	(0.34)	—	(0.34)
2013 - Institutional	8.30	0.26		2.50	2.76	(0.44)	—	(0.44)
2013 - IR	8.28	0.22		2.52	2.74	(0.43)	—	(0.43)
2012 - A	7.92	0.17		0.38	0.55	(0.18)	—	(0.18)
2012 - C	7.79	0.11		0.38	0.49	(0.15)	—	(0.15)
2012 - Institutional	7.94	0.20		0.38	0.58	(0.22)	—	(0.22)
2012 - IR	7.93	0.16		0.40	0.56	(0.21)	—	(0.21)
2011 - A	8.20	0.17		(0.21)	(0.04)	(0.24)	—	(0.24)
2011 - C	8.08	0.13		(0.23)	(0.10)	(0.19)	—	(0.19)
2011 - Institutional	8.21	0.20		(0.20)	—	(0.27)	—	(0.27)
2011 - IR	8.21	0.20		(0.21)	(0.01)	(0.27)	—	(0.27)
2010 - A	7.03	0.12	(e)	1.21	1.33	(0.16)	—	(0.16)
2010 - C	6.95	0.09	(e)	1.17	1.26	(0.13)	—	(0.13)
2010 - Institutional	7.04	0.16	(e)	1.19	1.35	(0.18)	—	(0.18)
2010 - IR (Commenced August 31, 2010)	7.00	0.03	(e)	1.18	1.21	—	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund's portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund's portfolio turnover rate may be higher.
(d)	Annualized.
(e)	Reflects income recognized from special dividends which amounted to $0.01 per share and 0.19% of average net assets.

52	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL SMALL CAP INSIGHTS FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income to average net assets		Portfolio turnover rate(c)

$10.67	9.26%	$162,995	1.30	%(d)	1.40	%(d)	1.46	%(d)	61%
10.38	8.79	25,044	2.05	(d)	2.15	(d)	0.78	(d)	61
10.66	9.37	708,195	0.90	(d)	1.00	(d)	1.84	(d)	61
10.63	9.37	26,710	1.05	(d)	1.15	(d)	1.78	(d)	61

10.03	(1.94)	144,558	1.30		1.39		1.33		129
9.76	(2.71)	19,158	2.05		2.15		0.57		129
10.05	(1.54)	668,746	0.90		0.99		1.65		129
10.01	(1.68)	19,134	1.05		1.14		1.66		129
10.62	34.41	53,564	1.30		1.48		2.52		166
10.40	33.40	3,514	2.05		2.24		1.53		166
10.62	34.96	441,964	0.90		1.07		2.85		166
10.59	34.77	3,605	1.05		1.26		2.28		166
8.29	7.32	18,914	1.30		1.51		2.13		150
8.13	6.56	896	2.05		2.26		1.44		150
8.30	7.80	244,135	0.90		1.11		2.59		150
8.28	7.54	345	1.05		1.26		2.06		150
7.92	(0.68)	29,729	1.30		1.47		1.95		79
7.79	(1.39)	856	2.05		2.22		1.56		79
7.94	(0.16)	249,545	0.90		1.07		2.30		79
7.93	(0.33)	1,368	1.05		1.22		2.39		79
8.20	19.36	34,154	1.30		1.50		1.71	(e)	113
8.08	18.50	213	2.05		2.25		1.24	(e)	113
8.21	19.67	236,265	0.90		1.10		2.18	(e)	113
8.21	17.29	1	1.05	(d)	1.25	(d)	2.49	(d)(e)	113

The accompanying notes are an integral part of these financial statements.	53

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements

April 30, 2015 (Unaudited)

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company. The following table lists those series of the Trust that are included in this report (collectively, the “Funds” or individually a “Fund”), along with their corresponding share classes and respective diversification status under the Act:

Fund	Share Classes Offered	Diversified/ Non-diversified
Emerging Markets Equity Insights	A, C, Institutional, IR and R	Diversified
International Equity Insights	A, C, Institutional, Service, IR and R	Diversified
International Small Cap Insights	A, C, Institutional and IR	Diversified

Class A Shares are sold with a front-end sales charge of up to 5.50%. Class C Shares are sold with a contingent deferred sales charge (“CDSC”) of 1.00%, which is imposed on redemptions made within 12 months of purchase. Institutional, Service, Class IR and Class R Shares are not subject to a sales charge.

At the close of business on November 14, 2014, Class B Shares of the International Equity Insights Fund were converted to Class A Shares of the Fund.

Goldman Sachs Asset Management, L.P. (“GSAM”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), serves as investment adviser to the Funds pursuant to a management agreement (the “Agreement”) with the Trust.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make estimates and assumptions that may affect the reported amounts and disclosures. Actual results may differ from those estimates and assumptions.

A.  Investment Valuation — The Funds’ valuation policy is to value investments at fair value.

B.  Investment Income and Investments — Investment income includes interest income and dividend income, net of any foreign withholding taxes, less any amounts reclaimable. Interest income is accrued daily and adjusted for amortization of premiums and accretion of discounts. Dividend income is recognized on ex-dividend date or, for certain foreign securities, as soon as such information is obtained subsequent to the ex-dividend date. Investment transactions are reflected on trade date. Realized gains and losses are calculated using identified cost. Investment transactions are recorded on the following business day for daily net asset value (“NAV”) calculations. Any foreign capital gains tax is accrued daily based upon net unrealized gains, and is payable upon sale of such investments. Distributions received from the Funds’ investments in United States (“U.S.”) real estate investment trusts (“REITs”) may be characterized as ordinary income, net capital gain or a return of capital. A return of capital is recorded by the Funds as a reduction to the cost basis of the REIT.

For derivative contracts, realized gains and losses are recorded upon settlement of the contract.

C.  Class Allocations and Expenses — Investment income, realized and unrealized gain (loss), and non-class specific expenses of each Fund are allocated daily based upon the proportion of net assets of each class. Class specific expenses, where applicable, are borne by the respective share classes and include Distribution and Service, Transfer Agent and Service and Shareholder Administration fees. Non-class specific expenses directly incurred by a Fund are charged to that Fund, while such expenses incurred by the Trust are allocated across the respective Funds on a straight-line and/or pro-rata basis depending upon the nature of the expenses.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

D.  Federal Taxes and Distributions to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to regulated investment companies (mutual funds) and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, the Funds are not required to make any provisions for the payment of federal income tax. Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid annually.

Net capital losses are carried forward to future fiscal years and may be used to the extent allowed by the Code to offset any future capital gains. Utilization of capital loss carryforwards will reduce the requirement of future capital gains distributions.

Under the Regulated Investment Company Modernization Act of 2010, the Funds are permitted to carry forward capital losses incurred in taxable years beginning after December 22, 2010 for an unlimited period. However, any losses incurred during those future taxable years will be required to be utilized prior to the losses incurred in pre-enactment taxable years. As a result of this ordering rule, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital losses that are carried forward will retain their character as either short-term or long term capital losses rather than being considered all short-term as under previous law.

The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with federal income tax rules, which may differ from GAAP. The source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gain or capital. Certain components of the Funds’ net assets on the Statements of Assets and Liabilities reflect permanent GAAP/tax differences based on the appropriate tax character.

E.  Foreign Currency Translation — The accounting records and reporting currency of the Funds are maintained in U.S. dollars. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars using the current exchange rates at the close of each business day. The effect of changes in foreign currency exchange rates on investments is included within net realized and unrealized gain (loss) on investments. Changes in the value of other assets and liabilities as a result of fluctuations in foreign exchange rates are included in the Statements of Operations within net change in unrealized gain (loss) on foreign currency transactions. Transactions denominated in foreign currencies are translated into U.S. dollars on the date the transaction occurred, the effects of which are included within net realized gain (loss) on foreign currency transactions.

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which significant inputs are observable (including, but not limited to, quoted prices for similar investments, interest rates, foreign exchange rates, volatility and credit spreads), either directly or indirectly;

Level 3 — Prices or valuations that require significant unobservable inputs (including GSAM’s assumptions in determining fair value measurement).

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

The Trustees have adopted Valuation Procedures that govern the valuation of the portfolio investments held by the Funds, including investments for which market quotations are not readily available. The Trustees have delegated to GSAM day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Funds’ portfolio investments. To assess the continuing appropriateness of pricing sources and methodologies, GSAM regularly performs price verification procedures and issues challenges as necessary to third party pricing vendors or brokers, and any differences are reviewed in accordance with the Valuation Procedures.

A.  Level 1 and Level 2 Fair Value Investments — The valuation techniques and significant inputs used in determining the fair values for investments classified as Level 1 and Level 2 are as follows:

Equity Securities — Equity securities and investment companies traded on a U.S. securities exchange or the NASDAQ system, or those located on certain foreign exchanges, including but not limited to the Americas, are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If there is no sale or official closing price or it is believed by the investment adviser to not represent fair value, equity securities and exchange traded investment companies are valued at the last bid price for long positions and at the last ask price for short positions. Investments in investment companies (other than those that are exchange traded) are valued at the NAV on the valuation date. To the extent these investments are actively traded, they are classified as Level 1 of the fair value hierarchy, otherwise they are generally classified as Level 2.

Unlisted equity securities for which market quotations are available are valued at the last sale price on the valuation date, or if no sale occurs, at the last bid price. Securities traded on certain foreign securities exchanges are valued daily at fair value determined by an independent fair value service (if available) under Valuation Procedures approved by the Trustees and consistent with applicable regulatory guidance. The independent fair value service takes into account multiple factors including, but not limited to, movements in the securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates that have occurred subsequent to the close of the foreign securities exchange. These investments are generally classified as Level 2 of the fair value hierarchy.

Money Market Funds — Investments in the Goldman Sachs Financial Square Government Fund are valued at the NAV of the FST Share class on the day of valuation. These investments are generally classified as Level 1 of the fair value hierarchy.

The Goldman Sachs Financial Square Government Fund may invest in debt securities which are valued daily on the basis of quotations supplied by dealers, if market quotations are readily available, or an independent pricing service approved by the Trustees. The pricing services may use valuation models or matrix pricing, which consider: (i) yield or price with respect to bonds that are considered comparable in characteristics such as rating, interest rate and maturity date or (ii) quotations from securities dealers to determine current value.

Derivative Contracts — A derivative is an instrument whose value is derived from underlying assets, indices, reference rates or a combination of these factors. The Funds enter into derivative transactions to hedge against changes in interest rates, securities prices, and/or currency exchange rates, to increase total return, or to gain access to certain markets or attain exposure to other underliers.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

Exchange-traded derivatives, including futures contracts, are valued at the last sale or settlement price and typically fall within Level 1 of the fair value hierarchy. Over-the-counter (“OTC”) and centrally cleared derivatives are valued using market transactions and other market evidence, including market-based inputs to models, calibration to market-clearing transactions, broker or dealer quotations, or other alternative pricing sources. Where models are used, the selection of a particular model to value OTC and centrally cleared derivatives depends upon the contractual terms of, and specific risks inherent in, the instrument, as well as the availability of pricing information in the market. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, voluntary and involuntary prepayment rates, loss severity rates and correlations of such inputs. For OTC and centrally cleared derivatives that trade in liquid markets, model inputs can generally be verified and model selection does not involve significant management judgment. OTC and centrally cleared derivatives are classified within Level 2 of the fair value hierarchy when significant inputs are corroborated by market evidence.

i.  Futures Contracts — Futures contracts are contracts to buy or sell a standardized quantity of a specified commodity or security and are valued based on exchanged settlement prices or independent market quotes. Futures contracts are valued at the last settlement price, or in the absence of a sale, the last bid price for long positions and at the last ask price for short positions, at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, a Fund deposits cash or securities in an account on behalf of the broker in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by a Fund equal to the daily change in the contract value and are recorded as variation margin receivable or payable with a corresponding offset to unrealized gains or losses.

B.  Level 3 Fair Value Investments — To the extent that significant inputs to valuation models and other alternative pricing sources are unobservable, or if quotations are not readily available, or if GSAM believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined under Valuation Procedures approved by the Trustees. GSAM, consistent with its procedures and applicable regulatory guidance, may make an adjustment to the most recent valuation prices of either domestic or foreign securities in light of significant events to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events which could affect a large number of securities in a particular market may include, but are not limited to: significant fluctuations in U.S. or foreign markets; market dislocations; market disruptions; or unscheduled market closings. Significant events which could also affect a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; ratings downgrades; and bankruptcies.

C.  Fair Value Hierarchy — The following is a summary of the Funds’ investments and derivatives classified in the fair value hierarchy as of April 30, 2015:

EMERGING MARKETS EQUITY INSIGHTS

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Africa	$—	$34,724,765	$—
Asia	35,037,133	441,199,367	—
Europe	—	9,445,802	—
North America	51,087,122	—	—
South America	63,943,671	939,928	—
Securities Lending Reinvestment Vehicle	9,827,275	—	—
Total	$159,895,201	$486,309,862	$—

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

INTERNATIONAL EQUITY INSIGHTS

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Africa	$—	$7,150,291	$—
Asia	—	245,620,977	—
Australia and Oceania	—	30,161,120	—
Europe	11,761,597	471,567,647	—
Securities Lending Reinvestment Vehicle	49,557,959	—	—
Total	$61,319,556	$754,500,035	$—

Derivative Type
Assets(b)
Futures Contracts	$88,766	$—	$—
Liabilities(b)
Futures Contracts	$(87,342)	$—	$—

INTERNATIONAL SMALL CAP INSIGHTS

Investment Type	Level 1	Level 2	Level 3
Assets
Common Stock and/or Other Equity Investments(a)
Africa	$—	$9,544,807	$—
Asia	—	323,404,916	—
Australia and Oceania	—	57,539,967	—
Europe	—	487,804,909	—
North America	—	11,665,565	—
Investment Company	18,403,042	—	—
Securities Lending Reinvestment Vehicle	72,351,865	—	—
Total	$90,754,907	$889,960,164	$—

Derivative Type
Assets(b)
Futures Contracts	$185,345	$—	$—
Liabilities(b)
Futures Contracts	$(128,639)	$—	$—

(a)	Amounts are disclosed by continent to highlight the impact of time zone differences between local market close and the calculation of NAV. Security valuations are based on the principal exchange or system on which they are traded, which may differ from country of domicile. The Funds utilize fair value model prices provided by an independent fair value service for international equities, resulting in a Level 2 classification.
(b)	Amount shown represents unrealized gain (loss) at period end.

For further information regarding security characteristics, see the Schedules of Investments.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

4. INVESTMENTS IN DERIVATIVES

The following table sets forth, by certain risk types, the gross value of derivative contracts as of April 30, 2015. These instruments were used to meet the Funds’ investment objectives and to obtain and/or manage exposure related to the risks below. The values in the table below exclude the effects of cash collateral received or posted pursuant to these derivative contracts, and therefore are not representative of the Funds’ net exposure:

Fund	Risk	Statements of Assets and Liabilities	Assets(a)	Statements of Assets and Liabilities	Liabilities(a)
International Equity Insights	Equity	Receivable for unrealized gain on futures variation margin	$88,766	Payable for unrealized loss on futures variation margin	$(87,342)
International Small Cap Insights	Equity	Receivable for unrealized gain on futures variation margin	185,345	Payable for unrealized loss on futures variation margin	(128,639)

(a)	Includes unrealized gain (loss) on futures contracts described in the Additional Investment Information sections of the Schedules of Investments. Only current day’s variation margin is reported within the Statements of Assets and Liabilities.

The following table sets forth, by certain risk types, the Funds’ gains (losses) related to these derivatives and their indicative volumes for the six months ended April 30, 2015. These gains (losses) should be considered in the context that these derivative contracts may have been executed to create investment opportunities and/or economically hedge certain investments, and accordingly, certain gains (losses) on such derivative contracts may offset certain (losses) gains attributable to investments. These gains (losses) are included in “Net realized gain (loss)” or “Net change in unrealized gain (loss)” on the Statements of Operations:

Fund	Risk	Statements of Operations	Net Realized Gain (Loss)	Net Change in Unrealized Gain (Loss)	Average Number of Contracts(a)
International Equity Insights	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	3,254,012	(163,167)	205
International Small Cap Insights	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	2,096,698	145,742	168

(a)	Average number of contracts is based on the average of month end balances for the period ended April 30, 2015.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

5. AGREEMENTS AND AFFILIATED TRANSACTIONS

A.  Management Agreement — Under the Agreement, GSAM manages the Funds, subject to the general supervision of the Trustees.

As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administration of the Funds’ business affairs, including providing facilities, GSAM is entitled to a management fee, accrued daily and paid monthly, equal to an annual percentage rate of each Fund’s average daily net assets.

For the six months ended April 30, 2015, contractual and effective net management fees with GSAM were at the following rates:

	Contractual Management Rate						Effective Net Management Rate^
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate
Emerging Markets Equity Insights	1.00%	1.00%	0.90%	0.86%	0.84%	1.00%	1.00%
International Equity Insights	0.85	0.77	0.73	0.72	0.71	0.85	0.84	*
International Small Cap Insights	0.85	0.85	0.77	0.73	0.72	0.85	0.85

^	Effective Net Management Rate includes the impact of management fee waivers of affiliated underlying funds, if any.
*	GSAM has agreed to waive a portion of its management fee in order to achieve an effective net management rate of 0.81% for the International Equity Insights Fund through at least February 29, 2016. Prior to such date, GSAM may not terminate the arrangement without the approval of the Trustees. Prior to February 27, 2015, the effective net management rate for the International Equity Insights Fund was 0.85%.

The International Small Cap Insights Fund invests in FST Shares of the Goldman Sachs Financial Square Government Fund. This Underlying Fund is considered to be affiliated with the Fund. GSAM has agreed to waive a portion of its management fee payable by the Fund in an amount equal to the management fee it earns as an investment adviser to any of the affiliated funds in which the Fund invests. For the six months ended April 30, 2015, GSAM waived $1,408 of the Fund’s management fee.

B.  Distribution and Service Plans — The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs, which serves as distributor (the “Distributor”), is entitled to a fee accrued daily and paid monthly, for distribution services and personal and account maintenance services, which may then be paid by Goldman Sachs to authorized dealers, at the following annual rates calculated on a Fund’s average daily net assets of each respective share class:

	Distribution and Service Plan Rates
	Class A*	Class C	Class R*
Distribution Plan	0.25%	0.75%	0.50%
Service Plan	—	0.25	—

*	With respect to Class A and Class R Shares, the Distributor at its discretion may use compensation for distribution services paid under the Distribution Plan to compensate service organizations for personal and account maintenance services and expenses as long as such total compensation does not exceed the maximum cap on “service fees” imposed by the Financial Industry Regulatory Authority.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

C.  Distribution Agreement — Goldman Sachs, as Distributor of the shares of the Funds pursuant to a Distribution Agreement, may retain a portion of the Class A front end sales charge and Class C Shares’ CDSC. During the six months ended April 30, 2015, Goldman Sachs advised that it retained the following amounts:

	Front End Sales Charge	Contingent Deferred Sales Charge
Fund	Class A	Class C
Emerging Markets Equity Insights	$489	$—
International Equity Insights	2,537	—
International Small Cap Insights	14,972	—

D.  Service Plan and Shareholder Administration Plan — The Trust, on behalf of each Fund that offers Service Shares, has adopted a Service Plan and a Shareholder Administration Plan. These plans allow for service organizations to provide varying levels of personal and account maintenance and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan each provide for compensation to the service organizations which is accrued daily and paid monthly at an annual rate of 0.25% (0.50% in aggregate) of the average daily net assets of the Service Shares.

E.  Transfer Agency Agreement — Goldman Sachs also serves as the transfer agent of the Funds for a fee pursuant to the Transfer Agency Agreement. The fees charged for such transfer agency services are accrued daily and paid monthly at annual rates as follows: 0.19% of the average daily net assets of Class A, Class C, Class IR and Class R Shares and 0.04% of the average daily net assets of Institutional and Service Shares.

F.  Other Expense Agreements and Affiliated Transactions — GSAM has agreed to limit certain “Other Expenses” of the Funds (excluding acquired fund fees and expenses, transfer agency fees and expenses, service fees and shareholder administration fees (as applicable), taxes, interest, brokerage fees, shareholder meetings, litigation, indemnification and extraordinary expenses) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such Other Expense reimbursements, if any, are accrued daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any. The Other Expense limitations as an annual percentage rate of average daily net assets for Emerging Markets Equity Insights, International Equity Insights and International Small Cap Insights Funds are 0.144%, 0.004% and 0.014%, respectively. These Other Expense limitations will remain in place through at least February 29, 2016, and prior to such date GSAM may not terminate the arrangements without the approval of the Trustees. The Funds bear their respective share of costs related to proxy and shareholder meetings, and GSAM has agreed to reimburse each Fund to the extent such expenses exceed a specified percentage of the Fund’s net assets. In addition, the Funds have entered into certain offset arrangements with the custodian and the transfer agent, which may result in a reduction of the Funds’ expenses and are received irrespective of the application of the “Other Expense” limitations described above.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

For the six months ended April 30, 2015, these expense reductions, including any fee waivers and Other Expense reimbursements, were as follows:

Fund	Management Fee Waiver	Custody Fee Credits	Other Expense Reimbursement	Total Expense Reductions
Emerging Markets Equity Insights	$—	$2,177	$270,102	$272,279
International Equity Insights	51,728	3,288	275,576	330,592
International Small Cap Insights	1,408	2,305	399,482	403,195

G.  Line of Credit Facility — As of April 30, 2015, the Funds participated in a $1,080,000,000 committed, unsecured revolving line of credit facility (the “facility”) together with other funds of the Trust and registered investment companies having management agreements with GSAM or its affiliates (“Other Borrowers”). Pursuant to the terms of the facility, the Funds and Other Borrowers could increase the credit amount by an additional $120,000,000, for a total of up to $1,200,000,000. This facility is to be used for temporary emergency purposes, or to allow for an orderly liquidation of securities to meet redemption requests. The interest rate on borrowings is based on the federal funds rate. The facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the six months ended April 30, 2015, the Funds did not have any borrowings under the facility. The facility was increased to $1,205,000,000 effective May 5, 2015.

H.  Other Transactions with Affiliates — For the six months ended April 30, 2015, Goldman Sachs earned $8,892 in brokerage commissions from portfolio transactions, including futures transactions executed with Goldman Sachs as the Futures Commission Merchant, on behalf of the International Equity Insights Fund.

The following table provides information about the International Small Cap Insights Fund’s investment in the Goldman Sachs Financial Square Government Fund as of and for the six months ended April 30, 2015:

Fund	Number of Shares Held Beginning of Period	Shares Bought	Shares Sold	Number of Shares Held End of Period	Value at End of Period	Dividend Income
International Small Cap Insights	—	31,262,429	(12,859,387)	18,403,042	$18,403,042	$54

As of April 30, 2015, the following Goldman Sachs Fund of Funds Portfolios were the beneficial owners of 5% or more of total outstanding shares of the following Funds:

Fund	Goldman Sachs Balanced Strategy Portfolio	Goldman Sachs Enhanced Dividend Global Equity Portfolio	Goldman Sachs Equity Growth Strategy Portfolio	Goldman Sachs Growth Strategy Portfolio	Goldman Sachs Growth and Income Strategy Portfolio	Goldman Sachs Satellite Strategies Portfolio	Goldman Sachs Tax-Advantaged Global Equity Portfolio
Emerging Markets Equity Insights	—%	5%	5%	9%	6%	11%	20%
International Equity Insights	5	—	16	26	19	—	—
International Small Cap Insights	—	—	—	—	—	12	6

As of April 30, 2015, the Goldman Sachs Group, Inc. was the beneficial owner of approximately 7% of the Class R Shares of the International Equity Insights Fund.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

6. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the six months ended April 30, 2015, were as follows:

Fund	Purchases	Sales and Maturities
Emerging Markets Equity Insights	$560,417,265	$660,485,725
International Equity Insights	610,496,365	683,875,451
International Small Cap Insights	511,686,924	548,996,126

7. SECURITIES LENDING

Pursuant to exemptive relief granted by the Securities and Exchange Commission (“SEC”) and the terms and conditions contained therein, the Funds may lend their securities through a securities lending agent, Goldman Sachs Agency Lending (“GSAL”), a wholly-owned subsidiary of Goldman Sachs, to certain qualified borrowers including Goldman Sachs and affiliates. In accordance with the Funds’ securities lending procedures, the Funds receive cash collateral at least equal to the market value of the securities on loan. The market value of the loaned securities is determined at the close of business of the Funds, at their last sale price or official closing price on the principal exchange or system on which they are traded, and any additional required collateral is delivered to the Funds on the next business day. As with other extensions of credit, the Funds may experience delay in the recovery of their securities or incur a loss should the borrower of the securities breach its agreement with the Funds or become insolvent at a time when the collateral is insufficient to cover the cost of repurchasing securities on loan. Dividend income received from securities on loan may not be subject to withholding taxes and therefore withholding taxes paid may differ from the amounts listed in the Statement of Operations.

The Funds invest the cash collateral received in connection with securities lending transactions in the Goldman Sachs Financial Square Money Market Fund (“Money Market Fund”), an affiliated series of the Trust. The Money Market Fund is registered under the Act as an open end investment company, is subject to Rule 2a-7 under the Act, and is managed by GSAM, for which GSAM may receive an investment advisory fee of up to 0.205% on an annualized basis of the average daily net assets of the Money Market Fund.

In the event of a default by a borrower with respect to any loan, GSAL will exercise any and all remedies provided under the applicable borrower agreement to make the Funds whole. These remedies include purchasing replacement securities by applying the collateral held from the defaulting broker against the purchase cost of the replacement securities. If, despite such efforts by GSAL to exercise these remedies, the Funds sustain losses as a result of a borrower’s default, GSAL indemnifies the Funds by purchasing replacement securities at its expense, or paying the Funds an amount equal to the market value of the replacement securities, subject to an exclusion for any shortfalls resulting from a loss of value in the cash collateral pool due to reinvestment risk and a requirement that the Funds agree to assign rights to the collateral to GSAL for purpose of using the collateral to cover purchase of replacement securities as more fully described in the Securities Lending Agency Agreement. The Funds’ loaned securities were all subject to enforceable Securities Lending Agreements and the value of the collateral is at least equal to the value of the cash received. The value of loaned securities and cash collateral at period end are disclosed in the Funds’ Statement of Assets and Liabilities.

Both the Funds and GSAL received compensation relating to the lending of the Funds’ securities. The amounts earned by the Funds for the six months ended April 30, 2015, are reported under Investment Income on the Statements of Operations.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

7. SECURITIES LENDING (continued)

The table below details securities lending activity with affiliates of Goldman Sachs:

	For the Six Months ended April 30, 2015		Amounts Payable to Goldman Sachs upon Return of Securities Loaned as of April 30, 2015
Fund	Earnings of GSAL Relating to Securities Loaned	Amounts Received by the Funds from Lending to Goldman Sachs
Emerging Markets Equity Insights	$3,223	$10,366	$298,425
International Equity Insights	35,935	79,163	585,300
International Small Cap Insights	47,601	52,334	13,896,055

The following table provides information about the Funds’ investment in the Money Market Fund for the six months ended April 30, 2015:

Fund	Number of Shares Held Beginning of Period	Shares Bought	Shares Sold	Number of Shares Held End of Period	Value at End of Period
Emerging Markets Equity Insights	10,631,042	142,759,613	(143,563,380)	9,827,275	$9,827,275
International Equity Insights	10,729,897	202,178,898	(163,350,836)	49,557,959	49,557,959
International Small Cap Insights	52,882,281	114,535,304	(95,065,720)	72,351,865	72,351,865

8. TAX INFORMATION

As of the Fund’s most recent fiscal year end, October 31, 2014, the International Equity Insights Fund’s capital loss carryforwards on a tax-basis were as follows:

Capital loss carryforwards(1):
Expiring 2016	$(392,336,296)
Expiring 2017	(940,883,655)
Expiring 2019	(2,867,280)
Total capital loss carryforwards	$(1,336,087,231)

(1)	Expiration occurs on October 31 of the year indicated.

As of April 30, 2015, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Emerging Markets Equity Insights	International Equity Insights	International Small Cap Insights
Tax cost	$562,511,559	$776,943,568	$880,171,924
Gross unrealized gain	100,654,904	62,739,213	122,908,716
Gross unrealized loss	(16,961,400)	(23,863,190)	(22,365,569)
Net unrealized security gain	$83,693,504	$38,876,023	$100,543,147

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

8. TAX INFORMATION (continued)

The difference between GAAP-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales, net mark to market gains (losses) on regulated futures and foreign currency contracts and differences in the tax treatment of passive foreign investment company investments.

GSAM has reviewed the Funds’ tax positions for all open tax years (the current and prior three years, as applicable) and has concluded that no provision for income tax is required in the Funds’ financial statements. Such open tax years remain subject to examination and adjustment by tax authorities.

9. OTHER RISKS

The Funds’ risks include, but are not limited to, the following:

Foreign Custody Risk — A Fund that invests in foreign securities may hold such securities and foreign currency with foreign banks, agents, and securities depositories appointed by the Fund’s custodian (each a “Foreign Custodian”). Some foreign custodians may be recently organized or new to the foreign custody business. In some countries, Foreign Custodians may be subject to little or no regulatory oversight or independent evaluation of their operations. Further, the laws of certain countries may place limitations on a Fund’s ability to recover its assets if a Foreign Custodian enters bankruptcy. Investments in emerging markets may be subject to greater custody risks than investments in more developed markets. Custody services in emerging market countries are very often undeveloped and may be considerably less well regulated than in more developed countries, and thus may not afford the same level of investor protection as would apply in developed countries.

Investments in Other Investment Companies — As a shareholder of another investment company, including an exchange traded fund (“ETF”), a Fund will directly bear its proportionate share of any net management fees and other expenses paid by such other investment companies, in addition to the fees and expenses regularly borne by the Fund. ETFs are subject to risks that do not apply to conventional mutual funds, including but not limited to the following: (i) the market price of the ETF’s shares may trade at a premium or a discount to their NAV; and (ii) an active trading market for an ETF’s shares may not develop or be maintained.

Large Shareholder Transactions Risk — A Fund may experience adverse effects when certain large shareholders, such as other funds, institutional investors (including those trading by use of non-discretionary mathematical formulas), financial intermediaries (who may make investment decisions on behalf of underlying clients and/or include a Fund in their investment model), individuals, accounts and Goldman Sachs affiliates, purchase or redeem large amounts of shares of a Fund. Such large shareholder redemptions may cause the Fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact a Fund’s NAV and liquidity. Similarly, large Fund share purchases may adversely affect a Fund’s performance to the extent that a Fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in a Fund’s current expenses being allocated over a smaller asset base, leading to an increase in the Fund’s expense ratio.

Liquidity Risk — The Funds may make investments that are illiquid or that may become less liquid in response to market developments or adverse investor perceptions. Illiquid investments may be more difficult to value. Liquidity risk may also refer to the risk that a Fund will not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell investments at an unfavorable time and/or under unfavorable conditions.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

9. OTHER RISKS (continued)

Market and Credit Risks — In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk). Additionally, the Funds may also be exposed to credit risk in the event that an issuer or guarantor fails to perform or that an institution or entity with which the Funds have unsettled or open transactions defaults.

Investing in foreign markets may involve special risks and considerations not typically associated with investing in the U.S. Foreign securities may be subject to risk of loss because of more or less foreign government regulation, less public information and less economic, political and social stability in the countries in which the Fund invests. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions by the U.S. or other governments, or from problems in registration, settlement or custody. Foreign risk also involves the risk of negative foreign currency rate fluctuations, which may cause the value of securities denominated in such foreign currency (or other instruments through which the Fund has exposure to foreign currencies) to decline in value. Currency exchange rates may fluctuate significantly over short periods of time. To the extent that the Fund also invests in securities of issuers located in emerging markets, these risks may be more pronounced.

10. INDEMNIFICATIONS

Under the Trust’s organizational documents, its Trustees, officers, employees and agents are indemnified, to the extent permitted by the Act and state law, against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, GSAM believes the risk of loss under these arrangements to be remote.

11. SUBSEQUENT EVENTS

Subsequent events after the Statement of Assets and Liabilities date have been evaluated through the date the financial statements were issued. GSAM has concluded that there is no impact requiring adjustment or disclosure in the financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

12. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Emerging Markets Equity Insights Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	718,720	$6,168,890	3,106,867	$27,111,536
Reinvestment of distributions	97,926	827,477	24,616	213,173
Shares redeemed	(889,284)	(7,722,821)	(1,679,618)	(14,419,969)
	(72,638)	(726,454)	1,451,865	12,904,740
Class C Shares
Shares sold	16,005	139,476	59,922	513,470
Reinvestment of distributions	1,125	9,472	921	7,932
Shares redeemed	(21,209)	(184,159)	(65,655)	(556,076)
	(4,079)	(35,211)	(4,812)	(34,674)
Institutional Shares
Shares sold	7,555,456	65,205,740	30,442,332	265,225,820
Reinvestment of distributions	1,976,076	16,638,558	871,372	7,511,224
Shares redeemed	(18,093,978)	(152,962,026)	(19,875,721)	(172,622,441)
	(8,562,446)	(71,117,728)	11,437,983	100,114,603
Class IR Shares
Shares sold	42,475	373,614	89,237	748,653
Reinvestment of distributions	2,036	17,142	2,504	21,586
Shares redeemed	(45,260)	(389,745)	(178,606)	(1,494,845)
	(749)	1,011	(86,865)	(724,606)
Class R(a)
Shares sold	206,479	1,733,855	118,145	1,077,065
Reinvestment of distributions	3,766	31,596	—	—
Shares redeemed	(12,588)	(109,641)	(6,521)	(58,402)
	197,657	1,655,810	111,624	1,018,663
NET INCREASE (DECREASE)	(8,442,255)	$(70,222,572)	12,909,795	$113,278,726

(a)	Commenced operations on February 28, 2014.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Notes to Financial Statements (continued)

April 30, 2015 (Unaudited)

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	International Equity Insights Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	1,073,529	$11,068,655	994,006	$10,922,575
Shares converted from Class B	24,889	263,075	8,834	97,775
Reinvestment of distributions	291,811	2,932,700	213,135	2,272,021
Shares redeemed	(1,128,585)	(11,571,048)	(2,260,250)	(24,974,383)
	261,644	2,693,382	(1,044,275)	(11,682,012)
Class B Shares(a)
Shares sold	—	—	6,157	68,430
Shares converted to Class A	(25,175)	(263,075)	(8,903)	(97,775)
Reinvestment of distributions	—	—	3,037	32,250
Shares redeemed	(88,787)	(927,959)	(65,819)	(723,014)
	(113,962)	(1,191,034)	(65,528)	(720,109)
Class C Shares
Shares sold	70,963	734,664	44,285	480,131
Reinvestment of distributions	8,739	86,865	5,864	61,859
Shares redeemed	(31,193)	(314,078)	(51,788)	(558,069)
	48,509	507,451	(1,639)	(16,079)
Institutional Shares
Shares sold	10,865,889	115,200,396	10,491,344	118,751,786
Reinvestment of distributions	2,889,476	29,732,706	2,634,973	28,747,556
Shares redeemed	(18,577,945)	(192,481,355)	(29,263,086)	(329,167,069)
	(4,822,580)	(47,548,253)	(16,136,769)	(181,667,727)
Service Shares
Shares sold	8,248	85,254	24,284	268,840
Reinvestment of distributions	5,162	52,390	4,316	46,355
Shares redeemed	(112,844)	(1,150,872)	(333,898)	(3,752,225)
	(99,434)	(1,013,228)	(305,298)	(3,437,030)
Class IR Shares
Shares sold	4,446	45,897	3,519	38,821
Reinvestment of distributions	1,163	11,495	1,216	12,760
Shares redeemed	(3,624)	(35,650)	(21,446)	(224,962)
	1,985	21,742	(16,711)	(173,381)
Class R Shares
Shares sold	1,199	11,958	8,023	86,742
Reinvestment of distributions	447	4,419	247	2,598
Shares redeemed	(4,280)	(41,595)	(1,736)	(18,947)
	(2,634)	(25,218)	6,534	70,393
NET DECREASE	(4,726,472)	$(46,555,158)	(17,563,686)	$(197,625,945)

(a)	Class B Shares converted into Class A Shares at the close of business on November 14, 2014.

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	International Small Cap Insights Fund

	For the Six Months Ended April 30, 2015 (Unaudited)		For the Fiscal Year Ended October 31, 2014

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	3,553,731	$36,012,996	14,255,876	$150,928,252
Reinvestment of distributions	377,041	3,661,067	218,400	2,232,053
Shares redeemed	(3,061,265)	(30,806,680)	(5,106,460)	(54,190,286)
	869,507	8,867,383	9,367,816	98,970,019
Class C Shares
Shares sold	743,352	7,398,481	1,790,510	18,547,023
Reinvestment of distributions	39,196	371,581	14,055	140,693
Shares redeemed	(333,401)	(3,203,839)	(179,887)	(1,805,896)
	449,147	4,566,223	1,624,678	16,881,820
Institutional Shares
Shares sold	14,980,093	150,099,142	42,785,209	453,931,646
Reinvestment of distributions	1,626,828	15,763,967	1,522,029	15,524,695
Shares redeemed	(16,755,141)	(166,577,418)	(19,364,419)	(199,413,158)
	(148,220)	(714,309)	24,942,819	270,043,183
Class IR Shares
Shares sold	938,885	9,461,553	2,844,465	30,173,836
Reinvestment of distributions	63,030	608,866	17,549	178,644
Shares redeemed	(400,560)	(3,953,446)	(1,290,996)	(12,931,778)
	601,355	6,116,973	1,571,018	17,420,702
NET INCREASE	1,771,789	$18,836,270	37,506,331	$403,315,724

GOLDMAN SACHS INTERNATIONAL EQUITY INSIGHTS FUNDS

Fund Expenses — Six Month Period Ended April 30, 2015 (Unaudited)

As a shareholder of Class A, Class C, Institutional, Service, Class IR or Class R Shares of a Fund you incur two types of costs: (1) transaction costs, including sales charges on purchase payments (with respect to Class A Shares) and contingent deferred sales charges on redemptions (with respect to Class C Shares); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class C and Class R Shares); and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class C, Institutional, Service, Class IR and Class R Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from November 1, 2014 through April 30, 2015.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual net expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Emerging Markets Equity Insights Fund				International Equity Insights Fund				International Small Cap Insights Fund
Share Class	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*	Beginning Account Value 11/01/14	Ending Account Value 04/30/15		Expenses Paid for the 6 Months Ended 04/30/15*
Class A
Actual	$1,000	$1,063.20		$8.08	$1,000	$1,060.80		$6.54	$1,000	$1,092.60		$6.75
Hypothetical 5% return	1,000	1,016.96	+	7.90	1,000	1,018.45	+	6.41	1,000	1,018.35	+	6.51
Class C
Actual	1,000	1,059.30		11.90	1,000	1,056.60		10.35	1,000	1,087.90		10.61
Hypothetical 5% return	1,000	1,013.24	+	11.63	1,000	1,014.73	+	10.14	1,000	1,014.63	+	10.24
Institutional
Actual	1,000	1,066.10		6.04	1,000	1,062.90		4.50	1,000	1,093.70		4.67
Hypothetical 5% return	1,000	1,018.94	+	5.91	1,000	1,020.43	+	4.41	1,000	1,020.33	+	4.51
Service
Actual	N/A	N/A		N/A	1,000	1,059.50		7.05	N/A	N/A		N/A
Hypothetical 5% return	N/A	N/A		N/A	1,000	1,017.95	+	6.90	N/A	N/A		N/A
Class IR
Actual	1,000	1,064.80		6.81	1,000	1,062.20		5.27	1,000	1,093.70		5.45
Hypothetical 5% return	1,000	1,018.20	+	6.66	1,000	1,019.69	+	5.16	1,000	1,019.59	+	5.26
Class R
Actual	1,000	1,063.40		9.36	1,000	1,058.90		7.81	N/A	N/A		N/A
Hypothetical 5% return	1,000	1,015.72	+	9.15	1,000	1,017.21	+	7.65	N/A	N/A		N/A

*	Expenses are calculated using each Fund’s annualized net expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended April 30, 2015. Expenses are calculated by multiplying the annualized net expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class C	Institutional	Service	Class IR	Class R
Emerging Markets Equity Insights	1.58%	2.33%	1.18%	N/A	1.33%	1.83%
International Equity Insights	1.28	2.03	0.88	1.38%	1.03	1.53
International Small Cap Insights	1.30	2.05	0.90	N/A	1.05	N/A

+	Hypothetical expenses are based on each Fund's actual annualized net expense ratios and an assumed rate of return of 5% per year before expenses.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With approximately $1.02 trillion in assets under supervision as of March 31, 2015, Goldman Sachs Asset Management (“GSAM”) has portfolio management teams located around the world and our investment professionals bring firsthand knowledge of local markets to every investment decision. Assets under supervision includes assets under management and other client assets for which Goldman Sachs does not have full discretion. GSAM leverages the resources of Goldman, Sachs & Co. subject to legal, internal and regulatory restrictions.

Money Market1

Financial Square FundsSM

■	Financial Square Tax-Exempt Funds
■	Financial Square Federal Fund
■	Financial Square Government Fund
■	Financial Square Money Market Fund
■	Financial Square Prime Obligations Fund
■	Financial Square Treasury Instruments Fund
■	Financial Square Treasury Obligations Fund

Fixed Income

Short Duration and Government

■	Enhanced Income Fund
■	High Quality Floating Rate Fund
■	Limited Maturity Obligations Fund
■	Short Duration Government Fund
■	Short Duration Income Fund
■	Government Income Fund
■	Inflation Protected Securities Fund

Multi-Sector

■	Core Fixed Income Fund
■	Bond Fund[2]
■	Global Income Fund
■	Strategic Income Fund

Municipal and Tax-Free

■	High Yield Municipal Fund
■	Dynamic Municipal Income Fund[3]
■	Short Duration Tax-Free Fund

Single Sector

■	Investment Grade Credit Fund
■	U.S. Mortgages Fund
■	High Yield Fund
■	High Yield Floating Rate Fund
■	Emerging Markets Debt Fund
■	Local Emerging Markets Debt Fund
■	Dynamic Emerging Markets Debt Fund

Fixed Income Alternatives

■	Long Short Credit Strategies Fund
■	Fixed Income Macro Strategies Fund

Fundamental Equity

■	Growth and Income Fund
■	Small Cap Value Fund
■	Small/Mid Cap Value Fund
■	Mid Cap Value Fund
■	Large Cap Value Fund
■	Capital Growth Fund
■	Strategic Growth Fund
■	Focused Growth Fund
■	Small/Mid Cap Growth Fund
■	Flexible Cap Growth Fund
■	Concentrated Growth Fund
■	Technology Tollkeeper Fund
■	Growth Opportunities Fund
■	Rising Dividend Growth Fund
■	Dynamic U.S. Equity Fund[4]
■	Income Builder Fund

Tax-Advantaged Equity

■	U.S. Tax-Managed Equity Fund
■	International Tax-Managed Equity Fund
■	U.S. Equity Dividend and Premium Fund
■	International Equity Dividend and Premium Fund

Equity Insights

■	Small Cap Equity Insights Fund
■	U.S. Equity Insights Fund
■	Small Cap Growth Insights Fund
■	Large Cap Growth Insights Fund
■	Large Cap Value Insights Fund
■	Small Cap Value Insights Fund
■	International Small Cap Insights Fund
■	International Equity Insights Fund
■	Emerging Markets Equity Insights Fund

Fundamental Equity International

■	Strategic International Equity Fund
■	Focused International Equity Fund
■	International Small Cap Fund
■	Asia Equity Fund
■	Emerging Markets Equity Fund
■	BRIC Fund (Brazil, Russia, India, China)
■	N-11 Equity Fund

Select Satellite5

■	Global Managed Beta Fund
■	Multi-Manager Non-Core Fixed Income Fund
■	Real Estate Securities Fund
■	International Real Estate Securities Fund
■	Commodity Strategy Fund
■	Dynamic Commodity Strategy Fund
■	Dynamic Allocation Fund
■	Absolute Return Tracker Fund
■	Long Short Fund
■	Managed Futures Strategy Fund
■	MLP Energy Infrastructure Fund
■	Multi-Manager Alternatives Fund
■	Multi-Asset Real Return Fund
■	Retirement Portfolio Completion Fund
■	Tactical Tilt Implementation Fund

Total Portfolio Solutions5

■	Balanced Strategy Portfolio
■	Growth and Income Strategy Portfolio
■	Growth Strategy Portfolio
■	Equity Growth Strategy Portfolio
■	Satellite Strategies Portfolio
■	Enhanced Dividend Global Equity Portfolio
■	Tax Advantaged Global Equity Portfolio

[1]	An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.
[2]	Effective on October 1, 2014, the Goldman Sachs Core Plus Fixed Income Fund was renamed the Goldman Sachs Bond Fund.
[3]	Effective on December 18, 2014, the Goldman Sachs Municipal Income Fund was renamed the Goldman Sachs Dynamic Municipal Income Fund.
[4]	Effective on April 30, 2015, the Goldman Sachs U.S. Equity Fund was renamed the Goldman Sachs Dynamic U.S. Equity Fund.
[5]	Individual Funds within the Total Portfolio Solutions and Select Satellite categories will have various placement on the risk/return spectrum and may have greater or lesser risk than that indicated by the placement of the general Total Portfolio Solutions or Select Satellite category.

Financial Square FundsSM is a registered service mark of Goldman, Sachs & Co.

*	This list covers open-end funds only. Please visit our web site at www.GSAMFUNDS.com to learn about our closed-end funds.

TRUSTEES

Ashok N. Bakhru, Chairman

Kathryn A. Cassidy

John P. Coblentz, Jr.

Diana M. Daniels

Joseph P. LoRusso

Herbert J. Markley

James A. McNamara

Jessica Palmer

Alan A. Shuch

Richard P. Strubel

Roy W. Templin

Gregory G. Weaver

OFFICERS James A. McNamara, President Scott M. McHugh, Principal Financial Officer and Treasurer Caroline L. Kraus, Secretary

GOLDMAN, SACHS & CO. Distributor and Transfer Agent	GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser

Visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns.

Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282

The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (II) on the Securities and Exchange Commission web site at http://www.sec.gov.

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the SEC’s web site at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. The Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. Forms N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

The website links provided are for your convenience only and are not an endorsement or recommendation by GSAM of any of these websites or the products or services offered. GSAM is not responsible for the accuracy and validity of the content of these websites.

Fund holdings and allocations shown are unaudited, and may not be representative of current or future investments. Fund holdings and allocations may not include the Fund’s entire investment portfolio, which may change at any time. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Current and future holdings are subject to risk.

Economic and market forecasts presented herein reflect a series of assumptions and judgments as of the date of this presentation and are subject to change without notice. These forecasts do not take into account the specific investment objectives, restrictions, tax and financial situation or other needs of any specific client. Actual data will vary and may not be reflected here. These forecasts are subject to high levels of uncertainty that may affect actual performance. Accordingly, these forecasts should be viewed as merely representative of a broad range of possible outcomes. These forecasts are estimated, based on assumptions, and are subject to significant revision and may change materially as economic and market conditions change. Goldman Sachs has no obligation to provide updates or changes to these forecasts. Case studies and examples are for illustrative purposes only.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property and a service mark of Morgan Stanley Capital International Inc. (MSCI) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (S&P) and is licensed for use by Goldman Sachs. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

The portfolio risk management process includes an effort to monitor and manage risk, but does not imply low risk.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus or summary prospectus, if applicable. Investors should consider a Fund’s objective, risks, and charges and expenses, and read the summary prospectus, if available, and/or the Prospectus carefully before investing or sending money. The summary prospectus, if available, and the Prospectus contain this and other information about a Fund and may be obtained from your authorized dealer or from Goldman, Sachs & Co. by calling (retail – 1-800-526-7384) (institutional – 1-800-621-2550).

© 2015 Goldman Sachs. All rights reserved. 164859.MF.MED.TMPL/6/2015 INTINSSAR-15/19K